An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

Preliminary Offering Circular Subject To Completion

Dated August __, 2020

WOLVERINE PARTNERS CORP., d/b/a

77 King Street West, Suite 400, Toronto-Dominion Centre Toronto, ON M5K 0A1 Canada

(313) 771-5499 - https://gageusa.com

WOLVERINE PARTNERS CORP. d/b/a GAGE CANNABIS CO.

Up to 571,428 Proportionate Voting Shares at $87.50 per Share

Maximum Offering: $50,000,000 USD1

Offering Circular Date: August      , 2020

Wolverine Partners Corp. d/b/a Gage Cannabis Co. (“Gage”, the “Corporation,” “we,” “us,” and “our”) is offering up to 571,428 shares of Proportionate Voting Shares (“Shares”), for $87.50 per Share (the “Offering”), for gross proceeds to the Corporation of up to $50,000,000, before deduction of Offering expenses, assuming all Shares are sold. For more information regarding the securities being offered, see the section entitled “Securities Being Offered” on page 72.

There is no provision for escrowing of proceeds from the Offering, no aggregate minimum Offering amount and no provision to return investor funds if any of the Shares are not sold. However, the minimum investment established by the Corporation for each investor is $1,000 (or approximately 12 Shares), unless such minimum is waived by the Corporation in its sole discretion, which may be done on a case-by-case basis. All money we receive from the Offering will be immediately available to us for the uses set forth in the “Use of Proceeds” section of this Offering Circular.

Shares offered hereby will be sold by our directors and executive officers on behalf of the Corporation. We may also elect to engage licensed broker-dealers. No sales agents have yet been engaged to sell shares.

We expect to commence the Offering on the date on which the Offering Statement of which this Offering Circular is a part (this “Offering Circular”) is qualified by the Securities and Exchange Commission (“SEC”) and will terminate one year thereafter or once all offered securities are sold, whichever occurs first. Notwithstanding the foregoing, the Corporation may extend the Offering by an additional 90 days or terminate the Offering at any time.

1 Unless otherwise specifically noted, all references to “dollars” or “$”are being expressed in United States Dollars (“USD”) in this Offering Circular.

This Offering is being made pursuant to Tier 2 of Regulation A following the Offering Circular disclosure format, and is being made on a “best efforts” basis.

	Price to Public	Underwriting Discount and Commissions		Proceeds to Corporation	Proceeds to Other Persons
Price Per Share(1)	$87.50		(2)	$87.50	None
Minimum Investment	$1,000.00		(2)	$1,000.00	None
Maximum Offering	$50,000,000.00		(2)	$50,000,000.00	None

Notes:

(1)	Pursuant to Regulation A, if the securities being offered are convertible, exercisable, or exchangeable within one year of the offering, the underlying securities must also be qualified at the time of the offering. The Corporation therefore seeks to qualify both the Proportionate Voting Shares and the underlying Subordinate Voting Shares; however, only the Proportionate Voting Shares of the Corporations are being offered pursuant to this Offering Circular.
(2)	The Offering is being made directly to investors by the management of the Corporation on a “best efforts” basis. We reserve the right to offer the Shares through broker-dealers who are registered with the Financial Industry Regulatory Authority (“FINRA”) or through the Investment Industry Regulatory Organization of Canada (“IIROC”).

Subject to the restrictions of the “Foreign Private Issuer Protection Limitation”, as described below(3), each Proportionate Voting Share shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such Share at the office of the Corporation or any transfer agent for such Shares, into fully paid and non-assessable Subordinate Voting Shares(4), and as is determined by multiplying the number of Proportionate Voting Shares by the “Conversion Ratio” applicable to such Shares, determined hereafter provided, in effect on the date the Proportionate Voting Share is surrendered for conversion. The initial Conversion Ratio for each Proportionate Voting Share is 50 Subordinate Voting Shares; provided, however, that the Conversion Ratio shall be subject to adjustment as set forth in subsections (f) (viii) and (f) (ix) of Section C of the Corporation’s Articles of Amendment, attached as Exhibit 1A-2A to this Offering Circular.

Notes:

(3)	Foreign Private Issuer Protection Limitation. The Corporation will use commercially reasonable efforts to maintain its status as a “foreign private issuer” (as determined in accordance with Rule 3b-4 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Accordingly, the Corporation shall not effect any conversion of Proportionate Voting Shares, and the holders of the Proportionate Voting Shares shall not have the right to convert any portion of the Proportionate Voting Shares, to the extent that after giving effect to all permitted issuances after such conversions of Proportionate Voting Shares, the aggregate number of Subordinate Voting Shares, Super Voting Shares, and Proportionate Voting Shares held of record, directly or indirectly, by residents of the United States (as determined in accordance with Rules 3b-4 and 12g3-2(a) under the Exchange Act, would exceed forty percent (40%) of the aggregate number of Subordinate Voting Shares, Super Voting Shares, and Proportionate Voting Shares issued and outstanding after giving effect to such conversion. The board of directors of the Corporation may by resolution increase the 40% threshold to an amount not to exceed fifty percent (50%).

(4)

The Corporation has authorized an unlimited number of Subordinate Voting Shares, without nominal or par value, having attached thereto certain special rights and restrictions. Holders of Subordinate Voting Shares shall be entitled to one vote in respect of each Subordinate Voting Share held. Holders of Subordinate Voting Shares shall also be entitled to receive as and when declared by the directors, dividends in cash or property of the Corporation. For a complete description of the rights and restrictions attached to Subordinate Voting Shares, see the “Securities Being Offered” Section of this Offering Circular, and the Corporation’s Articles of Amendment, attached as Exhibit 1A-2A.

There is currently no market through which any of the securities being distributed under this Offering Circular may be sold and purchasers may not be able to resell securities distributed hereunder. This may affect the pricing of such securities in the secondary market, the transparency and availability of trading prices, the liquidity of such securities, and the extent of issuer regulation. See “Cautionary Statement on Forward-Looking Statements”, on page vi and “Risk Factors”, beginning on page 3.

As of the date of this Offering Circular, the Corporation does not have any of its securities listed or quoted, and has not applied to list or quote any of its securities, on any U.S. or Canadian securities exchange, or a marketplace outside Canada and the United States (other than the Alternative Investment Market of the London Stock Exchange or the PLUS markets operated by PLUS Markets Group plc.).

The Corporation has not authorized anyone to provide purchasers with information different from that contained or incorporated by reference in this Offering Circular. An investment in the securities of the Corporation is highly speculative and involves significant risks that should be carefully considered by prospective investors before purchasing such securities. The risks outlined in this Offering Circular should be carefully reviewed and considered by prospective investors in connection with an investment in such securities. See “Risk Factors” beginning on page 6. Potential investors are advised to consult their own legal counsel and other professional advisers in order to assess income tax, legal and other aspects of this investment.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

This Offering is highly speculative and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See “Risk Factors” beginning on page 3.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS CONCERNING THE CORPORATION OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.

INVESTORS WILL BE REQUIRED TO REPRESENT THAT THEY ARE ABLE TO BEAR THE ECONOMIC RISK OF THEIR INVESTMENT AND THAT THEY (OR THEIR PURCHASER REPRESENTATIVES) ARE FAMILIAR WITH AND UNDERSTAND THE TERMS AND RISKS OF THIS OFFERING. THE CONTENTS OF THIS OFFERING CIRCULAR ARE NOT TO BE CONSTRUED AS LEGAL OR TAX ADVICE. EACH INVESTOR SHOULD CONSULT HIS OR HER OWN ATTORNEY, ACCOUNTANT OR BUSINESS ADVISOR AS TO LEGAL, TAX AND RELATED MATTERS CONCERNING THIS INVESTMENT. ALL FINAL DECISIONS IN RESPECT TO SALES OF SECURITIES WILL BE MADE BY THE CORPORATION, WHICH RESERVES THE RIGHT TO REVOKE THE OFFER AND TO REFUSE TO SELL TO ANY PROSPECTIVE INVESTOR.

NO PERSONS, EXCEPT THE CORPORATION OR ITS AGENTS AND SUCH REGISTERED BROKER-DEALERS AS THE CORPORATION MAY ELECT TO UTILIZE, HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS OFFERING CIRCULAR AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE CORPORATION. NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR ANY SALE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE THE IMPLICATION THERE HAS BEEN NO CHANGE IN THE INFORMATION CONTAINED HEREIN SUBSEQUENT TO THE DATE HEREOF.

THE CORPORATION AS DESCRIBED IN THIS OFFERING CIRCULAR HAS ARBITRARILY DETERMINED THE PRICE OF SECURITIES, AND EACH PROSPECTIVE INVESTOR SHOULD MAKE AN INDEPENDENT EVALUATION OF THE FAIRNESS OF SUCH PRICE UNDER ALL THE CIRCUMSTANCES AS DESCRIBED IN THIS OFFERING CIRCULAR.

THIS OFFERING CIRCULAR DOES NOT KNOWINGLY CONTAIN ANY UNTRUE STATEMENT OF A MATERIAL FACT OR OMIT A MATERIAL FACT, AND ANY SUCH MISSTATEMENT OR OMISSION IS DONE WITHOUT THE KNOWLEDGE OF THE PREPARERS OF THIS DOCUMENT OR THE CORPORATION. AS SUCH, THE CORPORATION BELIEVES THAT THIS OFFERING CIRCULAR CONTAINS ALL MATTERS, DOCUMENTS AND CIRCUMSTANCES MATERIAL TO THIS OFFERING.

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS OFFERING CIRCULAR, OR OF ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE CORPORATION OR ANY OF ITS EMPLOYEES, AGENTS OR AFFILIATES, AS INVESTMENT, LEGAL, FINANCIAL OR TAX ADVICE.

BEFORE INVESTING IN THIS OFFERING, PLEASE REVIEW ALL DOCUMENTS CAREFULLY, ASK ANY QUESTIONS OF THE CORPORATION’S MANAGEMENT THAT YOU WOULD LIKE ANSWERED AND EACH PROSPECTIVE INVESTOR SHOULD CONSULT WITH HIS OR HER OWN PROFESSIONAL TAX, LEGAL AND INVESTMENT ADVISORS TO ASCERTAIN THE MERITS AND RISKS OF INVESTING IN THE SECURITIES DESCRIBED IN THIS OFFERING CIRCULAR PRIOR TO SUBSCRIBING TO SECURITIES OF THE CORPORATION.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THESE SECURITIES MUST NOT TRADE THE SECURITIES BEFORE THE DATE THAT IS FOUR MONTHS AND ONE DAY AFTER THE LATER OF: (I) THE DATE OF ISSUE, AND (II) THE DATE THE ISSUER BECOMES A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY IN CANADA .

THE SECURITIES OFFERED HEREUNDER HAVE NOT BEEN QUALIFIED BY A PROSPECTUS IN CANADA AND MAY NOT BE OFFERED OR SOLD IN CANADA DURING THE COURSE OF THEIR DISTRIBUTION EXCEPT PURSUANT TO A CANADIAN PROSPECTUS OR PROSPECTUS EXEMPTION . PROSPECTIVE INVESTORS ARE DEEMED TO REPRESENT AND WARRANT TO THE CORPORATION THAT THEY ARE PURCHASING THE SECURITIES OFFERED HEREUNDER WITH INVESTMENT INTENT AND NOT WITH A VIEW TO DISTRIBUTION.

NASAA UNIFORM LEGEND

FOR RESIDENTS OF ALL STATES: THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN A PARTICULAR STATE. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, YOU ARE HEREBY ADVISED TO CONTACT THE CORPORATION. THE SECURITIES DESCRIBED IN THIS OFFERING CIRCULAR HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS (COMMONLY CALLED "BLUE SKY" LAWS).

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

NOTICE TO FOREIGN INVESTORS

IF THE PURCHASER LIVES OUTSIDE THE UNITED STATES, IT IS THE PURCHASER'S RESPONSIBILITY TO FULLY OBSERVE THE LAWS OF ANY RELEVANT TERRITORY OR JURISDICTION OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY PURCHASE OF THE SECURITIES, INCLUDING OBTAINING REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER REQUIRED LEGAL OR OTHER FORMALITIES. THE CORPORATION RESERVES THE RIGHT TO DENY THE PURCHASE OF THE SECURITIES BY ANY FOREIGN PURCHASER.

IMPORTANT INFORMATION ABOUT THIS OFFERING CIRCULAR

Unless the context otherwise requires, any references in this offering circular to the “Corporation” or “Gage” refer to Wolverine Partners Corp. d/b/a Gage Cannabis Co., and its subsidiaries.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. Please carefully read the information in this offering circular and any accompanying offering circular supplements, which we refer to collectively as the “Offering Circular.” You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date or as of the respective dates of any documents or other information incorporated herein by reference, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale nor delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

You should read this Offering Circular and the related exhibits filed with the SEC and any offering circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. The Offering Statement and all supplements and reports that we have filed or will file in the future can be read at the SEC website, www.sec.gov.

Unless otherwise indicated, data contained in this Offering Circular concerning the business of the Corporation are based on information from various public sources. Although we believe that these data are generally reliable, such information is inherently imprecise, and our estimates and expectations based on these data involve a number of assumptions and limitations. As a result, you are cautioned not to give undue weight to such data, estimates or expectations.

The Corporation is offering to sell, and seeking offers to buy the Shares only in jurisdictions where offers and sales are permitted. You should assume that the information contained in herein is accurate only as of the date of this Offering Circular, regardless of the time of its delivery to the potential investor. The Corporation’s business, financial condition, results of operations, and prospects may have changed since that date. Statements contained herein as to the content of any agreements or other documents are summaries and, therefore, are necessarily selective and incomplete and are qualified in their entirety by the actual agreements or other documents. The Corporation will provide the opportunity to ask questions of and receive answers from the Corporation's management concerning terms and conditions of the Offering, the Corporation or any other relevant matters and any additional reasonable information to any prospective investor prior to the consummation of the sale of the Shares. This Offering Circular do not purport to contain all of the information that may be required to evaluate the Offering and any recipient hereof should conduct its own independent analysis. The statements of the Corporation contained herein are based on information believed to be reliable. No warranty can be made as to the accuracy of such information or that circumstances have not changed since the date of this Offering Circular. The Corporation does not expect to update or otherwise revise its Form 1-A, Offering Circular or other materials supplied herewith. The delivery of the Form 1-A and Offering Circular at any time does not imply that the information contained herein is correct as of any time subsequent to the date of this Offering Circular. This Offering Circular is submitted in connection with the Offering described herein and may not be reproduced or used for any other purpose.

MARKET RESEARCH AND PUBLIC DATA

This Offering Circular also contains or references certain market, industry and peer group data which is based upon information from independent industry publications, market research, analyst reports and surveys and other publicly available sources. Although the Corporation believes these sources to be generally reliable, such information is subject to interpretation and cannot be verified with complete certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other inherent limitations and uncertainties. Neither the Corporation nor the agents have independently verified any of the data from third party sources referred to in this Offering Circular and accordingly, the accuracy and completeness of such data is not guaranteed. In addition, projections, assumptions and estimates of the Corporation’s future performance or the future performance of the industry and markets in which the Corporation operates are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in this Offering Circular under “Risk Factors” and “Forward-Looking Statements”.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Offering Circular contains forward-looking statements and forward looking information (collectively referred to herein as “forward-looking statements”. Such forward-looking statements relate to the Corporation’s current expectations and views of future events or future performance. All statements other than statements of historical fact may be forward-looking statements. The forward- looking statements are contained principally in the sections entitled “Summary Information”, “Description of the Business”, “Management’s Discussion and Analysis” and “Risk Factors”.

v

In some cases, these forward-looking statements can be identified by words or phrases such as “may”, “might”, “will”, “expect”, “anticipate”, “estimate”, “intend”, “plan”, “indicate”, “seek”, “believe”, “predict” or “likely”, or the negative of these terms, or other similar expressions intended to identify forward-looking statements. Forward-looking statements include estimates, plans, expectations, opinions, forecasts, projections, targets, guidance, or other statements that are not statements of fact. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results or events to differ materially from those anticipated in such forward-looking statements. The Corporation has based these forward-looking statements on its current expectations and projections about future events and financial trends that it believes might affect its financial condition, results of operations, business strategy and financial needs. These forward-looking statements include, among other things, statements relating to:

(1)	the Corporation’s expectations regarding its consolidated revenue, expenses and operations;

(2)	the Corporation’s anticipated cash needs, its needs for additional financing, and changes to its dividend policies;

(3)	the legalization and regulatory control of cannabis for recreational use in Canada, the United States and elsewhere including federal, state and municipal regulations pertaining thereto and the related timing thereof and the Corporation’s intention and ability to participate in such market;

(4)	the use of proceeds from this offering;

(5)	the preparation and filing of this Offering Circular;

(6)	the impact of competition on the Corporation;

(7)	the intentions of the board of directors of the Corporation (the “Board of Directors”) with respect to the executive compensation plans and corporate governance plans described herein;

(8)	the sufficiency of cash flows and working capital to achieve the Corporation’s stated business objective upon completion of certain Acquisitions; and

(9)	the Corporation’s ability to market successfully to customers.

Certain of the forward-looking statements and forward-looking information and other information contained in this Offering Circular concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunities and market share, is based on estimates prepared by the Corporation using data from publicly available governmental sources as well as from market research and industry analysis and on assumptions based on data and knowledge of this industry which the Corporation believes to be reasonable. While the Corporation is not aware of any misstatement regarding any industry or government data presented herein, the cannabis industry involves risks and uncertainties that are subject to change based on various factors and the Corporation has not independently verified such third party information. See “Market Research and Public Data”.

Forward-looking statements are based on certain assumptions and analyses made by the Corporation in light of the experience and perception of historical trends, current conditions and expected future developments and other factors it believes are appropriate, and are subject to risks and uncertainties. Although we believe that the assumptions underlying these statements are reasonable, they may prove to be incorrect, and we cannot assure that actual results will be consistent with these forward-looking statements. Given these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Whether actual results, performance or achievements will conform to the Corporation’s expectations and predictions is subject to a number of known and unknown risks, uncertainties, assumptions and other factors, including those listed under “Risk Factors”.

If any of these risks or uncertainties materialize, or if assumptions underlying the forward-looking statements prove incorrect, actual results might vary materially from those anticipated in those forward looking statements, which could have a material adverse effect on the business, financial condition and results of operations of the Corporation.

Information contained in forward-looking statements in this document is provided as of the date of this Offering Circular, and the Corporation and its agents disclaim any obligation to update any forward-looking statements, whether as a result of new information or future events or results, except to the extent required by applicable securities laws. Accordingly, potential investors should not place undue reliance on forward-looking statements or the information contained in those statements.

REGULATION A+

We are offering our Proportionate Voting Shares pursuant to the rules of the SEC mandated under the Jumpstart Our Business Startups Act of 2012 (the “JOBS” Act). The offering rules are often referred to as “Regulation A+”. We are relying upon Tier 2 of Regulation A+, which allows us to offer securities of up to $50 million in a 12-month period.

Accordingly, we are required to publicly file annual, semiannual, and current event reports with the SEC.

SUMMARY INFORMATION

The following is a summary of the principal features of this Offering Circular and should be read together with the more detailed information and financial data and statements contained elsewhere in this Offering Circular. Prospective investors should carefully consider, among other things, the matters discussed under “Risk Factors”.

The Issuer:

On November 22, 2017, Wolverine Partners Corp. d/b/a Gage Cannabis Co. (the “Corporation”) was incorporated under the Canada Business Corporations Act (“CBCA”) as “Wolverine Partners Corp.”. The Corporation’s registered and head office is located at 77 King Street West, Suite 400, Toronto-Dominion Centre Toronto, ON M5K 0A1 Canada. The Corporation formed Spartan Partners Corporation, a Michigan corporation (“Spartan Corporation”), as a wholly-owned subsidiary on March 14, 2018 and Spartan Partners Holdings, LLC, a Michigan limited liability company (“Spartan LLC”) on December 20, 2018. Spartan Corporation is the majority shareholder of Spartan LLC who, in turn, wholly-owns Spartan Partners Services LLC (“Services”), Spartan Partners Properties LLC (“Properties”), and Spartan Partners Licensing LLC (“Licensing”), and Mayde US LLC (“Mayde”), all Michigan limited liability companies. Spartan LLC’s subsidiaries have entered into business relationships with a number of licensed and provisionally licensed cultivators, processors, and retailers in the State of Michigan.

On September 16, 2019, the Corporation entered into an asset purchase agreement with Radicle Cannabis Holdings Inc. (“Radicle”) and Gage Co. Inc., pursuant to which the Corporation purchased the trademarks and goodwill of the Gage brand (the “Gage Brand”) then owned by Radicle. The Corporation subsequently entered into a licensing and packaging agreement with Radicle wherein the Corporation obtained an exclusive, non-transferrable, non-sublicensable license to market and sell “Cookies” brand products in retail operations in Canada (the “Cookies Agreement”).

On October 8, 2019, the Corporation entered into an acquisition agreement (described in greater detail in “Description of Business”, beginning on page 41) wherein the Corporation, through 11650157 Canada Corp. (“SubCo”), agreed to purchase all of the issued and outstanding shares of Rivers Innovations Inc. (“Innovations”). On November 11, 2019, Innovations amalgamated with SubCo to form Gage Innovations Corp., a wholly owned subsidiary of the Corporation, and the Innovations Acquisition closed.

Wolverine Partners Corp. d/b/a Gage Cannabis Co. and its subsidiaries (collectively referred to herein as the “Corporation”) provide business, financial, real estate, and intellectual property licensing support services for three licensed cultivation centers in Michigan that currently serve five provisioning centers (with an estimated nine provisioning centers by the end of 2020 based upon management assessment), as of the date of this Offering Circular with additional locations planned beyond 2020. In addition to providing support to Gage-branded provisioning centers, the Corporation has also entered into a licensing and partnership agreement with Cookies Creative Consulting & Promotions, LLC (“Cookies”), a California-based cannabis company, wherein the Corporation provides support for a Cookies provisioning center located in the City of Detroit, and dedicates significant shelf space to display and sell Cookies-brand products at existing Gage provisioning centers. Although the Corporation provides such support and services to such cultivation and provisioning centers through various licensing and services agreements, it does not directly own or operate any of its affiliated entities. See “Description of Business”.

For further detail regarding the structure of the Corporation, please see the organizational chart, at Exhibit A.

Business of Issuer:

The Corporation has been formed to provide, directly and indirectly, various management, consulting, financing, intellectual property, licensing and real estate support services for certain business entities who are duly licensed in the State of Michigan to legally cultivate, process and distribute medical and/or adult-use cannabis and cannabis derivatives. The Corporation has made, and plans to make in the future, strategic business relationships and investments in operations, branding, cultivation, processing and licensing in key markets. See “Description of the Business”.

Summary Financial Information

The following table sets forth selected financial information for the periods indicated. The selected financial information for the fiscal years ended December 31, 2018 and December 31, 2019 have been derived from the Corporation’s audited financial statements and accompanying notes, in each case prepared in accordance with International Financial Reporting Standards (“IFRS”) and presented elsewhere in this Offering Circular.

The selected financial information should be read in conjunction with the Corporation’s management’s discussion and analysis (the “MD&A”) for the fiscal years ended December 31, 2018 and December 31, 2019 and the financial statements and accompanying notes contained elsewhere in this Offering Circular. The selected financial information set out below may not be indicative of the Corporation’s future performance. See “Description of the Business – Summary of Financial Information” and “Management’s Discussion and Analysis”.

	Period Ended December 31, 2018 (Audited) $	Period Ended December 31, 2019 (Audited) $
Revenue	-	1,925,133
Total expenses	232,303	76,957,376
Net income (loss)	(232,303)	(75,032,243)
Current assets	7,820,187	20,532,111
Total assets	9,370,187	64,603,131
Current liabilities	44,465	6,002,413
Total liabilities	44,465	10,560,238
Shareholders’ equity (deficiency)	9,325,722	54,042,893

Use of Proceeds:

If we sell all of the 571,428 Proportionate Voting Shares being offered, our net proceeds after offering expenses (estimated $370,000) will be approximately $49,630,000. We will use these proceeds for: support of existing operations in the State of Michigan; acquisition of additional properties for cultivation, processing, and provisioning centers; developing additional strategic partnerships; obtaining additional licenses; research and development, working capital, and general corporate purposes. For further detail, see the “Use of Proceeds to Issuer” section of this Offering Circular

While the Corporation currently intends to use the net proceeds from this Offering for the purposes set out herein, it will have discretion in the actual application of the net proceeds, and may elect to use the net proceeds differently than as described herein, if the Corporation believes it is in its best interests to do so.

Conversion Restrictions and Resale

The Proportionate Voting Shares each have a restricted right to convert into 50 Subordinate Voting Shares, subject to adjustments for certain customary corporate changes. The ability to convert the Proportionate Voting Shares is subject to a restriction that the aggregate number of Subordinate Voting Shares, Proportionate Voting Shares and Super Voting Shares held of record, directly or indirectly, by residents of the United States (as determined in accordance with Rules 3b-4 and 12g3-2(a) under the Exchange Act may not exceed forty percent (40%) of the aggregate number of Subordinate Voting Shares, Proportionate Voting Shares and Super Voting Shares issued and outstanding after giving effect to such conversions and to a restriction on beneficial ownership of Subordinate Voting Shares exceeding certain levels.) In addition, the Proportionate Voting Shares will be automatically converted into Subordinate Voting Shares in certain circumstances, including upon the registration of the Subordinate Voting Shares under the Securities Act. For further detail on such restrictions to the securities being offered, see the “Securities Being Offered” section, beginning on page 72 of this Offering Circular.

These securities are further subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Securities Act, and the applicable state securities laws, pursuant to registration or exemption therefrom. Investors should be aware that they will be required to bear the financial risks of this investment for an indefinite period of time.

For Canadian investors, the securities being offered will be subject to a statutory hold period in accordance with National Instrument 45-102 – Resale of Securities, as follows: “Unless permitted under securities legislation, the holder of this security must not trade the security before the date that is 4 months, and a day after the later of (i) [insert the distribution date], and (ii) the date the issuer became a reporting issuer in any province or territory.”

For further detail on such restrictions to the securities being offered, see the “Securities Being Offered” section of this Offering Circular.

Risk Factors	An investment in the securities of the Corporation is speculative and involves a high degree of risk due to the nature of the business of the Corporation. This investment involves risks, uncertainties and other factors, many of which are beyond the control of the Corporation that could influence actual results of the investment. The Corporation cannot assure you that it will successfully address any or all of these risks. Readers should carefully consider the information set out under “Risk Factors” and the other information in this Offering Circular.

TAX CONSIDERATIONS

NO INFORMATION CONTAINED HEREIN, NOR IN ANY PRIOR, CONTEMPORANEOUS OR SUBSEQUENT COMMUNICATION SHOULD BE CONSTRUED BY A PROSPECTIVE INVESTOR AS LEGAL OR TAX ADVICE. WE ARE NOT PROVIDING ANY TAX ADVICE AS TO THE ACQUISITION, HOLDING OR DISPOSITION OF THE SECURITIES OFFERED HEREIN. IN MAKING AN INVESTMENT DECISION, INVESTORS ARE STRONGLY ENCOURAGED TO CONSULT THEIR OWN TAX ADVISOR TO DETERMINE THE U.S. FEDERAL, STATE AND ANY APPLICABLE FOREIGN TAX CONSEQUENCES RELATING TO THEIR INVESTMENT IN OUR SECURITIES. THIS WRITTEN COMMUNICATION IS NOT INTENDED TO BE “WRITTEN ADVICE,” AS DEFINED IN CIRCULAR 230 PUBLISHED BY THE U.S. TREASURY DEPARTMENT

RISK FACTORS

In addition to the other information provided in this Offering Circular, you should carefully consider the following risk factors in evaluating our business and before purchasing any of our Proportionate Voting Shares. All material risks identified by the Corporation are discussed in this section.

We are subject to a number of risks, including risks that may prevent us from achieving our business objectives or that may adversely affect our business, financial condition, results of operations, cash flows and prospects. You should carefully consider the risks discussed in this section.

Risks Related to the Cannabis Industry

Cannabis is illegal under federal law, and any change in the enforcement priorities of the federal government could render our current and planned future operations unprofitable or even prohibit such operations.

Cannabis is illegal under federal law. Although Corporation’s cannabis-related activities are permitted by state law in the states where Corporation engages in and intends to engage in business, these activities remain illegal under federal law. Cannabis remains a Schedule 1 controlled substance under the federal Controlled Substances Act (“CSA”), and the penalties for violating the CSA are very serious and, depending on the quantity of cannabis involved, may include criminal penalties of up to twenty (20) years in prison and/or a fine of up to $2,000,000. In addition, the federal government can seize and seek the civil forfeiture of the real or personal property used to facilitate the sale of cannabis as well as the money or other proceeds received in connection with such sale.

The United States Department of Justice has not historically devoted resources to prosecuting individuals whose conduct is limited to possession of small amounts of marijuana for use on private property but relied on state and local law enforcement to address marijuana activity. In the event the department of justice reverses stated policy and begins strict enforcement of the CSA in states that have laws legalizing medical marijuana and recreational marijuana in small amounts, there may be a direct and adverse impact to Corporation and its revenue and profits.

The potential re-classification of cannabis in the United States could create additional regulatory burdens on our operations and negatively affect our results of operations.

If cannabis is re-categorized as a Schedule II or lower controlled substance, the ability to conduct research on the medical benefits of cannabis would most likely be improved; however, rescheduling cannabis may materially alter enforcement policies across many federal agencies, primarily the Food and Drug Administration (“FDA”). The FDA is responsible for ensuring public health and safety through regulation of food, drugs, supplements, cosmetics and other similar products, pursuant to its enforcement authority set forth in the United States Federal Food Drug and Cosmetic Act (the “FDCA”). The FDA's responsibilities include regulating the ingredients, as well as the marketing and labeling, of drugs sold in interstate commerce. Because cannabis is federally illegal to produce and sell, and because it has no federally recognized medical uses, the FDA has historically deferred enforcement related to cannabis to the DEA; however, the FDA has enforced the FDCA with regard to hemp-derived products, especially CBD, sold outside of state-regulated cannabis businesses. If cannabis were to be rescheduled to a federally controlled, yet legal, substance, the FDA would likely play a more active regulatory role. In the event that cannabis becomes subject to FDA regulation, the pharmaceutical industry may directly compete with state-regulated cannabis businesses for market share, and the pharmaceutical industry may urge the DEA, the FDA, and others to enforce the CSA and FDCA against businesses that comply with state but not federal law. The potential for multi-agency enforcement could threaten or have a materially adverse effect on existing cannabis businesses whose operations are compliant with applicable state laws, including the Corporation.

Inconsistencies between federal law and the laws of states that have legalized and/or decriminalized the production, processing, distribution, sale and use of cannabis for adult-use or medical purposes represent a substantial risk over which Corporation has no control.

Ultimately, in the absence of an official policy statement from the Trump Administration, the position of the federal government on state-level legalization of adult-use and medical cannabis remains unclear. The U.S. Attorney General has the authority to instruct federal prosecutors to prosecute businesses and individuals engaged in the production, processing and sale of cannabis. However, on December 20, 2019, President Trump signed into law the ‘Consolidated Appropriations Act, 2020, which provides that the Department of Justice may not use any funds made available under the Appropriations Act to prevent the implementation of medical marijuana laws by various states and territories. This provision is applicable only to medical marijuana laws, and not adult-use laws. This distinction, along with the absence of an official policy by the Trump Administration could result in the inability of Corporation to conduct its business, as well as criminal and/or civil actions against Corporation, its directors, officers, employees and investors, as well as other participants in the cannabis industry. Accordingly, these are substantial risks and there is no guaranty that Corporation will be successful in operating without interference or prohibition by the federal government.

Failure for certain legislation to pass or implementation of certain legislation could adversely affect Corporation’s potential future business plans.

The Corporation’s business model depends on the legalization of cannabis, for medical and/or adult use, at the state level. It is possible that legislation in certain states could fail to obtain the necessary votes and fail to pass. Such inability for the state to pass such legislation could materially impact Corporation’s returns. If a state passes legislation to legalize cannabis for medical and/or adult use, the state may subsequently pass legislation to implement the law and potentially address any details not addressed in the legalizing statute or constitutional amendment itself. It is possible that such implementing legislation could be drafted in such a way as to make Corporation’s operations more challenging and costly.

State cannabis laws could face the risk of federal preemption, which could negatively affect your investment.

It is possible that the federal government could pass legislation legalizing cannabis for medical and/or adult use in the future. Such federal legislation would preempt similar legislation, and/or similar legalization efforts, including existing state laws. Corporation’s operations could be subject to new federal laws and regulations, which are currently unknown and could present risk to the financial returns of holdings.

The Corporation its directors, officers, employees and investors, as well as other participants in the cannabis industry face the risk of prosecution.

The Corporation, directly or through subsidiary or affiliated business entities, is in the cannabis market. Cannabis is classified federally as a Schedule 1 narcotic. While cannabis could be re-scheduled under the CSA, no such action has been taken as of the date of this Offering Circular. Accordingly, it is currently a felony to grow, cultivate, distribute, sell, or use cannabis. As a result, we may be deemed to be aiding and abetting illegal activities through our activities and the services that we provide. In addition, it is possible that investors of Corporation could be subject to section 356 of the USA Patriot Act, which amended the Bank Secrecy Act to require broker-dealers to monitor for, and report, suspicious activity (also known as SAR reporting). As a result, we may be subject to actions by law enforcement authorities, which would materially and adversely affect our business.

Changing social mores and opinions on cannabis and trends may affect the success of the Corporation.

Consumer interest in cannabis related products may be affected by many factors outside of the Corporation’s control, including general economic conditions, changing social mores and opinions, popular opinion toward personal use and/or medical cannabis, consumer disposable income levels, consumer confidence levels, the availability, cost and level of consumer debt and consumer behaviors towards incurring and paying debt, the costs of basic necessities, and the effects of weather or natural disasters. Any decline in discretionary spending by consumers could negatively affect the cannabis industry operations and financial results. The Corporation’s success will depend upon its ability to anticipate and respond in a timely manner to changing trends, customer demands and demographics.

In addition, consumer acceptance of regulated cannabis products may vary significantly over time, and any stigma associated with cannabis use may increase or decrease. Because Corporation’s operations will be dependent upon continued market acceptance by consumers, any negative trends will adversely affect Corporation’s operations and financial results. Corporation’s failure to anticipate, identify or react appropriately to changes in customer tastes, preferences, shopping and spending patterns and other lifestyle decisions could have a material adverse effect on holdings’ financial condition and results of operations. Because Corporation’s business will be dependent upon continued market acceptance by consumers, any negative trends will adversely affect operations. Such conditions could have a material impact on the investment returns of the company.

Unfavorable publicity or consumer perception of cannabis products could adversely affect the success of the Corporation.

The Corporation will be highly dependent on consumer perception of the safety, quality and efficacy of cannabis in general. Consumer perception of cannabis-related products may be significantly influenced by scientific research or findings, regulatory investigations, litigation, national media attention, and other publicity including publicity regarding the legality, safety or quality of particular ingredients or products. From time to time, there may be unfavorable publicity, scientific research or findings, litigation, regulatory proceedings and other media attention regarding our industry. There can be no assurance that future publicity, scientific research or findings, litigation, regulatory proceedings, or media attention will be favorable to the cannabis market, or consistent with earlier publicity, scientific research or findings, litigation, regulatory proceedings or media attention. Adverse publicity, scientific research or findings, litigation, regulatory proceedings or media attention, whether or not accurate, could have a material adverse effect on our business and financial condition. In addition, adverse publicity, reports or other media attention regarding the safety, quality, or efficacy of the cannabis-related products or ingredients, or associating the use of cannabis-related products or ingredients in general with illness or other adverse effects, whether or not scientifically supported or accurate, could have a material adverse effect on the company’s business and financial condition. The Corporation’s operations could be impacted by both genuine and fictitious claims regarding cannabis in general.

The passage of additional state legislation and/or constitutional amendments legalizing cannabis for medical and/or personal use could result in an even more competitive marketplace.

In the event of the passage of additional state legislation and/or constitutional amendments legalizing cannabis for medical and/or personal use, Corporation could face competitive pressures, which could adversely impact its operational and financial success. It is possible that state or local governments, as applicable, could issue additional medical and/or adult-use licenses resulting in additional suppliers of cannabis in the states in which we operate. Further, notwithstanding the legal and regulated market for the growth, cultivation, distribution, and retail sale, there will likely continue to be unlicensed individuals and/or organizations involved in the sale of cannabis that choose to operate illegally and outside of the regulated operating environment.

State regulatory uncertainty could complicate the Corporation’s business plans.

The rulemaking process for cannabis operators at the state level in any state will be ongoing and result in frequent changes. As a result, a compliance program is essential to manage regulatory risk. All operating policies and procedures implemented in the operation will be compliance-based and derived from the state regulatory structure governing ancillary cannabis businesses and their relationships to state-licensed or permitted cannabis operators, if any. Notwithstanding the Corporation’s efforts, regulatory compliance and the process of obtaining regulatory approvals can be costly and time-consuming. No assurance can be given that the Corporation will receive the requisite licenses, permits or cards to operate its businesses.

In addition, local laws and ordinances could restrict the Corporation’s business activity. Although legal under the laws of the states in which the Corporation’s business will operate, local governments have the ability to limit, restrict, and ban cannabis businesses from operating within their jurisdiction. Land use, zoning, local ordinances, and similar laws could be adopted or changed, and have a material adverse effect on the Corporation’s business.

The Corporation is aware that multiple states are considering special taxes or fees on businesses in the cannabis industry. It is a potential yet unknown risk at this time that other states are in the process of reviewing such additional fees and taxation. This could have a material adverse effect upon the Corporation’s business, results of operations, financial condition or prospects.

The cost of obtaining additional licenses could be expensive, which could negatively affect your investment in the Corporation.

Licenses may be required for Corporation to operate in regulated cannabis markets in certain states. Increasingly, states and many cities and counties are imposing costly application and licensing fees. These fees may prevent the Corporation from being able to operate in desirable locations. In addition, the costs may prevent other small businesses from opening and may reduce Corporation’s customer base in those states.

The operations of cannabis-based businesses may be affected by weather and other agricultural factors.

Cannabis crops and facilities may be susceptible to severe storms, including thunderstorms, tornadoes, extended periods of rain, ice storms and heavy snow. Inclement weather conditions as well as severe storms in the region could damage crops, facilities, suppliers or could have a significant impact on consumer behavior. Such businesses could also be impacted by regional occurrences such as energy shortages or increases in energy prices, fires or other natural disasters. To the extent broad environmental factors, triggered by climate change or otherwise, lead to localized physical effects, Corporation’s performance could be adversely impacted.

The highly regulated nature of business/licensing could adversely affect the success of the corporation.

The Corporation’s profitability is contingent upon obtaining and maintaining various federal, state and/or local permits and licenses to do business, including licenses to cultivate and dispense cannabis (collectively, the “licenses and approvals”).

We currently have insurance coverage; however, because we operate within the cannabis industry, there are additional difficulties and complexities associated with such insurance coverage.

We believe that the Corporation and its subsidiaries currently have insurance coverage with respect to workers' compensation, general liability, crop, product and other similar policies customarily obtained for businesses to the extent commercially appropriate; however, because we are engaged in and operate within the cannabis industry, there are exclusions and additional difficulties and complexities associated with such insurance coverage that could cause us to suffer uninsured losses, which could adversely affect our business, financial condition and results of operations. There is no assurance that we will be able to fully utilize such insurance coverage, if necessary.

The cannabis industry may be adversely affected by changes in the general economic condition in the country.

The Corporation’s activities may be adversely affected from time to time by such matters as changes in general economic, industrial and international conditions, changes in local, state, and federal taxes, dynamic prices and production costs, utility rate changes, employment and human resources issues, leasing and real estate market, gasoline prices, other factors of a general nature that are beyond the control of the Corporation.

Laws and regulations affecting the medical cannabis industry are constantly changing, which could detrimentally affect our proposed operations.

Local, state and federal medical cannabis laws and regulations are broad in scope and subject to evolving interpretations, which could require us to incur substantial costs associated with compliance or alter our business plan. In addition, violations of these laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on our operations. In addition, it is possible that regulations may be enacted in the future that will be directly applicable to our proposed business.   We cannot predict the nature of any future laws, regulations, interpretations or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business.

The cannabis industry faces strong opposition from the pharmaceutical and other industries.

It is believed by many that large well-funded businesses may have a strong economic opposition to the cannabis industry.  For example, the pharmaceutical industry does not want to cede control of any product that could generate significant revenue.  Medical marijuana will likely adversely impact the existing market for the current “marijuana pill” sold by mainstream pharmaceutical companies.  Further, the medical marijuana industry could face a material threat from the pharmaceutical industry, should marijuana displace other drugs or encroach upon the pharmaceutical industry’s products.  The pharmaceutical industry is well funded with a strong and experienced lobby that eclipses the funding of the medical marijuana movement.  Any inroads the pharmaceutical industry could make in halting or impeding the marijuana industry could have a detrimental impact on our proposed business.

United States border officers could deny entry into the United States to non-United States citizens who are employees of or investors in companies with cannabis operations in the United States or Canada.

As cannabis remains illegal under United States federal law, non-United States citizens who are employed by or investing in legal and licensed cannabis companies could face detention, denial of entry or lifetime bans from the United States for their business associations with United States or Canadian cannabis businesses. Entry happens at the sole discretion of the United States Customs and Border Protection (the “USCBP”) officers on duty, and such officers have wide latitude to ask questions in determining the admissibility of a foreign national.

As a result, the Canadian government has started warning travelers on its website that previous use of cannabis, or any substance prohibited by United States federal laws, could mean denial of entry to the United States. In addition, business or financial involvement in the legal cannabis industry in Canada or in the United States could also be reason enough for USCBP officers to deny entry in the United States. In reaction to the then-impending legalization of cannabis in Canada, the USCBP released a statement outlining its current position with respect to enforcement of United States federal laws. The statement specified that Canada's legalization of cannabis would not change the USCBP's enforcement of United States federal laws regarding controlled substances and, because cannabis continues to be a controlled substance under the CSA, working in or facilitating the proliferation of the cannabis industry in states in the United States or Canada where cannabis is legal may affect admissibility to the United States.

Certain of the Corporation's directors, officers and employees are Canadian citizens, and may be subject to denials or bans from entry into the United States by USCBP officers due to their service or employment with the Corporation. In the event that any such directors, officers or employees are hindered or otherwise prevented from entering the United States, either in one instance or permanently, their ability to provides services to the Corporation could be materially hindered, which could have a material adverse effect on the Corporation's business. In addition, the Corporation's ability to attract qualified candidates for positions with the Corporation may be diminished by the prospect of a denial or ban from entry into the United States, which could have a material adverse effect on the Corporation's business.

Persons or businesses that do business with the Corporation may have difficulty accessing the service of banks, which may make it difficult to conduct business.

Because cannabis is illegal under federal law, most banks do not accept for deposit funds from the legal cannabis industry and therefore do not do business with the entities involved in the cannabis industry.  The inability of people that may do business with us to open accounts and otherwise use the services of banks may have a material adverse effect on our business operations since these entities will be required to pay us in cash or with money orders. In 2014, the U.S. government issued rules allowing banks to legally provide financial services to state-licensed cannabis businesses, but the guidance falls short of the explicit legal authorization that banking industry officials had pushed the government to provide and to date it is not clear what if any banks have relied on the guidance and taken on legal cannabis companies as clients. The aforementioned policy may be administration-dependent and a change in presidential administrations may cause a policy reversal and retraction of current policies, a result of which could be that legal cannabis businesses may not have access to the banking industry, which would materially adversely affect our ability to conduct our business.

We may have difficulty using bankruptcy courts due to our involvement in the legal cannabis industry.

We have no current plans and no current need to seek bankruptcy protection. However, in the event we ever need to seek bankruptcy protection, we may have difficulty accessing bankruptcy courts considering our involvement in the legal cannabis industry. In September 2014, the U.S. Bankruptcy Court in Denver, Colorado, in the matter of In re Frank Arenas and Sarah Arenas, 14-11406-HRT (Bankr. D. Co. 2014), denied bankruptcy protection to the individuals in the business of growing and storing marijuana in a commercial building in Denver, Colorado. The building had been partially leased to a corporate entity that operated a marijuana dispensary. The U.S. Bankruptcy Court ruled that, although the activities of Mr. and Mrs. Arenas were legal under Colorado law, they were violating the federal Controlled Substances Act. The U.S. Bankruptcy Court denied protection to the debtors under both bankruptcy liquidation and reorganization because marijuana is illegal under federal law. Therefore, in the event we ever need to seek protection under the bankruptcy laws, our involvement in the legal cannabis industry may prevent us from obtaining such relief.

Operation of the business are subject to extensive regulation and taxation, which could make it more difficult and more expensive to conduct business operations.

Corporation’s services and customers are expected to be subject to federal, state, county, local and other regulations that are subject to change without notice. In addition, there may be other legal, tax and/or regulatory changes that we may or may not be able to foresee that may materially affect us. The process of complying with any regulations that may be imposed could, among other unknown risks, take a significant period of time and require the expenditure of substantial resources. Additionally, it is possible that future local laws and regulations could adversely affect Corporation’s operations, including causing the company to cease operations. In addition, the enforcement of identical rules or regulations as it pertains to cannabis may vary from municipality to municipality, or city to city.

Changes in local, state and federal cannabis laws and regulations or interpretations thereof could require the Corporation to incur substantial costs associated with compliance or alter its business plan.

In addition, violations of these laws, or allegations of such violations, could disrupt business and result in a material adverse effect on operations. It is also possible that regulations may be enacted in the future that will be directly applicable to Corporation’s business. The Corporation cannot predict the nature of any future laws, regulations, interpretations or applications, nor can it determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on the business.

Fraudulent cannabis-related securities activity may adversely affect the ability of legitimate cannabis businesses to attract future investors.

In 2014, both the SEC and Financial Industry Regulatory Authority (“FINRA”) issued alerts to investors regarding potential fraud in securities related to cannabis-related companies. Additionally, the North American Securities Administrators Association (“NASAA”) and various state securities regulators have issued similar alerts and have taken enforcement actions against issuers of fraudulent cannabis-related securities. While Corporation intends to comply with all laws and regulations applicable to its operations, including its securities offering, it is possible that Corporation will come under additional security by the SEC, FINRA, state securities administrators, or other regulators, due to its status as a cannabis-related business.

The cannabis industry is subject to the risk of political changes.

In recent years, the United States Department of Justice (the “DOJ”) and the Treasury Department have issued memoranda on cannabis indicating an intent not to prosecute cannabis cases in states where the persons involved are acting consistent with state law. However, such entities reserve the right to prosecute in certain special cases, and a more politically conservative attorney general could choose to aggressively pursue even those cannabis enterprises that were lawful under state law. Additionally, future presidential administrations may want to treat cannabis differently and potentially enforce the federal laws more aggressively.

Anti-money laundering laws and similar regulations could present certain challenges to business in the cannabis industry.

The Corporation will be required to comply with Title III of the Uniting and Strengthening America Act of 2001 (the “USA Patriot Act”) by providing appropriate tools required to intercept and obstruct terrorism and any relevant regulations and any other applicable U.S. or other laws or regulations, including regulations promulgated by the Department of Treasury’s Office of Foreign Assets Control (“OFAC”). The Corporation may be required to obtain a detailed verification of the identity of each investor in the Corporation, the identity of any beneficial owner of any such investor, and the source of funds used to subscribe for the proportionate voting shares. Each prospective investor shall be required to represent that it is not a prohibited person (a “prohibited person”), as defined by the USA Patriot Act, United States Executive Order 13224, and other relevant legislation and regulations, including regulations promulgated by OFAC.

Should a prospective investor refuse to provide any information required for verification purposes, Corporation may cause the redemption of the proportionate voting shares held by any such investor. Corporation may request such additional information from prospective investors as is necessary in order to comply with the USA Patriot Act, United States Executive Order 13224, and other relevant U.S. or other anti-money laundering legislation and regulations, including regulations promulgated by OFAC.

Corporation, by written notice to any investor, may redeem the proportionate voting shares held by such investor if the Corporation reasonably deems it necessary to do so in order to comply with the USA Patriot Act, United States Executive Order 13224, and any other relevant anti-money laundering legislation and regulations, including regulations promulgated by OFAC, applicable to the Corporation, or any of its subsidiaries, or if so ordered by a competent U.S. or other court or regulatory authority.

In addition, federal money laundering laws apply to a business engaged in cannabis sales even if such sales are lawful under state law, because cannabis continues to be a Schedule I substance under federal law and such business almost certainly would qualify as a continuing criminal enterprise under federal law. The money laundering law can be used to punish persons engaged in facilitating an unlawful activity by using its proceeds, and consequences under the federal money laundering laws can include fines up to $500,000, twenty (20) years in prison, and forfeiture of the assets involved. Accordingly, although the DOJ and the Treasury Department have issued guidelines requiring vigorous monitoring of cannabis businesses and directed prosecutors and regulators to focus only on those cases where banks have failed to adhere to the guidance, the risk of federal prosecution remains.

Cannabis businesses face the risk of civil asset forfeiture

Because the cannabis industry remains illegal under U.S. federal law, any property owned by participants in the cannabis industry which are either used in the course of conducting such business, or are the proceeds of such business, could be subject to seizure by law enforcement and subsequent civil asset forfeiture. Even if the owner of the property were never charged with a crime, the property in question could still be seized and subject to an administrative proceeding by which, with minimal due process, it could be subject to forfeiture.

The production or sale of hemp and hemp-based products could harm the Corporation’s business, prospects, results of operation, and financial condition.

Until recently, hemp (defined by the U.S. government as cannabis sativa L. with a THC concentration of not more than 0.3 percent on a dry weight basis) and hemp’s extracts were illegal Schedule I controlled substances under the CSA (except mature stalks, fiber produced from the stalks, oil or cake made from the seeds, and any other compound, manufacture, salt derivative, mixture, or preparation of such parts). The 2014 Farm Bill authorized states to establish industrial hemp research programs. The majority of states established programs purportedly in compliance with the 2014 Farm Bill.

In December 2018, the U.S. government changed the legal status of hemp. The Agriculture Improvement Act of 2018, Pub.L. 115-334 (the “Farm Bill”), removed hemp and extracts of hemp, including CBD, from the CSA schedules. Accordingly the production, sale, and possession of hemp or extracts of hemp, including CBD, no longer violate the CSA.

However, the new Farm Bill did not create a free system in which individuals or businesses can grow hemp without limitations. There are numerous restrictions. The Farm Bill allows hemp cultivation broadly, but only under an approved state plan or once U.S. Department of Agriculture (“USDA”) regulations are in place. It also allows the transfer of hemp-derived products across state lines for commercial or other purposes. Nonetheless, states can still prohibit hemp or limit hemp more stringently than the U.S. federal law.

The Farm Bill directs the USDA to create federal regulations and to set the framework for states to regulate their own programs. For states choosing to permit and regulate hemp and hemp extracts, the state department of agriculture, in consultation with the state’s governor and chief law enforcement officer, will devise a plan, which the USDA must approve. For states permitting, but opting out of regulating, hemp, the USDA must construct a regulatory program under which hemp cultivators must apply for licenses and comply with the federally run program. Federal requirements for producers will include maintaining information about land and procedures for testing THC levels and disposing of hemp or byproducts that exceed 0.3% THC. The nature of these requirements remains unclear, and may negatively impact the Corporation’s business once the requirements become effective.

The section of the Farm Bill establishing a framework for hemp production also states explicitly that it does not affect or modify the Federal Food, Drug, and Cosmetic Act (“FDCA”), section 351 of the Public Health Service Act, or the authority of the Commissioner of the FDA under those laws.

In December, 2018, then FDA Commissioner Scott Gottlieb issued a statement reminding the public of the FDA’s continued authority “to regulate products containing cannabis or cannabis-derived compounds under the FDCA and section 351 of the Public Health Service Act.”2 He reminded the public that “it’s unlawful under the FDCA to introduce food containing added CBD or THC into interstate commerce, or to market CBD or THC products, as, or in, dietary supplements, regardless of whether the substances are hemp-derived,” and regardless of whether health claims are made, because CBD (and THC) are active ingredients in FDA-approved drugs.

After issuing this statement, Gottlieb issued a statement regarding steps the agency is taking in its continued evaluation of possible regulatory pathways for cannabis-containing and cannabis-derived products: (i) it noticed a public hearing date, May 31, 2019, to discuss the safety, manufacturing, product quality, marketing, labeling and sale of products containing cannabis or cannabis-derived compounds; (ii) it formed a high-level internal agency working group tasked with exploring potential pathways for the legal marketing of foods and/or dietary supplements containing CBD; (iii) it released updated FAQs on the FDA website related to this topic; and (iv) it issued warning letters to three companies marketing CBD products using claims viewed as egregious and targeted at particularly vulnerable populations.

Enforcement under the FDCA may be criminal or civil in nature and can include those who aid and abet a violation, or conspire to violate, the FDCA. Violations of the FDCA, 21 U.S.C. § 331, (Prohibited acts), are, for first violations, misdemeanors punishable by imprisonment up to one year or a fine or both and, for second violations or violations committed with an “intent to defraud or mislead,” felonies punishable by fines and imprisonment up to three (3) years.3 The fines provided for in 21 U.S.C. § 333(a) are low ($1000 and $3000), but under the Criminal Fine Improvements Act of 1987 the criminal fines can be increased significantly (approximately $100,000-$500,000). Civil remedies under the FDCA include civil money penalties,4 injunctions, and seizures.5 The FDA also has a number of administrative remedies (e.g., warning letters, recalls, and debarment). The FDA primarily has limited its recent enforcement against companies selling CBD products to warning letters triggered by disease and/or structure or function claims. In the recent statement, Commissioner Gottlieb indicated that the FDA will continue to focus enforcement on unapproved therapeutic claims. Since that time, however, Gottlieb announced his resignation from the FDA, which introduces additional uncertainty into the CBD legal landscape.

2 See Statement from FDA Commissioner Scott Gottlieb, M.D., on signing of the Agriculture Improvement Act and the agency’s regulation of products containing cannabis and cannabis-derived compounds, dated Dec. 20, 2018, available at https://www.fda.gov/NewsEvents/Newsroom/PressAnnouncements/ucm628988.htm.

The Commission’s reference to “interstate commerce” is different from the normal constitutional meaning. The FDA lacks authority, except in limited circumstances, to enforce against companies selling CBD products that do not enter into “interstate commerce.” While the U.S. Supreme Court has ruled that even cannabis grown for personal medical use affects interstate commerce, the FDA’s jurisdiction is limited to products that actually move interstate. However, the FDA’s interpretation “introduction into interstate commerce” applies to all aspects of a product’s manufacturing, packaging, and distribution (e.g., ingredients, labeling).

The cannabis industry is subject to heightened scrutiny by Canadian regulatory authorities

The Corporation’s existing operations in the United States, and any future operations or investments, may become the subject of heightened scrutiny by regulators, stock exchanges and other authorities in Canada. As a result, the Corporation may be subject to significant direct and indirect interaction with public officials. There can be no assurance that this heightened scrutiny will not in turn lead to the imposition of certain restrictions on the Corporation’s ability to operate or invest in the United States or any other jurisdiction, in addition to those described herein.

It had been reported in Canada that the Canadian Depository for Securities Limited was considering a policy shift that would see its subsidiary, CDS Clearing and Depository Services Inc. (“CDS”), refuse to settle trades for cannabis issuers that have investments in the United States. CDS is Canada’s central securities depository, clearing and settling trades in the Canadian equity, fixed income and money markets. The TMX Group, the owner and operator of CDS, subsequently issued a statement on August 17, 2017 reaffirming that there is no CDS ban on the clearing of securities of issuers with cannabis-related activities in the United States, despite media reports to the contrary and that the TMX Group was working with regulators to arrive at a solution that will clarify this matter, which would be communicated at a later time.

On February 8, 2018, following discussions with the Canadian Securities Administrators and recognized Canadian securities exchanges, the TMX Group announced the signing of a Memorandum of Understanding (“MOU”) with Aequitas NEO Exchange Inc., the CSE, the Toronto Stock Exchange, and the TSXV. The MOU outlines the parties’ understanding of Canada’s regulatory framework applicable to the rules, procedures, and regulatory oversight of the exchanges and CDS as it relates to issuers with cannabis-related activities in the United States. The MOU confirms, with respect to the clearing of listed securities, that CDS relies on the exchanges to review the conduct of listed issuers. As a result, there is no CDS ban on the clearing of securities of issuers with cannabis-related activities in the United States. However, there can be no guarantee that this approach to regulation will continue in the future. If such a ban were to be implemented at a time when the securities of the Corporation are listed on an applicable stock exchange, it would have a material adverse effect on the ability of holders of such securities to make and settle trades. In particular, the securities would become highly illiquid until an alternative was implemented, investors would have no ability to effect a trade of such securities through the facilities of the applicable stock exchange.

3 21 U.S.C. § 333(a).

4 See, e.g., 21 U.S.C. §333(b) and (f)(2)A), 21 C.F.R. §17.1

5 21 U.S.C §334.

Risks Related to the Corporation

The Corporation’s relatively limited operating history makes it difficult to accurately assess our future growth prospects.

Although the Corporation’s directors, officers and executives have extensive knowledge of the cannabis industry, it operates in a volatile and evolving industry that may not develop as expected. Assessing the future prospects of our business is challenging in light of both known and unknown risks and difficulties we may encounter. Growth prospects in our industry can be affected by a wide variety of factors including:

•	Competition from other similar companies;

•	Regulatory limitations on the products we can offer and markets we can serve;

•	Other changes in the regulation of medical and recreational cannabis use;

•	Changes in underlying consumer behavior, which may affect the business of our customers;

•	Our ability to access adequate financing on reasonable terms and our ability to raise additional capital in order to fund our operations;

•	Challenges with new products, services and markets; and

•	Fluctuations in the credit markets and demand for credit.

We may not be able to successfully address these factors, which could negatively impact our growth, harm our business and cause our operating results to be worse than expected.

To date, the Corporation has had operating losses and does not expect to be initially profitable for at least the foreseeable future, and cannot accurately predict when it might become profitable.

Since the Corporation’s inception, it has experienced net losses and negative cash flows from operations. The Corporation expects its operating expenses to increase in the future as it expands its operations. If the Corporation’s revenue does not grow at a greater rate than its operating expenses, the Corporation will not be able to achieve and maintain profitability. The Corporation expects to incur significant losses in the future for a number of reasons, including without limitation the other risks and uncertainties described herein. Additionally, the Corporation may encounter unforeseen operating or legal expenses, difficulties, complications, delays and other factors that may result in losses in future periods. If the Corporation’s expenses exceed its revenue, the Corporation may never achieve or maintain profitability and the Corporation’s business may be harmed.

The Corporation bears certain risks associated with cultivating and processing product.

The Corporation’s business plan relies, in part, on its affiliated entities’ ability to grow, harvest, and package medical and adult-use cannabis, as permitted under Michigan law, with the intention of deriving revenue from the sale of harvested cannabis plant material to the Corporation’s licensed processors and provisioning centers, as well as third-party processors and provisioning centers, in Michigan. As such, the Corporation’s profitability is dependent, in part, on the affiliated cultivators’ and processors’ ability to successfully, grow, harvest and package quality product. Although the Corporation’s affiliated cultivators and processors are highly experienced, the Corporation bears the risk of unsuccessful or damaged crops, or inefficiencies in the process.

The loss of a license by any of the Corporation’s affiliated entities for violating Michigan Marijuana Regulatory Agency (“MRA”) rules via METRC would adversely affect the Corporation’s operations and financial condition.

METRC is Michigan’s statewide seed-to-sale marijuana tracking system that uses serialized tags attached to every plant — and labels attached to wholesale packages — to track marijuana inventory. Each tag is attached to a plant to facilitate tracking through different stages of growth, as well as the drying and curing processes, and eventual retail sale. A licensed entity is subject to certain penalties, including suspension or revocation of licensure, for violations of MRA and METRC rules. Any suspension or revocation of a license possessed by any of the Corporation’s affiliated entities would adversely affect the operations and financial condition of the Corporation.

The Corporation is not subject to Sarbanes-Oxley regulations and lack the financial controls and safeguards required of public companies.

The Corporation does not have the internal infrastructure necessary, and is not required, to complete an attestation about the Corporation’s financial controls that would be required under the Sarbanes-Oxley Act of 2002. There can be no assurances that there are no significant deficiencies or material weaknesses in the quality of the Corporation’s financial controls.

Adverse economic conditions may adversely affect our business, financial condition, results of operations and prospects.

As a cultivator and distributor of cannabis, our business will depend on the overall demand for cannabis and cannabis-related products in provisioning centers. Weak domestic or global economic conditions, fear or anticipation of such conditions, could adversely affect our business, financial condition, results of operations and prospects in a number of ways, including longer sales cycles, lower prices for our services, higher default rates among our distributors, reduced unit sales and lower or no growth. A prolonged period of economic uncertainty or a downturn may also significantly affect financing markets, the availability of capital and the terms and conditions of financing arrangements, including the overall cost of financing as well as the financial health or creditworthiness of our end customers. Circumstances may arise in which we need, or desire, to raise additional capital, and such capital may not be available on commercially reasonable terms, or at all.

A failure of one or more of our information technology systems, networks, processes, associated sites, or service providers could have a negative impact on our business.

To an extent, we rely on information technology (“IT”) systems, networks, and services, including internet sites, data hosting and processing facilities and tools, hardware (including laptops and mobile devices), software and technical applications and platforms, some of which are managed and hosted by third party vendors to assist us in the management of our business. The various uses of these IT systems, networks, and services include, but are not limited to: hosting our internal network and communication systems; enterprise resource planning; processing transactions; summarizing and reporting results of operations; business plans, and financial information; complying with regulatory, legal, or tax requirements; providing data security; and handling other processes necessary to manage our business. Although we have some offsite backup systems and a disaster recovery plan, any failure of our information systems could adversely impact our ability to operate. Routine maintenance or development of new information systems may result in systems failures, which may have a material adverse effect on our business, financial condition, or results of operations.

Increased IT security threats and more sophisticated cyber-crime pose a potential risk to the security of our IT systems, networks, and services, as well as the confidentiality, availability, and integrity of our data. This can lead to outside parties having access to our privileged data or strategic information, our employees, or our customers. Any breach of our data security systems or failure of our information systems may have a material adverse impact on our business operations and financial results. If the IT systems, networks, or service providers we rely upon fail to function properly, or if we suffer a loss or disclosure of business or other sensitive information due to any number of causes, ranging from catastrophic events to power outages to security breaches, and our disaster recovery plans do not effectively address these failures on a timely basis, we may suffer interruptions in our ability to manage operations and reputational, competitive, or business harm, which may have a material adverse effect on our business, financial condition, or results of operations. In addition, such events could result in unauthorized disclosure of material confidential information, and we may suffer financial and reputational damage because of lost or misappropriated confidential information belonging to us or to our partners, our employees, customers, and suppliers. Although we maintain insurance coverage for various cybersecurity risks, in any of these events, we could also be required to spend significant financial and other resources to remedy the damage caused by a security breach or to repair or replace networks and IT systems.

A cybersecurity breach could expose private and personally identifiable information of our clients, business partners, and investors and could result in significant financial liability and harm to the reputation of the Corporation.

Numerous state, federal and foreign laws and regulations govern the collection, dissemination, use, privacy, confidentiality, security, availability and integrity of personally identifiable information, including The Health Insurance Portability and Accountability Act of 1996, as amended, and the regulations that have been issued thereunder (“HIPAA”). In the provision of products and services to the Corporation’s customers, the Corporation and its third-party vendors may collect, use, maintain and transmit patient health and customer information in ways that are subject to many of these laws and regulations. If the Corporation or any of its subcontractors experiences a breach of the privacy or security of customer information, the breach reporting requirements and the liability for business associates under HIPAA (or similar requirements under other similar laws) could result in substantial financial liability and reputational harm to the Corporation.

Federal, state and foreign consumer laws also regulate the collection, use and disclosure of personal or patient health information, through web sites or otherwise, and regulate the presentation of web site content. Numerous other federal and state laws protect the confidentiality, privacy, availability, integrity and security of personally identifiable information. These laws in many cases are more restrictive than, and not preempted by, HIPAA and may be subject to varying interpretations by courts and government agencies, creating complex compliance issues for the Corporation and its customers and potentially exposing it to additional expense, adverse publicity and liability. The Corporation may not remain in compliance with the diverse privacy requirements in all of the jurisdictions in which it does business.

HIPAA and other federal, state or foreign laws and regulations may require users of personally identifiable information to implement specified security measures. Evolving laws and regulations in this area could require the Corporation to incur significant additional costs to re-design its products and services in a timely manner to reflect these legal requirements, which could have an adverse impact on the Corporation’s business.

New personally identifiable information standards, whether implemented pursuant to HIPAA, congressional action or otherwise, could have a significant effect on the manner in which the Corporation must handle healthcare related data, and the cost of complying with standards could be significant. If the Corporation does not properly comply with existing or new laws and regulations related to patient health information, it could be subject to criminal or civil sanctions.

If the Corporation’s security measures are breached or fail and unauthorized access is obtained to a customer’s data, the Corporation’s services may be perceived as insecure, the attractiveness of its products and services to current or potential customers may be reduced, and it may incur significant liabilities.

The Corporation’s business involves the storage and transmission of customers’ proprietary information and patient information, including health, financial, payment and other personal or confidential information. The Corporation relies on proprietary and commercially available systems, software, tools and monitoring, as well as other processes, to provide security for processing, transmission and storage of such information. Because of the sensitivity of this information and due to requirements under applicable laws and regulations, the effectiveness of such security efforts is very important. If the Corporation’s security measures are breached or fail as a result of third-party action, employee error, malfeasance or otherwise, someone may be able to obtain unauthorized access to customer or patient data. Improper activities by third-parties, advances in computer and software capabilities and encryption technology, new tools and discoveries and other events or developments may facilitate or result in a compromise or breach of the Corporation’s (or its third-party vendors’) computer systems. Techniques used to obtain unauthorized access or to sabotage systems change frequently and generally are not recognized until launched against a target, and the Corporation may be unable to anticipate these techniques or fail to implement adequate preventive measures. The Corporation’s security measures may not be effective in preventing such unauthorized access. If a breach of the Corporation’s security occurs, it could face damages for contract breach, penalties for violation of applicable laws or regulations, possible lawsuits by individuals affected by the breach and significant remediation costs and efforts to prevent future occurrences. In addition, whether there is an actual or a perceived breach of the Corporation’s security, the market perception of the effectiveness of its security measures could be harmed and the Corporation could lose current or potential customers.

The Corporation’s business premises face security risks.

The business premises of the Corporation’s operating locations are targets for theft. While the Corporation has implemented security measures at each location and continues to monitor and improve its security measures, its cultivation and processing facilities and provisioning centers could be subject to break-ins, robberies and other breaches in security. If there was a breach in security and the Corporation fell victim to a robbery or theft, the loss of cannabis plants, cannabis oils, cannabis flowers and cultivation and processing equipment could have a material adverse impact on the business, financial condition and results of operation of the Corporation.

As the Corporation’s business involves the movement and transfer of cash which is collected from provisioning centers or patients/customers and deposited into its bank, there is a risk of theft or robbery during the transport of cash. The Corporation has engaged security firms where available to provide security in the transport and movement of large amounts of cash. To the extent such security firms are used, there is risk involved in relying on such firms to facilitate the transfer of cash (e.g., in the case of negligence or willful misconduct by such services’ employees or independent contractors). In areas where such security firms are not available, the Corporation is not able to mitigate the risk of cash loss or theft by securing outside security services. Employees sometimes transport cash and/or products and each employee has a panic button in their vehicle and, if requested, may be escorted by armed guards. While the Corporation has taken robust steps to prevent theft or robbery of cash during transport, there can be no assurance that there will not be a security breach during the transport and the movement of cash involving the theft of product or cash.

Competition from more established cannabis cultivators and distributors may adversely affect our distribution relationships and may hinder development of our existing markets, as well as prevent us from expanding our markets.

The cannabis industry is highly competitive. We will compete with other cannabis companies not only for consumer acceptance but also for shelf space and marketing focus in provisioning centers, all of whom also will likely stock other cannabis products. We do not have any exclusivity agreements or even distribution agreements in place with any retailers. Our products will compete with a wide range of cannabis products, produced by a relatively large number of producers, most of which have substantially greater financial, marketing and distribution resources than ours.

Increased competitor consolidations, market-place competition, competitive product offerings and pricing pressures could impact our earnings, market share and volume growth. If, due to such pressure or other competitive threats, we are unable to sufficiently maintain or develop our distribution channels, we may be unable to achieve our revenue and financial targets. Competition, particularly from companies with greater financial and marketing resources than ours, could have a material adverse effect on our ability to establish and expand the market for our products.

Corporation’s operations may be a source of competition with current criminal enterprises dealing in cannabis, including drug cartels based in Mexico and elsewhere.

As a result, the operations of the Corporation may be an ongoing target of attacks specifically designed to impede the success of our products, and we may be exposed to various levels of criminal interference and other risks and uncertainties including terrorism, violence, hostage taking and other drug gang activities. The nature of Corporation’s operations may also make the company subject to greater risks of theft and greater risks as to property security. These conditions could lead to lower productivity and higher costs, which would adversely affect results of operations and cash flow of the Corporation. Such conditions could have a material impact on the investment returns of the Corporation.

Our success depends on our key personnel and our ability to hire, retain and motivate qualified product development, sales, marketing and finance personnel.

Our success depends to a significant degree upon the continued contributions of our key management, product development, sales, marketing and finance personnel, many of whom may be difficult to replace. The complexity of our business requires us to retain highly trained professional services, customer support and sales personnel with specific expertise related to our business. We may not be successful in attracting, integrating, or retaining qualified personnel to fulfill our current or future needs, nor may we be successful in keeping the qualified personnel we currently have. Our ability to hire and retain these personnel may be adversely affected by volatility or reductions in the price of our shares, since these employees are generally granted equity-based awards. Also, to the extent we hire personnel from competitors, we may be subject to allegations that they have been improperly solicited, or that they have divulged proprietary or other confidential information, or that their former employers own their inventions or other work product.

Our future performance also depends on the continued services and continuing contributions of our senior management to execute on our business plan and to identify and pursue new opportunities and product innovations. The loss of services of senior management could significantly delay or prevent the achievement of our development and strategic objectives, which could adversely affect our business, financial condition, and operating results.

Our reputation and ability to do business may be negatively impacted by the improper conduct by our business partners, employees or agents.

As we intend to be a cultivator and distributor of cannabis, we will largely depend on third party retailers to resell our cannabis and related products to end-user consumers. These suppliers could tamper with our products or otherwise ignore our quality standards, which could harm the end-user customers, with whom we have no contact. Any changes in our retailer customer’s business or fortunes could disrupt our ability to sell our products at volume. Any such changes or other unrelated production issues could also disrupt our business due to delays in finding new retailers.

Furthermore, we cannot provide assurance that our internal controls and compliance systems will always protect us from acts committed by our employees, agents or business partners in violation of U.S. federal or state laws. Any improper acts or allegations could damage our reputation and subject us to civil or criminal investigations and related shareholder lawsuits, could lead to substantial civil and criminal monetary and non-monetary penalties, and could cause us to incur significant legal and investigatory fees.

The Corporation may be exposed to infringement or misappropriation claims by third parties, which, if determined adversely to the Corporation, could subject the Corporation to significant liabilities and other costs.

The Corporation’s success may likely depend on its ability (i) to develop and market trademarks and tradenames and (ii) to use and develop new extraction technologies, recipes, know-how and new strains of cannabis without infringing the intellectual property rights of third parties. The Corporation cannot assure that third parties will not assert intellectual property claims against it. The Corporation is subject to additional risks if entities licensing intellectual property to it do not have adequate rights in any such licensed materials. If third parties assert copyright, trademark, or patent infringement or violation of other intellectual property rights against the Corporation, it will be required to defend itself in litigation or administrative proceedings, which can be both costly and time consuming and may significantly divert the efforts and resources of management personnel. An adverse determination in any such litigation or proceedings to which the Corporation may become a party could subject it to significant liability to third parties, require it to seek licenses from third parties, to pay ongoing royalties or subject the Corporation to injunctions prohibiting the development and operation of its applications.

We could face liability from our customers, suppliers or government.

A customer, supplier or government agency may bring legal action against us based on the customer/supplier relationships. Various state and federal laws govern our relationship with customers and suppliers. If we fail to comply with these laws, we could be liable for damages to customers or suppliers and fines or other penalties. Expensive litigation with our customers/suppliers or government agencies may adversely affect both our profits and our important relations with our customer/suppliers.

Litigation could adversely affect us by distracting management, increasing our expenses or subjecting us to material money damages and other remedies.

Our customers could file complaints or lawsuits against us alleging that we are responsible for some illness or injury their customers suffered at or after a visit to their stores, or that we have problems with quality or operations. We are also subject to a variety of other claims arising in the ordinary course of our business, including personal injury claims, contract claims and claims alleging violations of federal and state law regarding workplace and employment matters, discrimination and similar matters, and we could become subject to class action or other lawsuits related to these or different matters in the future. Regardless of whether any claims against us are valid, or whether we are ultimately held liable, claims may be expensive to defend and may divert time and money away from our operations and hurt our performance. A judgment significantly in excess of our insurance coverage for any claims could materially and adversely affect our financial condition or results of operations. Any adverse publicity resulting from these allegations may also materially and adversely affect our reputation or prospects, which in turn could adversely affect our results.

The success of the Corporation will depend on strategic business decisions, such as acquisitions, dispositions, or transactions, which could adversely affect the financial condition of the Corporation.

Material acquisitions, dispositions and other strategic transactions involve a number of risks, including: (i) potential disruption of the Corporation’s ongoing business; (ii) distraction of management; (iii) the Corporation may become more financially leveraged; (iv) the anticipated benefits and cost savings of those transactions may not be realized fully or at all or may take longer to realize than expected; (v) increasing the scope and complexity of the Corporation’s operations; (vi) loss or reduction of control over certain of the Corporation’s assets; and (vii) litigation or other disputes concerning either the Corporation’s obligations to counterparties under relevant transaction documents or liabilities of an acquisition target or its previous owners (whether disclosed or undisclosed at the time of the relevant transaction). Additionally, the Corporation may issue additional Subordinate Voting Shares in connection with such transactions, which would dilute a shareholder’s holdings in the Corporation.

The presence of one or more material liabilities of an acquired company that are unknown to the Corporation at the time of acquisition could have a material adverse effect on the business, results of operations, prospects and financial condition of the Corporation. While the Corporation attempts to obtain appropriate indemnification provisions in connection with its acquisitions and dispositions, the Corporation may still be exposed to significant financial or reputational risk as a result of entering into such transactions.

The costs and availability of key inputs, suppliers and skilled labor could negatively affect our operations and the financial condition of the Corporation.

The cannabis business is dependent on a number of key inputs and their related costs including raw materials and supplies related to growing operations, as well as electricity, water and other local utilities. Any significant interruption or negative change in the availability or economics of the supply chain for key inputs could materially impact the business, financial condition, results of operations or prospects of the Corporation. Some of these inputs may only be available from a single supplier or a limited group of suppliers. If a sole source supplier was to go out of business, the Corporation might be unable to find a replacement for such source in a timely manner or at all. If a sole source supplier were to be acquired by a competitor, that competitor may elect not to sell to the Corporation in the future. Rising or volatile energy costs may also adversely impact the business of the Corporation and its ability to operate profitably. Any inability to secure required supplies and services or to do so on appropriate terms could have a materially adverse impact on the business, financial condition, results of operations or prospects of the Corporation.

The ability of the Corporation to compete and grow will be dependent on it having access, at a reasonable cost and in a timely manner, to skilled labor, equipment, parts and components. No assurances can be given that the Corporation will be successful in maintaining its required supply of skilled labor, equipment, parts and components. This could have an adverse effect on the financial results of the Corporation.

The Corporation’s access to affordable skilled labor may be impeded by the existence of unionization or other collective bargaining efforts among the Corporation’s employees or independent contractors. The Corporation may also be legally required to participate in or facilitate such unionization or collective bargaining efforts within certain jurisdictions, which could limit the Corporation’s access to affordable skilled labor and have a materially adverse impact on the business, financial condition, results of operations, or prospects of the Corporation.

The Corporation’s future relationships with third parties could negatively impact the Corporation’s financial condition and ability to carry out business operations.

The cannabis business is dependent on a number of third parties, including various service providers, distributors and retailers. Some of the services and market access provided by such third parties may only be available from a single third party or a limited group of third parties. If the only provider of a service or access to a market were to go out of business or cease doing business with the Corporation, the Corporation might be unable to find a replacement for such service or market access in a timely manner or at all. If the only provider of a service or access to a market were to be acquired by a competitor, that competitor may elect not to provide services or market access to the Corporation in the future. Any significant interruption or negative change in the Corporation’s business relations with such third parties could materially impact the business, financial condition, results of operations or prospects of the Corporation.

The cannabis industry is an emerging industry and the market is difficult to forecast.

The Corporation must rely largely on its own market research to forecast sales as detailed forecasts are not generally obtainable from other sources at this early stage of the adult use cannabis industry in the states in which the Corporation’s business will operate. A failure in the demand for its products to materialize as a result of competition, technological change or other factors could have a material adverse effect on the business, results of operations and financial condition of the Corporation.

The success of the Corporation could depend, in part, on its ability to manage growth.

The Corporation may be subject to growth-related risks including capacity constraints and pressure on its internal systems and controls. The ability of the Corporation to manage growth effectively will require it to continue to implement and improve its operational and financial systems and to expand, train and manage its employee base. The inability of the Corporation to deal with this growth may have a material adverse effect on the Corporation’s business, financial condition, results of operations and prospects.

The results of future clinical research could materially affect the Corporation’s business and financial condition.

Research in Canada, the U.S. and internationally regarding the medical benefits, viability, safety, efficacy, dosing and social acceptance of cannabis or isolated cannabinoids (such as CBD and THC) remains in early stages. There have been relatively few clinical trials on the benefits of cannabis or isolated cannabinoids (such as CBD and THC). Although the Corporation believes that the articles, reports and studies support its beliefs regarding the medical benefits, viability, safety, efficacy, dosing and social acceptance of cannabis, future research and clinical trials may prove such statements to be incorrect, or could raise concerns regarding, and perceptions relating to, cannabis. Given these risks, uncertainties and assumptions, prospective purchasers of securities of the Corporation should not place undue reliance on such articles and reports. Future research studies and clinical trials may reach negative conclusions regarding the medical benefits, viability, safety, efficacy, dosing, social acceptance or other facts and perceptions related to cannabis, which could have a material adverse effect on the demand for the Corporation’s products with the potential to lead to a material adverse effect on the Corporation’s business, financial condition, results of operations or prospects.

Material weakness in the Corporation’s internal controls could reduce the market’s confidence in our financial statements and effect the value of our Shares.

Effective internal controls are necessary for the Corporation to provide reliable financial reports and to help prevent fraud. Although the Corporation will undertake a number of procedures and will implement a number of safeguards, in each case, in order to help ensure the reliability of its financial reports, including those imposed on the Corporation under U.S. and Canadian securities laws, the Corporation cannot be certain that such measures will ensure that the Corporation will maintain adequate control over financial processes and reporting. Failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm the Corporation’s results of operations or cause it to fail to meet its reporting obligations. If the Corporation or its auditors discover a material weakness, the disclosure of that fact, even if quickly remedied, could reduce the market’s confidence in the Corporation’s consolidated financial statements and materially adversely affect the trading price of our Subordinate Voting Shares.

Our bylaws limit the liability of, and provide indemnification for, our officers and directors.

Our bylaws, provide that Corporation shall indemnify its officers and directors for any liability including reasonable costs of defense arising out of any act or omission of any officer or director on behalf of the Corporation to the full extent allowed by the laws of the State of Michigan, if the officer or director acted in good faith and in a manner the officer or director reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. Thus, the Corporation may be prevented from recovering damages for certain alleged errors or omissions by the officers and directors for liabilities incurred in connection with their good faith acts for our company. Such an indemnification payment might deplete our assets. Shareholders who have questions respecting the fiduciary obligations of the officers and Directors of our company should consult with independent legal counsel. It is the position of the SEC that exculpation from and indemnification for liabilities arising under the Securities Act and the rules and regulations thereunder is against public policy and therefore unenforceable.

The Corporation is a holding company whose success is dependent of the earnings of its subsidiaries.

The Corporation is a holding company and essentially all of its assets are the capital stock of its subsidiaries, which provide support to license holders in the State of Michigan. As a result, investors in the Corporation are subject to the risks attributable to its subsidiaries and the operations of the license holders. Neither the Corporation nor any of its subsidiaries hold any cannabis licenses, and the Corporation’s profitability is dependent on the profitability of the license holders it supports. As a holding company, the Corporation conducts substantially all of its business through its subsidiaries, which generate substantially all of its revenues. Consequently, the Corporation’s cash flows and ability to complete current or desirable future enhancement opportunities are dependent on the earnings of its subsidiaries and the distribution of those earnings to the Corporation. The ability of these entities to pay dividends and other distributions will depend on their operating results and will be subject to applicable laws and regulations which require that solvency and capital standards be maintained by such companies and contractual restrictions contained in the instruments governing their debt. In the event of a bankruptcy, liquidation or reorganization of any of the Corporation’s material subsidiaries, holders of indebtedness and trade creditors may be entitled to payment of their claims from the assets of those subsidiaries before the Corporation.

The Corporation faces the risk of an economic shutdown or downturn in the economy as a result of pandemics or other national emergencies.

Although many state governments had deemed cannabis provisioning centers as “essential” businesses, and were thus permitted to remain open during the recent COVID-19 pandemic, the “lock-downs”, “stay-at-home” orders, and resulting shutdown of the economy resulted in a decline in revenue for businesses across most industries. Should the current health and economic conditions persist, the Corporation faces the continued risk of a decline in revenue.

Employees at cannabis provisioning centers could be at risk of contracting and exposing others to COVID-19.

Provisioning center employees, including those who work at cannabis provisioning centers, who face the public could be at heightened risk of contracting and spreading viruses such as COVID-19. Such exposure could result in a shutdown of business operations, which would result in a decline in revenue.

Pandemics, such as COVID-19, could disrupt production and packaging of product.

An outbreak of COVID-19 at any of the Corporation’s cultivation, processing or packaging facilities, could result in a shutdown of such facilities. The inability to produce product would have an immediate negative effect on the Corporation’s revenue and financial condition.

Risks related to litigation

Litigation involving the legalization of cannabis could impact the Corporation’s ability to conduct operations.

As the legalization of cannabis for the medical and/or adult use is a highly controversial issue, the Corporation may be subject to litigation prior to, or after, passage of legislation and/or a constitutional amendment legalizing cannabis for certain uses. Such litigation could threaten the Corporation’s ability to maintain the requisite licenses for the operation of its business. Such litigation could delay and subsequently prohibit the implementation of Corporation’s operations. Such conditions could materially impact Corporation’s returns.

Litigation involving any of the Corporation’s subsidiaries or affiliated entities could negatively impact the Corporation’s finances and ability to conduct operations.

Although the Corporation itself may not be directly named in a civil action, any litigation involving any of the Corporation’s subsidiaries or affiliated entities could negatively affect the Corporation’s profits and impact its ability to conduct business operations as planned. Presently, one of the Corporation’s affiliated entities is involved in two separate legal actions, and one of its subsidiaries is involved in one of those actions. Although the Corporation does not believe that either legal action will result in liability to either the subsidiary or the affiliated entity, there remains the risk that an unfavorable judgement could result. This, and any other actions that may be taken against any of the Corporation’s subsidiaries or affiliated entities would result in financial harm to the Corporation.

Any product liability claims or other litigation may adversely affect the Corporation’s operations, reputation and ability to attract and retain customers.

A number of factors could result in an unsafe condition of the products that we intend to manufacture or sell, including causing personal injury or death of our customers. These factors could result in product liability claims, a recall of one or more of our products or a safety alert relating to one or more of our products. Product liability claims may be brought by individuals or by groups seeking to represent a class. The outcome of litigation, particularly class action lawsuits, is difficult to assess or quantify. Plaintiffs in these types of lawsuits often seek recovery of very large or indeterminate amounts, including not only actual damages, but also punitive damages. In addition, the cost to defend against any future litigation may be significant. Such conditions could have a material impact on the investment returns of holdings.

There is a risk of federal prosecution of cannabis-related companies.

Under United States federal law, the possession, use, cultivation, and transfer of cannabis is illegal. In some states, federal law enforcement authorities have frequently closed down dispensaries and investigated and/or closed physician offices that provide medicinal cannabis recommendations. To the extent that any such closures occur in states in which the Corporation has made investments, it could have a material adverse effect on the financials of the company. We may also be deemed to be aiding and abetting illegal activities through our activities and the services that we provide. In addition, it is possible that investors of the Corporation could be subject to Section 356 of the USA Patriot Act, which amended the Bank Secrecy Act to require broker-dealers to monitor for, and report, suspicious activity (also known as SAR reporting). As a result, we may be subject to actions by law enforcement authorities, which would materially and adversely affect our business.

The Corporation may encounter difficulty enforcing its contracts in certain courts.

Because the Corporation’s contracts involve cannabis and other activities that are not legal under U.S. federal law and in some jurisdictions, the Corporation may face difficulties in enforcing its contracts in U.S. federal and certain state courts. The inability to enforce such contracts may have a material adverse effect on the Corporation’s business, financial position or results of operations

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The Corporation faces an inherent risk of exposure to product liability claims, regulatory action and litigation if its products are alleged to have caused significant loss or injury.

The Corporation is at risk to product liability litigation and regulatory action if its products are alleged to have caused significant loss or injury. In addition, the sale of the Corporation’s products would involve the risk of injury to consumers due to tampering by unauthorized third parties or product contamination. Previously unknown adverse reactions resulting from human consumption of the Corporation’s products alone or in combination with other medications or substances could occur. The Corporation may be subject to various product liability claims, including, among others, that the Corporation’s products caused injury or illness or death, include inadequate instructions for use or include inadequate warnings concerning possible side effects or interactions with other substances. A product liability claim or regulatory action against the Corporation could result in increased costs, could adversely affect the Corporation’s reputation with its clients and consumers generally, and could have a material adverse effect on the business, results of operations and financial condition of the Corporation. There can be no assurances that the Corporation will be able to obtain or maintain product liability insurance on acceptable terms or with adequate coverage against potential liabilities. Such insurance is expensive and may not be available in the future on acceptable terms, or at all. The inability to obtain sufficient insurance coverage on reasonable terms or to otherwise protect against potential product liability claims could prevent or inhibit the commercialization of the Corporation’s potential products.

In the event of a product recall, the Corporation could be required to incur significant expense.

Manufacturers and distributors of products are sometimes subject to the recall or return of their products for a variety of reasons, including product defects, such as contamination, unintended harmful side effects or interactions with other substances, packaging safety and inadequate or inaccurate labeling disclosure. If any of the Corporation’s products are recalled due to an alleged product defect or for any other reason, the Corporation could be required to incur the unexpected expense of the recall and any legal proceedings that might arise in connection with the recall. The Corporation may lose a significant amount of sales and may not be able to replace those sales at an acceptable margin or at all. In addition, a product recall may require significant management attention. Although the Corporation has detailed procedures in place for testing its products, there can be no assurance that any quality, potency or contamination problems will be detected in time to avoid unforeseen product recalls, regulatory action or lawsuits. Additionally, if one of the Corporation’s significant brands were subject to recall, the image of that brand and the Corporation could be harmed. A recall for any of the foregoing reasons could lead to decreased demand for the Corporation’s products and could have a material adverse effect on the results of operations and financial condition of the Corporation. Additionally, product recalls may lead to increased scrutiny of the Corporation’s operations by the FDA, or other regulatory agencies, requiring further management attention and potential legal fees and other expenses.

Risks related to finance

Additional financing may be needed to execute the Corporation’s business plan.

There can be no assurance that additional financing will be available if required and, if available, that it will be on terms satisfactory to the Corporation. If we are able to raise additional capital, we do not know what the terms of any such capital raising would be. In addition, any future sale of our equity securities would dilute the ownership and control of your Proportionate Voting Shares. Our inability to raise capital could require us to significantly curtail or terminate our operations. We may seek to increase our cash reserves through the sale of additional equity or debt securities. The sale of convertible debt securities or additional equity securities could result in additional and potentially substantial dilution to owners of equity securities of the Corporation. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations and liquidity. In addition, our ability to obtain additional capital on acceptable terms is subject to a variety of uncertainties. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all. Any failure to raise additional funds on favorable terms could have a material adverse effect on our liquidity and financial condition.

Our ability to manage our future debt will be dependent on our level of positive cash flow.

An economic downturn may negatively impact our cash flows. Credit and capital markets can be volatile, which could make it more difficult for us to obtain additional debt or equity financings in the future. Such constraints could increase our costs of borrowing and could restrict our access to other potential sources of future liquidity. Our failure to have sufficient liquidity to make interest and other payments required by our debt could result in a default of such debt and acceleration of our borrowings, which would have a material adverse effect on our business and financial condition. To the extent Corporation incurs indebtedness, principal and interest payments on such indebtedness will have to be made when due, regardless of whether sufficient cash flow or income is available. If payments on any debts and obligations are not made when due by these businesses, they may sustain a loss on its investment. Such a loss may result in substantial adverse consequences to Corporation, including adverse income tax consequences.

Risks related to taxation

The Corporation could be subject to “Inversion” under the United States Tax Code, which could subject the Corporation and its shareholders to additional U.S. federal taxes.

The Corporation, which is and will continue to be a Canadian corporation as of the date hereof, generally would be classified as a non-United States corporation under general rules of United States federal income taxation. Section 7874 of the U.S. Tax Code, however, contains rules that can cause a non-United States corporation to be taxed as a United States corporation for United States federal income tax purposes. Under section 7874 of the U.S. Tax Code, a corporation created or organized outside the United States. (i.e., a non-United States corporation) will nevertheless be treated as a United States corporation for United States federal income tax purposes (such treatment is referred to as an “Inversion”) if each of the following three conditions are met (i) the non-United States corporation acquires, directly or indirectly, or is treated as acquiring under applicable United States Treasury Regulations, substantially all of the assets held, directly or indirectly, by a United States corporation, (ii) after the acquisition, the former stockholders of the acquired United States corporation hold at least 80% (by vote or value) of the shares of the non-United States corporation by reason of holding shares of the United States acquired corporation, and (iii) after the acquisition, the non-United States corporation’s expanded affiliated group does not have substantial business activities in the non-United States corporation’s country of organization or incorporation when compared to the expanded affiliated group’s total business activities (clauses (i) – (iii), collectively, the “Inversion Conditions”).

For this purpose, “expanded affiliated group” means a group of corporations where (i) the non-United States corporation owns stock representing more than 50% of the vote and value of at least one member of the expanded affiliated group, and (ii) stock representing more than 50% of the vote and value of each member is owned by other members of the group. The definition of an “expanded affiliated group” includes partnerships where one or more members of the expanded affiliated group own more than 50% (by vote and value) of the interests of the partnership.

The Corporation intends to be treated as a United States corporation for United States federal income tax purposes under section 7874 of the U.S. Tax Code and is expected to be subject to United States federal income tax on its worldwide income. However, for Canadian tax purposes, the Corporation is expected, regardless of any application of section 7874 of the U.S. Tax Code, to be treated as a Canadian resident company (as defined in the Income Tax Act (Canada) (the “ITA”) for Canadian income tax purposes. As a result, the Corporation will be subject to taxation both in Canada and the United States which could have a material adverse effect on its financial condition and results of operations.

It is unlikely that the Corporation will pay any dividends on either its Proportionate Voting Shares or its Subordinate Voting Shares in the foreseeable future. However, dividends received by shareholders who are residents of Canada for purpose of the ITA will be subject to U.S. withholding tax. Any such dividends may not qualify for a reduced rate of withholding tax under the Canada-United States tax treaty. In addition, a foreign tax credit or a deduction in respect of foreign taxes may not be available.

Dividends received by U.S. shareholders will not be subject to U.S. withholding tax but will be subject to Canadian withholding tax. Dividends paid by the Corporation will be characterized as U.S. source income for purposes of the foreign tax credit rules under the U.S. Tax Code. Accordingly, U.S. shareholders generally will not be able to claim a credit for any Canadian tax withheld unless, depending on the circumstances, they have an excess foreign tax credit limitation due to other foreign source income that is subject to a low or zero rate of foreign tax.

Dividends received by shareholders that are neither Canadian nor U.S. shareholders will be subject to U.S. withholding tax and will also be subject to Canadian withholding tax. These dividends may not qualify for a reduced rate of U.S. withholding tax under any income tax treaty otherwise applicable to a shareholder of the Corporation, subject to examination of the relevant treaty.

Because the Proportionate Voting Shares and the Subordinate Voting Shares will be treated as shares of a U.S. domestic corporation, the U.S. gift, estate and generation-skipping transfer tax rules generally apply to a non-U.S. shareholder of the Corporation.

EACH SHAREHOLDER SHOULD SEEK TAX ADVICE, BASED ON SUCH SHAREHOLDER’S PARTICULAR CIRCUMSTANCES, FROM AN INDEPENDENT TAX ADVISOR.

Cannabis businesses are subjected to unfavorable tax treatment by the I.R.S.

Under Section 280E (“Section 280E”) of the United States Internal Revenue Code of 1986 as amended (the “U.S. Tax Code”), “no deduction or credit shall be allowed for any amount paid or incurred during the taxable year in carrying on any trade or business if such trade or business (or the activities which comprise such trade or business) consists of trafficking in controlled substances (within the meaning of schedule I and II of the Controlled Substances Act) which is prohibited by Federal law or the law of any state in which such trade or business is conducted.” This provision has been applied by the U.S. Internal Revenue Service to cannabis operations, prohibiting them from deducting expenses directly associated with the sale of cannabis. Section 280E therefore has a significant impact on the retail side of cannabis, but a lesser impact on cultivation and manufacturing operations. A result of Section 280E is that an otherwise profitable business may, in fact, operate at a loss, after taking into account its U.S. income tax expenses.

No assurance can be given that the Corporation’s interpretation of the existing Federal income tax laws and Treasury Regulations will not be challenged by the Internal Revenue Service (the “IRS”), resulting in any increase in taxable income or a decrease in allowable deductions. In recent years, numerous changes to the Code have been enacted. These changes have affected marginal tax rates, personal exemptions, itemized deductions, depreciation and amortization rates, and other provisions of the Code. There can be no assurance that the present federal income tax treatment of an investment in the Corporation will not be adversely affected by future legislative, judicial or administrative action. Any modification or change in the Code or the regulations promulgated thereunder, or any judicial decision, could be applied retroactively to an investment in the Corporation. In view of this uncertainty, prospective investors are urged to consider ongoing developments in this area and consult their advisors concerning the effects of such developments on an investment in the Corporation in light of their own personal tax situations.

Accordingly, there are various complex federal, state and local tax considerations associated with an investment in the Corporation. The summary of these considerations set forth in this Memorandum is not intended as a substitute for careful tax planning. The income tax consequences of an investment in the Corporation are complex and will not be the same for taxpayers. ACCORDINGLY, PROSPECTIVE INVESTORS ARE STRONGLY ADVISED TO CONSULT THEIR TAX ADVISORS IN RESPECT TO THEIR OWN TAX SITUATION PRIOR TO MAKING AN INVESTMENT IN THE CORPORATION.

There are various complex federal, state and local tax considerations associated with an investment in the Corporation.

The income tax consequences of an investment in the Corporation are complex and will not be the same for all taxpayers. Accordingly, prospective investors are strongly advised to consult their tax advisors in respect to their own tax situation prior to making an investment in Corporation. The summary of these considerations set forth in this memorandum is not intended as a substitute for careful tax planning.

No assurance can be given that Corporation’s interpretation of the existing federal income tax laws and treasury regulations will not be challenged by the Internal Revenue Service.

An IRS challenge to the Corporation’s interpretation of existing tax law could result in an increase in taxable income or a decrease in allowable deductions. In recent years, numerous changes to the code have been enacted. These changes have affected marginal tax rates, personal exemptions, itemized deductions, depreciation and amortization rates, and other provisions of the code. There can be no assurance that the present federal income tax treatment of an investment in Corporation will not be adversely affected by future legislative, judicial or administrative action. Any modification or change in the code or the regulations promulgated thereunder, or any judicial decision, could be applied retroactively to an investment in Corporation. In view of this uncertainty, prospective investors are urged to consider ongoing developments in this area and consult their advisors concerning the effects of such developments on an investment in Corporation in light of their own personal tax situations.

In evaluating an investment in Corporation, a prospective investor should consider all of the tax consequences of the investment, including (i) “at risk” limitations, (ii) determination of an investor’s basis in the shares, (iii) allocations of profit and losses, (iv) interest expense, (v) disposition of the property or shares, (vi) organization, start-up and syndication expenses, (vii) risk of audit, (viii) imposition of penalties and interest, (ix) passive activity loss limitations, (x) depreciation, (xi) the possibility of tax liability on holdings’ current operating income in excess of amounts that the general partner deem advisable to distribute; (xii) the possibility that state or local income tax treatment may be adverse; and (xiii) the possibility that there may be adverse changes in the income tax laws and their interpretation. Moreover, there is uncertainty concerning certain other of the income tax aspects of an investment in Corporation, and there can be no assurance that some of the deductions claimed or positions taken by Corporation may not be successfully challenged by the IRS. The Corporation will consider taking all deductions and positions for which there is support, even though it may be aware that the IRS might not agree. An audit of Corporation’s information return may result in the disallowance of certain deductions, an increase in Corporation’s gross or taxable income and an audit of the income tax or information returns of the investors that could further result in adverse adjustments to non-company items of income, deductions or credits.

The Corporation will not seek a ruling from the IRS with respect to any tax matters described in this memorandum, and it is unlikely that such a ruling could be obtained, if sought.

Risks Related to this Offering

Holders of our Proportionate Voting Shares are subject to the Corporation’s “Foreign Private Issuer Protection Limitation”, and may be restricted from converting the Shares to our Subordinate Voting Shares.

The Corporation will use commercially reasonable efforts to maintain its status as a “foreign private issuer” (as determined in accordance with Rule 3b-4 under the Exchange Act. Accordingly, the Corporation shall not effect any conversion of Proportionate Voting Shares, and the holders of the Proportionate Voting Shares shall not have the right to convert any portion of the Proportionate Voting Shares, to the extent that after giving effect to all permitted issuances after such conversions of Proportionate Voting Shares, the aggregate number of Subordinate Voting Shares, Super Voting Shares, and Proportionate Voting Shares held of record, directly or indirectly, by residents of the United States (as determined in accordance with Rules 3b-4 and 12g3-2(a) under the Exchange Act, would exceed forty percent (40%) of the aggregate number of Subordinate Voting Shares, Super Voting Shares, and Proportionate Voting Shares issued and outstanding after giving effect to such conversion. The board of directors of the Corporation may by resolution increase the 40% threshold to an amount not to exceed fifty percent (50%).

We may lose our status as a foreign private issuer in the United States, which would result in increased costs related to regulatory compliance under United States securities laws.

The Corporation will cease to qualify as a “foreign private issuer,” as defined in Rule 405 under the Securities Act and Rule 3b-4 under the Exchange Act, if, as of the last business day of our second fiscal quarter, more than 50 percent (50%) of our outstanding shares (consisting of our Super Voting Shares, Subordinate Voting Shares, and Proportionate Voting Shares) are directly or indirectly owned by residents of the United States. If we determine that we fail to qualify as a foreign private issuer, the Corporation will cease to be eligible to avail itself of the forms and rules designated for foreign private issuers beginning on the first day of the fiscal year following such determination. Among other things, this will result in loss of the exemption from registration under the Exchange Act provided by Rule 12g3-2(b) thereunder, and, if the Corporation is required to register our Shares under section 12(g) of the Exchange Act, we will have to do so as a domestic issuer. Further, any securities that we issue in unregistered or unqualified offerings both within and outside the United States will be “restricted securities” (as defined in Rule 144(a)(3) under the Securities Act), and will continue to be subject to United States resale restrictions notwithstanding their resale in “offshore transactions” pursuant to Regulation S under the Securities Act. As a practical matter, this will likely require us to register more offerings of our securities under the Securities Act on either a primary offering or resale basis, even if they take place entirely outside the United States. The resulting legal and administrative costs of complying with the resulting regulatory requirements are anticipated to be substantial, and to subject the Corporation to additional exposure to liability for which we may not be able to obtain insurance coverage on favorable terms or at all.

Corporation is currently not required to provide disclosure pursuant to the Securities & Exchange Act of 1934.

Corporation is not required to file quarterly or annual reports pursuant to the Securities & Exchange Act of 1934. In addition, Corporation is not required to prepare proxy or information statements; our proportionate voting shares will not be subject to the protection of the going private regulations; Corporation will be subject to only limited portions of the tender offer rules; our officers, directors, and more than ten percent (10%) shareholders (“insiders”) are not required to file beneficial ownership reports about their holdings in our company; insiders will not be subject to the short-swing profit recovery provisions of the Exchange Act; and more than five percent (5%) shareholders of classes of our equity securities will not be required to report information about their ownership positions in the securities.

We have no minimum capitalization.

We do not have a minimum capitalization, and we may use the proceeds from this Offering immediately following our acceptance of the corresponding subscription agreements. We do not have any track record for self-underwritten Regulation A+ offerings and there can be no assurance we will sell the Maximum Amount in this Offering or any other amount. There is no assurance that we will raise sufficient capital solely from this Offering to implement our business plan, potentially resulting in greater operating losses unless we are able to raise the required capital from alternative sources. There is no assurance that alternative capital, if needed, would be available on terms acceptable to us, or at all.

The securities to be issued in connection with the Offering will be subject to a statutory hold period in Canada.

The securities to be issued in connection with the Offering will be subject to a statutory hold period in Canada in accordance with National Instrument 45-102 – Resale of Securities, as follows: “Unless permitted under securities legislation, the holder of this security must not trade the security before the date that is 4 months, and a day after the later of (i) [insert the distribution date], and (ii) the date the issuer became a reporting issuer in any province or territory.”

Purchasers under this Offering should consult with their own professional advisers with respect to restrictions on the transferability of the securities offered hereunder.

The offering price of our Shares has been arbitrarily determined.

Our management has determined the number and price of Shares offered by the Corporation. The price of the Shares we are offering was arbitrarily determined based upon the current market value, illiquidity and volatility of our Proportionate Voting Shares, our current financial condition and the prospects for our future cash flows and earnings, and market and economic conditions at the time of the Offering. The offering price for the Proportionate Voting Shares sold in this Offering may be more or less than the fair market value for our Proportionate Voting Shares.

We have broad discretion in the use of the net proceeds from this Offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this Offering and may spend or invest these proceeds in a way with which our shareholders disagree. The failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from this Offering in a manner that does not produce income or that loses value.

The market price for our Shares is volatile, which could lead to wide fluctuations in our Share price.

The price of our Shares is particularly volatile when compared to the Shares of larger, more established companies that trade on a national securities exchange and have large public floats. The volatility in our Share price is attributable to a number of factors. First, our Shares are sporadically and thinly traded. As a consequence of this limited liquidity, the trading of relatively small quantities of Shares by our shareholders may disproportionately influence the price of those Shares in either direction. The price for our Shares could decline precipitously in the event that a large number of our Shares are sold on the market without commensurate demand. Secondly, we are a speculative or “risky” investment due to our limited operating history and lack of significant profits to date, and uncertainty of future market acceptance for our products. Many of these factors are beyond our control and may decrease the market price of our Shares, regardless of our operating performance.

We will be subject to penny stock regulations and restrictions and you may have difficulty selling our Proportionate Voting Shares or the underlying Subordinate Voting Shares.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. Our Proportionate Voting Shares are considered “penny stocks”, and we are subject to Rule 15g-9 under the Securities Exchange Act or 1934 (the “Exchange Act”), or the “Penny Stock Rule”. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers. For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

We do not anticipate that our Shares will qualify for exemption from the Penny Stock Rule. In any event, even if our Shares were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

FINRA sales practice requirements may also limit a shareholder’s ability to buy and sell our Shares.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority (FINRA) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker- dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Shares, which may limit your ability to buy and sell our Shares and have an adverse effect on the market for our Shares.

Our operating results may fluctuate significantly as a result of a variety of factors, many of which are outside of our control, which could cause fluctuations in the price of our securities.

We are subject to the following factors that may negatively affect our operating results. As a result of our lack of any operating history and the nature of the markets in which we compete, it is difficult for us to forecast our revenues or earnings accurately. As a strategic response to changes in the competitive environment, we may from time to time make certain decisions concerning expenditures, pricing, service or marketing that could have a material and adverse effect on our business, results of operations and financial condition. Due to the foregoing factors, our quarterly revenues and operating results are difficult to forecast.

Unpredictability caused by anticipated capital structure and voting control could adversely affect the value of your Shares.

Although other Canadian-based companies have dual class or multiple voting share structures, given the unique capital structure in respect of the Corporation and the concentration of voting control that is held by the holders of the Super Voting Shares, this structure and control could result in a lower trading price for or greater fluctuations in the trading price of the Subordinate Voting Shares and Proportionate Voting Shares or will result in adverse publicity to the Corporation or other adverse consequences.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our Share price and trading volume could decline.

The trading market for our Shares will depend in part on the research and reports that securities or industry analysts publish about us or our business. Securities and industry analysts do not currently, and may never, publish research on us. If no or too few securities or industry analysts commence coverage of us, the trading price for our Shares would likely be negatively impacted. In the event securities or industry analysts initiate coverage, if one or more of the analysts who cover us downgrade our Shares or publish inaccurate or unfavorable research about our business, our Share price would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, demand for our Shares could decrease, which might cause our Share price and trading volume to decline.

We do not expect to pay dividends in the foreseeable future.

We do not intend to declare dividends for the foreseeable future, as we anticipate that we will reinvest any future earnings in the development and growth of our business. Therefore, investors will not receive any funds unless they sell their Shares, and shareholders may be unable to sell their Shares on favorable terms or at all. We cannot assure you of a positive return on investment or that you will not lose the entire amount of your investment in our Proportionate Voting Shares.

The Proportionate Voting Shares and Subordinate Voting Shares lack a liquid, public market.

There is currently no public market for either the Proportionate Voting Shares or the Subordinate Voting Shares and there can be no assurance that a liquid, public market will develop. This may affect the pricing of the Shares in the secondary market, the transparency and availability of trading prices, the liquidity of the Shares and the extent of issuer regulation. In the absence of an active trading market for the Shares, investors may have difficulty selling their Shares. We cannot predict the prices at which the Subordinate Voting Shares will trade.

Investors in this offering may not be entitled to a jury trial with respect to claims arising under the subscription agreements, which could result in less favorable outcomes to the plaintiff(s) in any action under the agreements.

Investors in this Offering will be bound by the Subscription Agreements, each of which includes a provision under which investors waive the right to a jury trial of any claim they may have against the Corporation arising out of or relating to the Subscription Agreement, including any claim under the federal securities laws.

If we opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by a federal court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the State of Michigan, which governs the Subscription Agreement, in a court of competent jurisdiction in the State of Michigan. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether the visibility of the jury trial waiver provision within the agreement is sufficiently prominent such that a party knowingly, intelligently and voluntarily waived the right to a jury trial. We believe that this is the case with respect to the Subscription Agreement. You should consult legal counsel regarding the jury waiver provision before entering into the Subscription Agreement.

If you bring a claim against the Corporation in connection with matters arising under the Subscription Agreement, including claims under federal securities laws, you may not be entitled to a jury trial with respect to those claims, which may have the effect of limiting and discouraging lawsuits against the Corporation. If a lawsuit is brought against the Corporation under the Subscription Agreement, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to the plaintiff(s) in such an action.

Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the Subscription Agreement with a jury trial. No condition, stipulation or provision of the Subscription Agreement serves as a waiver by any holder of shares or by us of compliance with any provision of the federal securities laws and the rules and regulations promulgated under those laws.

In addition, when our Proportionate Voting Shares or Subordinate Voting Shares are transferred, the transferee is required to agree to all the same conditions, obligations and restrictions applicable to those securities or to the transferor with regard to ownership of those securities, that were in effect immediately prior to the transfer of the Proportionate Voting Shares or Subordinate Voting Shares, including but not limited to the Subscription Agreement. Therefore, purchasers in secondary transactions will be subject to this provision.

Because the risk factors referred to above, as well as other risks not mentioned above, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us, you should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which ones will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

REGULATORY FRAMEWORK

Below is a discussion of the federal and state-level U.S. regulatory regimes in those jurisdictions where the Corporation is currently directly or indirectly involved through its subsidiaries. The Corporation’s subsidiaries are directly or indirectly engaged in the manufacture, possession, use, sale or distribution of cannabis in the adult use and/or medicinal cannabis marketplace in the State of Michigan. The Corporation will evaluate, monitor and reassess this disclosure, and any related risks, on an ongoing basis and the same will be supplemented and amended to investors in public filings, including in the event of government policy changes or the introduction of new or amended guidance, laws or regulations regarding cannabis regulation. Any non-compliance, citations or notices of violation which may have a material impact on the Corporation’s licenses, business activities or operations will be promptly disclosed by the Corporation.

United States Federal Overview

The United States federal government regulates drugs through the CSA which places controlled substances, including cannabis, in a schedule. Cannabis is classified as a Schedule I controlled substance. The DOJ defines Schedule I drugs, substances or chemicals as “drugs with no currently accepted medical use and a high potential for abuse.” The FDA has not approved cannabis as a safe and effective drug for any condition.

State laws that permit and regulate the production, distribution and use of cannabis for adult-use or medical purposes are in direct conflict with the CSA, which makes cannabis use and possession federally illegal. Although certain states and territories of the U.S. authorize medical or adult-use cannabis production and distribution by licensed or registered entities, under U.S. federal law, the possession, use, cultivation, and transfer of cannabis and any related drug paraphernalia is illegal and any such acts are criminal acts under federal law under any and all circumstances under the CSA. Although the Corporation’s activities are believed to be compliant with applicable United States state and local law, strict compliance with state and local laws with respect to cannabis may neither absolve the Corporation of liability under United States federal law, nor may it provide a defense to any federal proceeding which may be brought against the Corporation.

As of the date of this Offering Circular, 33 U.S. states, and the District of Columbia and the territories of Guam, Puerto Rico, the U.S. Virgin Islands, and the Northern Mariana Islands have legalized the cultivation and sale of full strength cannabis for medical purposes. In 11 U.S. states, the sale and possession of cannabis is legal for both medical and adult-use, and the District of Columbia has legalized adult-use but not commercial sale. Thirteen states have also enacted low-tetrahydrocannabinol (“THC”)/ high-cannabidiol (“CBD”) only laws for medical cannabis patients. All considered, approximately 95% of Americans now live in states where some form of medical cannabis is legal.

The prior U.S. administration attempted to address the inconsistencies between federal and state regulation of cannabis in a memorandum which then-Deputy Attorney General James Cole sent to all United States Attorneys in August 2013 (the “Cole Memorandum”) outlining certain priorities for the DOJ relating to the prosecution of cannabis offenses. The Cole Memorandum noted that in jurisdictions that have enacted laws legalizing cannabis in some form and that have also implemented strong and effective regulatory and enforcement systems to control the cultivation, processing, distribution, sale and possession of cannabis, conduct in compliance with those laws and regulations is less likely to be a priority at the federal level. The DOJ did not provide (and has not provided since) specific guidelines for what regulatory and enforcement systems would be deemed sufficient under the Cole Memorandum. In light of limited investigative and prosecutorial resources, the Cole Memorandum concluded that the DOJ should be focused on addressing only the most significant threats related to cannabis.

On January 4, 2018, U.S. Attorney General Jeff Sessions formally issued a new memorandum (the “Sessions Memorandum”), which rescinded the Cole Memorandum. The Sessions Memorandum stated, in part, that current law reflects “Congress’ determination that cannabis is a dangerous drug and cannabis activity is a serious crime”, and Mr. Sessions directed all U.S. Attorneys to enforce the laws enacted by Congress by following well-established principles when pursuing prosecutions related to cannabis activities. There can be no assurance that the federal government will not enforce federal laws relating to cannabis in the future. As a result of the Sessions Memorandum, federal prosecutors are now free to utilize their prosecutorial discretion to decide whether to prosecute cannabis activities despite the existence of State-level laws that may be inconsistent with federal prohibitions. No direction was given to federal prosecutors in the Sessions Memorandum as to the priority they should ascribe to such cannabis activities, and resultantly it is uncertain how active U.S. federal prosecutors will be in relation to such activities.

The Corporation believes it is too soon to determine what prosecutorial effects will be created by the rescission of the Cole Memorandum. The sheer size of the cannabis industry, in addition to participation by state and local governments and investors, suggests that a large-scale enforcement operation would more than likely create unwanted political backlash for the DOJ and the Trump administration. It is also possible that the revocation of the Cole Memorandum could motivate Congress to reconcile federal and state laws. Regardless, cannabis remains a Schedule I controlled substance at the federal level, and neither the Cole Memorandum nor its rescission has altered that fact. The federal government of the United States has always reserved the right to enforce federal law in regard to the sale and disbursement of medical or adult-use cannabis, even if state law sanctioned such sale and disbursement. The Corporation believes, from a purely legal perspective, that the criminal risk today remains identical to the risk on January 3, 2018. It remains unclear whether the risk of enforcement has been altered. Additionally, under United States federal law, it may potentially be a violation of federal money laundering statutes for financial institutions to take any proceeds from the sale of cannabis or any other Schedule I controlled substance. Canadian banks are likewise hesitant to deal with cannabis companies, due to the uncertain legal and regulatory framework of the industry. Banks and other financial institutions, particularly those that are federally chartered in the United States, could be prosecuted and possibly convicted of money laundering for providing services to cannabis businesses. While Congress is considering legislation that may address these issues, there can be no assurance that such legislation passes.

Despite these laws, the U.S. Department of the Treasury’s Financial Crimes Enforcement Network (“FinCEN”) issued a memorandum on February 14, 2014 (the “FinCEN Memorandum”) outlining the pathways for financial institutions to bank state-sanctioned cannabis businesses in compliance with federal enforcement priorities. The FinCEN Memorandum echoed the enforcement priorities of the Cole Memorandum and states that in some circumstances, it is permissible for banks to provide services to cannabis-related businesses without risking prosecution for violation of federal money laundering laws. Under these guidelines, financial institutions must submit a Suspicious Activity Report (“SAR”) in connection with all cannabis-related banking activities by any client of such financial institution, in accordance with federal money laundering laws. These cannabis-related SARs are divided into three categories – cannabis limited, cannabis priority, and cannabis terminated – based on the financial institution’s belief that the business in question follows state law, is operating outside of compliance with state law, or where the banking relationship has been terminated, respectively. On the same day that the FinCEN Memorandum was published, the DOJ issued a memorandum (the “2014 Cole Memorandum”) directing prosecutors to apply the enforcement priorities of the Cole Memorandum in determining whether to charge individuals or institutions with crimes related to financial transactions involving the proceeds of cannabis-related conduct. The 2014 Cole Memorandum has been rescinded as of January 4, 2018, along with the Cole Memorandum, removing guidance that enforcement of applicable financial crimes against state-compliant actors was not a DOJ priority.

However, former Attorney General Sessions’ revocation of the Cole Memorandum and the 2014 Cole Memorandum has not affected the status of the FinCEN Memorandum, nor has the Department of the Treasury given any indication that it intends to rescind the FinCEN Memorandum itself. Though it was originally intended for the 2014 Cole Memorandum and the FinCEN Memorandum to work in tandem, the FinCEN Memorandum is a standalone document which explicitly lists the eight enforcement priorities originally cited in the Cole Memorandum. As such, the FinCEN Memorandum remains intact, indicating that the Department of the Treasury and FinCEN intend to continue abiding by its guidance. However, in the United States, it is difficult for cannabis-based businesses to open and maintain a bank account with any bank or other financial institution.

Although the Cole Memorandum has been rescinded, one legislative safeguard for the medical cannabis industry remains in place: Congress adopted a so-called “rider” provision to the fiscal years 2015, 2016, 2017 and 2018 Consolidated Appropriations Acts (currently referred to as the “Rohrabacher/Blumenauer Amendment”) to prevent the federal government from using congressionally appropriated funds to enforce federal cannabis laws against regulated medical cannabis actors operating in compliance with state and local law. The Rohrabacher/Blumenauer Amendment was included in the fiscal year 2018 budget passed on March 23, 2018 and the consolidated appropriations bill signed into legislation in February 2019. The Rohrabacher/Blumenauer Amendment was also included in the consolidated appropriations bill signed into legislation by President Trump on December 20, 2019 and remains in effect until September 30, 2020. In signing the Rohrabacher/Blumenauer Amendment, President Trump issued a signing statement noting that the Rohrabacher/Blumenauer Amendment “provides that the Department of Justice may not use any funds to prevent implementation of medical marijuana laws by various States and territories,” and further stating “I will treat this provision consistent with the President’s constitutional responsibility to faithfully execute the laws of the United States”. While the signing statement can fairly be read to mean that the executive branch intends to enforce the CSA and other federal laws prohibiting the sale and possession of medical marijuana, the president did issue a similar signing statement in 2017 and in 2019, and no major federal enforcement actions followed. At such time, it may or may not be included in the omnibus appropriations package or a continuing budget resolution once the current continuing resolution expires.

Despite the legal, regulatory, and political obstacles the cannabis industry currently faces, the industry has continued to grow. It was anticipated that the federal government would eventually repeal the federal prohibition on cannabis and thereby leave the states to decide for themselves whether to permit regulated cannabis cultivation, production and sale, just as states are free today to decide policies governing the distribution of alcohol or tobacco.

Given current political trends, however, these developments are considered unlikely in the near-term. As an industry best practice, despite the recent rescission of the Cole Memorandum, the Corporation abides by the following to ensure compliance with the guidance provided by the Cole Memorandum:

(1)	ensure that its operations are compliant with all licensing requirements as established by the applicable state, county, municipality, town, township, borough, and other political/administrative divisions;

(2)	ensure that its cannabis related activities adhere to the scope of the licensing obtained (for example: in the states where cannabis is permitted only for adult-use, the products are only sold to individuals who meet the requisite age requirements);

(3)	implement policies and procedures to ensure that cannabis products are not distributed to minors;

(4)	implement policies and procedures in place to ensure that funds are not distributed to criminal enterprises, gangs or cartels;

(5)	implement an inventory tracking system and necessary procedures to ensure that such compliance system is effective in tracking inventory and preventing diversion of cannabis or cannabis products into those states where cannabis is not permitted by state law, or cross any state lines in general;

(6)	ensure that its state-authorized cannabis business activity is not used as a cover or pretense for trafficking of other illegal drugs, and is not engaged in any other illegal activity, or any activities that are contrary to any applicable anti-money laundering statutes; and

(7)	ensure that its products comply with applicable regulations and contain necessary disclaimers about the contents of the products to prevent adverse public health consequences from cannabis use and prevent impaired driving.

In addition, the Corporation may (and frequently does) conduct background checks to ensure that the principals and management of its operating subsidiaries are of good character, and have not been involved with other illegal drugs, engaged in illegal activity or activities involving violence, or use of firearms in cultivation, manufacturing or distribution of cannabis. The Corporation will also conduct ongoing reviews of the activities of its cannabis businesses, the premises on which they operate and the policies and procedures that are related to possession of cannabis or cannabis products outside of the licensed premises, including the cases where such possession is permitted by regulation. See “Risk Factors”.

The Cole Memorandum and the Rohrabacher/Blumenauer Amendment gave medical cannabis operators and investors in states with legal regimes greater certainty regarding federal enforcement as to establish cannabis businesses in those states. While the Sessions Memorandum has introduced some uncertainty regarding federal enforcement, the cannabis industry continues to experience growth in legal medical and adult-use markets across the U.S. U.S. Attorney General Jeff Sessions resigned on November 7, 2018. On February 14, 2019, William Barr was confirmed as U.S. Attorney General. It is unclear what impact this development will have on U.S. federal government enforcement policy.

Adding to the uncertainty, on December 20, 2019, President Donald Trump signed H.R. 1158, the “Consolidated Appropriations Act, 2020, which states in relevant part that “None of the funds made available under this Act to the Department of Justice may be used, with respect to any of the States of Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, Florida, Georgia, Hawaii, Illinois, Indiana, Iowa, Kentucky, Louisiana, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Montana, Nevada, New Hampshire, New Jersey, New Mexico, New York, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, Rhode Island, South Carolina, Tennessee, Texas, Utah, Vermont, Virginia, Washington, West Virginia, Wisconsin, and Wyoming, or with respect to the District of Columbia, the Commonwealth of the Northern Mariana Islands, the United States Virgin Islands, Guam, or Puerto Rico, to prevent any of them from implementing their own laws that authorize the use, distribution, possession, or cultivation of medical marijuana.” See, Division B, Section 531.

Despite the expanding market for legal cannabis, traditional sources of financing, including bank lending or private equity capital, is lacking which can be attributable to the fact that cannabis remains a Schedule I substance under the CSA. These traditional sources of financing are expected to remain scarce unless and until the federal government legalizes cannabis cultivation and sales.

State-Level Overview

Neither the Corporation nor its subsidiaries own or hold cannabis licenses. Through various agreements, the Corporation and its subsidiaries provide various business and operational support for affiliated cannabis license- holders. While the Corporation believes that all of its affiliated cannabis license-holders are in material compliance with the rules, regulations and license requirements governing each state in which they operate, there are significant risks associated with their business. Further, the rules and regulations as outlined below are not a full complement of all the rules that affiliated cannabis license-holders are required to follow in each applicable state.

Although each state has its own laws and regulations regarding the operation of cannabis businesses, certain of the laws and regulations are consistent across jurisdictions. As a general matter, to operate legally under state law, cannabis operators must obtain a license from the state and in certain states must also obtain local approval. In those states where local approval is required, local authorization is a prerequisite to obtaining state licenses, and local governments are permitted to prohibit or otherwise regulate the types and number of cannabis businesses allowed in their locality. The license application process and license renewal process is unique to each state. However, each state’s application process requires a comprehensive criminal history, regulatory history, financial and personal disclosures, coupled with stringent monitoring and continuous reporting requirements designed to ensure only good actors are granted licenses and that licensees continue to operate in compliance with the state regulatory program.

License applicants for each state must submit standard operating procedures describing how the operator will, among other requirements, secure the facility, manage inventory, comply with the state’s seed-to-sale tracking requirements, dispense cannabis, and handle waste, as applicable to the license sought. Once the standard operating procedures are determined compliant and approved by the applicable state regulatory agency, the licensee is required to abide by the processes described and seek regulatory agency approval before any changes to such procedures may be made. Licensees are additionally required to train their employees on compliant operations and are only permitted to transact with other legal and licensed businesses.

As a condition of each state’s licensure, operators must consent to inspections of the commercial cannabis facility as well as the facility’s books and records to monitor and enforce compliance with state law. Many localities have also enacted similar standards for inspections and have already commenced both site-visits and compliance inspections for operators who have received state temporary or annual licensure.

Compliance Summary

The Corporation monitors the applicable rules and regulations of each state in which it provides support to affiliated cannabis license-holders. The Corporation maintains a database and tracks each license or permit held by its subsidiaries, showing the renewal date, inspection schedules, and the results of any regulatory inspection reports. The Corporation will also monitor any action taken by its subsidiaries in response to a change of governing regulations or suggestions from regulators.

The Corporation’s legal compliance team continually monitors and reviews correspondence and changes to, and updates of, rules or regulatory policies impacting the operation of the businesses carried on by its affiliated license-holders in each U.S. state in which it has operations. The Corporation has employed an experienced team of professionals knowledgeable in regulatory and corporate compliance to oversee its activities. The Corporation’s legal compliance team has implemented internal policies and procedures at corporate and subsidiary levels designed to mitigate any lapses in its overall infrastructure, and facilitate compliance with relevant laws and regulations.

The Regulatory Landscape in U.S. States

Michigan

Michigan Regulatory Overview

Michigan’s medical marijuana market is considered one of the largest in the United States. While the exact figure is in constant flux, there are roughly 300,000 medical marijuana patients registered under the Michigan Medical Marihuana Act, MCL 333.26421 et seq. (the “MMMA”), which became effective on December 04, 2008. On September 21, 2016, Governor Snyder signed a package of bills (2016 PA 281-283) that significantly expanded and commercialized the State of Michigan’s medical marijuana industry. The centerpiece of this new legislation, the Medical Marihuana Facilities Licensing Act, as amended, MCL 333.27101 et seq. (the “MMFLA”), allows for medical marijuana facilities to be licensed in the State of Michigan pursuant to a system overseen by what is presently referred to as the Michigan Marijuana Regulatory Agency, which is a division of the Michigan’s Department of Licensing and Regulatory Affairs (the “Regulator”).

The MMFLA became effective on December 20, 2016, and required the Regulator to begin accepting licenses for such facilities by no later than December 15, 2017. In order to meet that deadline, the Regulator employed an emergency rule making procedure, meaning the regulations so crafted were not prepared in accordance with the “complete” process of the Administrative Procedures Act of 1969. That formal rule making procedure was completed roughly a year later, with the resultant permanent rules being published on November 27, 2018 (together with all former versions, the “Rules”). The Rules expound upon the provisions of the MMFLA and set forth a regulatory structure with rigorous licensing requirements for the following five types of medical marijuana facilities (each a “Facility” and collectively, “Facilities”):

(1)	Growers, meaning licensees that cultivate, dry, trim, or cure and package marijuana for sale to a processor or provisioning center in quantities of 500 plants – “Class A,” 1,000 plants – “Class B,” or 1,500 plants – “Class C” at a time;

(2)	Processors, meaning licensees that purchase marijuana from a grower and extract resin from the marijuana or create a marijuana -infused product for sale and transfer in packaged form to a provisioning center;

(3)	Provisioning centers, meaning licensees that purchase marijuana from a grower or processor and sell, supply, or provide marijuana to patients, directly or through the patient’s caregiver;

(4)	Secure transporters, meaning licensees that store marijuana and transport marijuana between Facilities for a fee; and

(5)	Safety compliance facilities, meaning licensees that receive marijuana from a marijuana facility or primary caregiver and test it for contaminants and other substances.

The MMFLA allows municipalities to pick and choose the types and quantity of Facilities allowed within their jurisdictions. A municipality that wishes to allow Facilities must enact an ordinance explicitly authorizing them. To compensate the immediate cost imposed upon municipalities who “opt in,” the MMFLA authorizes them to charge an annual fee of up to $5,000 per license. The Rules also confirm that there is no deadline to opt in, meaning that communities who have been silent on the subject, as well as those that have expressly “opted out,” have not waived their ability to opt in at any point in the future.

To date, more than 100 municipalities have agreed to allow Facilities within their borders. Some have allowed an unlimited number of all Facilities. Others have imposed caps on each category of Facility, and in many cases have chosen not to allow a certain category altogether (e.g., 5 Class C Grows, 5 Class B Grows, 5 Class A Grows, 2 Processors, 1 Transporter, 1 Testing Facility and No Provisioning Centers). Those municipalities have employed an array of different zoning and code ordinance approaches to manage the location of allowed Facilities, as well as the selection process for local approval in cases where licenses are limited. On that point, even in municipalities with purportedly unlimited licenses, strict setback restrictions and a resultant absence of available real estate make finding suitable “green zone” location for Facilities a highly competitive and expensive process.

The MMFLA provided certain incentives for municipalities who allow Facilities within their jurisdiction. In particular, the State of Michigan currently charges a 6% sales tax on adult-use marijuana along with a 10% excise tax. The 10% excise tax on sales of adult-use marihuana under the Michigan Regulation and Taxation of Marihuana Act, MCL 333.27951 et seq. (discussed below, the “MRTMA”) is levied “in addition to all other taxes.” (MCL 333.27963(1).)6 Marijuana constitutes “tangible personal property” under Michigan’s General Sales Tax Act (MCL 205.51 et seq.). Accordingly, in addition to the 10% excise tax and absent a valid claim of exemption, retail sales of adult-use marijuana under the MRTMA are also subject to the state’s 6% sales tax, based upon the “sales price” of the property. Similarly, the use, storage, and consumption of adult-use marijuana in Michigan are subject to the Use Tax Act (MCL 205.91 et seq.). The “sales price” of marijuana subject to the 6 percent sales tax includes the 10% excise tax levied under the MRTMA.

Concurrent with the passage of the MMFLA, Public Act 282 of 2016 creates a statewide monitoring, tracking, inventory and verification system. Each Facility licensee is required to provide information regarding each plant, product, package, batch, test, transfer, conversion, sale, recall or disposition of medical marijuana. The intention being to track each and every single marijuana plant in the state from the time the seed is planted until the time the plant or its byproducts are used or destroyed. Doing so will help the Regulator guard against Facilities integrating with the black market, and provide the State of Michigan a metric by which to assess a provisioning center’s compliance with the aforementioned taxation requirements.

Operation at a same location (commonly referred to as co-location) is allowed for grower, processor, and provisioning centers, subject to certain requirements, and a licensee may apply for and be granted multiple (“stacked”) Class C grow licenses— each authorizing the grower to grow up to 1,500 marihuana plants—in a single location, subject to certain conditions including the availability of same under the municipality’s opt in ordinance. In determining the type and number of licenses sought, a prospective Facilities operator must consider the following capitalization requirements: Grower: Class A - $150,000; Grower: Class B - $300,000; Grower: Class C - $500,000; Processor: $300,000; Provisioning Center: $300,000; Secure Transporter: $200,000; Safety Compliance Facility: $200,000. Whatever the combination of Facility licenses sought, the applicant must demonstrate that resultant capitalization requirement, at least 25% of which must be in liquid assets such as cash, marihuana inventory (in compliance with the administrative rules), CD’s, 401(k), stocks, and bonds. The remaining value may be evidenced in additional liquid assets or non-liquid forms, for example equity in real property, supplies, equipment, and fixtures. All capitalization amounts and sources must be validated by CPA-attested financial statements included with the Phase-I application.

6 The Marihuana Facilities Act imposed a 3 percent excise tax on the gross retail receipts of licensed medical marijuana “provisioning centers”. (MCL 333.27601). However, the Marihuana Facilities Act also provided that the 3 percent excise tax would be repealed by operation of law beginning 90 days after the effective date of a law “authorizing the recreational or nonmedical use of marihuana in this state.” (MCL 333.27601). The MRTMA authorizes the recreational or nonmedical use of marijuana in Michigan. Accordingly, the 3 percent excise tax on medical marijuana provisioning centers imposed by the Marihuana Facilities Act was repealed as of March 6, 2019, 90 days following the effective date of the MRTMA.

The Regulator utilizes a two-step application process for Facility licensing: (i) Pre-Qualification (“Phase-I”) and (ii) License Qualification (“Phase-II”). This two-step process allows applicants to begin the Phase-I process before a location for their prospective Facility is established. Phase-I includes a full background check of the applicant and all supplemental applicants. As to the latter, all officers, directors and other persons in “control” of the applicant must submit a supplemental application and undergo the aforementioned background check, which is intended to evaluate the integrity, moral character, and reputation; personal and business probity; financial ability and experience; and responsibility or means of the applicant and all supplemental applications to own, operate and/or maintain a Facility. Until recently, that was also the case for anyone holding a financial interest of 1% or greater in a state-licensed Facility, whether directly or through a multi-level organization. But, on December 28, 2018, then-departing Governor Snyder signed 2018 PA 582 into law. That Act amended the MMFLA’s supplemental application requirement such that only persons owning a 10% or greater financial interest in the state-licensed Facility need to submit to the Phase-I background check (presuming they do not otherwise “control” the entity). Unfortunately, that favorable revision to the MMFLA’s definition of “applicant” was unintentionally written out of the MMFLA by the Hemp Act (defined below), thus forcing the Michigan Legislature to correct the issue by way of Senate Bill 203, which is pending enactment in the current legislative session. Importantly, and irrespective of the modifications to the term “applicant” in the MMFLA, a person or entity receiving reasonable payment for rent on a fixed basis under a bona fide lease or rental obligation need not be included in the Phase-I application process unless the lessor or property owner exercises control over the business. Similarly, a fixed wage or salaried employee who receives a bonus of not more than 25% of his or her pre-bonus annual compensation under a written incentive/bonus program need not be included.

Disclosures required of the applicant and all supplemental applicants under Phase-I include, but are not limited to, (i) copies of their tax returns, both federal and state, for the preceding three (3) years, (ii) one (1) years’ worth of financial statements for each account, loan or investment vehicle over which they exercise control, and (iii) a criminal background check. Regarding the latter, applicants and supplemental applicants are categorically barred from owning or exercising control over a licensed Facility if any of the following are true:

•	They have been convicted of or released from incarceration for a felony under the laws of Michigan, any other state, or the United States (federal law) within the past ten (10) years or have been convicted of a controlled substance-related felony within the past ten (10) years;

•	They have been convicted of a misdemeanor involving a controlled substance, theft, dishonesty, or fraud in any state within the past five (5) years; or

•	They have been found responsible for violating a local ordinance in any state involving a controlled substance, dishonesty, theft, or fraud that substantially corresponds to a misdemeanor in that state within the past five (5) years.

Aside from the above, in deciding whether or not to grant a given applicant Phase-I approval, the Regulator may also consider the applicant or supplemental applicant’s prior criminal history outside of those express disqualifiers noted above and regardless of whether the offense or offenses have been expunged, pardoned, or reversed on appeal or otherwise. Additionally, (i) the sources and extent of the applicant’s capitalization (including whether or not those funds were generated from prior illegal activity under the MMMA), (ii) bankruptcy filings within the past seven (7) years, (iii) the existence and extent of any tax deficiencies, (iv) issues in other regulated industries and (v) any litigation history concerning business practices will also be considered.

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For those who pass the Phase-I screening process, Phase-II requires information specific to the physical location of the prospective Facility. Aside from confirming that the Facility or Facilities’ physical location complies with the applicable opt in ordinance, Phase-II applications additionally require business plans addressing the use of third-party technology, marketing strategies, inventory and record keeping procedures, and staffing and employee training, among other things. If Phase-II application is granted, a Facility license will be issued for a 1-year period and will need to be renewed annually. With the exception of Safety Compliance Facilities, successful applicants must pay a regulatory assessment for each license issued. Fees for Class A grow licenses regulatory assessments are capped at $10,000. For all other Facility licenses, the present assessment has been set at $48,000, but is likely to decrease in the coming years as the number of initially issued/renewed licenses increases.

Notably, the Michigan Regulation and Taxation of Marihuana Act, MCL 333.27951 et seq. (discussed below, the “MRTMA”) was passed by the voters of the State of Michigan on November 6, 2018. The MRTMA took effect on December 6, 2018 and, among other things, made Michigan the 10th state to legalize, regulate and tax marijuana for all adults twenty-one (21) years and older. MCL 333.27959(6). Additionally, for the first twenty-four (24) months following implementation of that recreational system, only those applicants already holding a prior Facilities licenses under the MMFLA may apply for recreational licenses. Id. On July 3, 2019, the Regulator released its first rendition of emergency rules implementing the MRTMA, which will remain in place for six (6) months which the Regulator works through the formal administrative process for creation of final administrative rules for the program. The Regulator will begin accepting applications for state licenses under the MRTMA on November 1, 2019.

Also relevant to the Michigan cannabis regulatory landscape, on December 20, 2018, President Donald Trump signed the 2018 Federal Agriculture Improvement Act (the “Farm Bill”), thereby legalizing industrial hemp under U.S. federal law and appointing the United States Department of Agriculture (USDA) as the federal agency with regulatory oversight. The Farm Bill provides a framework for the states to regulate industrial hemp provided there is a USDA approved “state plan” in place to monitor and regulate the production of the crop. In concert with that federal legislative development, on December 28, 2018, Michigan House Bills 6330, 6331 and 6380 (Public Acts 641, 642, and 648 of 2018) were signed into law. Those bills amend the Industrial Hemp Research Act to create the new Industrial Hemp Research and Development Act (the “Hemp Act”). Under the Hemp Act, the Michigan Department of Agriculture and Rural Development (MDARD) is tasked with the regulation of Michigan’s hemp industry and pursuant to notice published on its website, MDARD is actively working on developing its state industrial hemp plan. MDARD is prohibited by federal law from issuing registrations or licenses thereunder until after the plan is submitted and approved by USDA. Under the Farm Bill, USDA has sixty (60) days after submittal for review and approval.

Michigan License Renewals

Under both the MMFLA and MRTMA, operating licenses for marijuana businesses have a one (1) year term and are annually renewable if certain conditions are met: (a) the renewal application is submitted prior to the date the license expires, or within sixty (60) days of expiration if all other conditions are met and a late fee is paid, (b) the licensee pays the regulatory assessment fee set by the Regulator and (c) the licensee continues to meet the requirements to be a licensee under the applicable regulations. Each renewal application is reviewed by the Regulator, but there is no guarantee of a timely renewal. There is no ultimate expiry after which no renewals are permitted.

Michigan Medical Marijuana Patients

Under the MMFLA, products may be purchased in a retail setting from a provisioning center by registered qualified patients, or registered primary caregivers connected to a registered qualifying patient, under the MMMA (each, a “Michigan Qualified Purchaser”); in each case, Michigan Qualified Purchasers must present a valid registry identification card issued by LARA (a “Michigan Registry ID”). For a Michigan Qualified Purchaser to receive Products, provision centers must deploy an inventory control and tracking system that is capable of interfacing with the statewide monitoring system to determine (a) whether a Michigan Qualified Purchaser holds a Michigan Registry ID and (b) whether the sale or transfer will exceed the then-current daily and monthly purchasing limit for the holder of the Michigan Registry ID.

In order to receive a Michigan Registry ID under the MMMA, an applicant must provide: a completed application dated within one year of submission, a written certification from a physician with a bona-fide physician-patient relationship to the underlying patient, the application or renewal fee, contact information for the patient, caregiver (if applicable) and physician, as well as proof of Michigan residency.

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For registered qualifying patients, the daily purchasing limit is 2.5 ounces, and for registered primary caregivers, the daily purchasing limit is 2.5 ounces per underlying registered qualifying patient that the registered primary caregiver is connected with through the registration process. Finally, the licensee shall verify in the statewide monitoring system that the sale or transfer does not exceed the monthly purchasing limit of ten (10) ounces of marijuana product per month to a qualifying patient, either directly or through the qualifying patient’s registered primary caregiver.

Allowable forms of medical marijuana includes smokable dried flower, dried flower for vaporizing and marijuana infused products, which are defined to include topical formulations, tinctures, beverages, edible substances or similar products containing usable marijuana that is intended for human consumption in a matter other than smoke inhalation.

Qualifying conditions for the medical marijuana program in Michigan are the following:

•	Cancer, glaucoma, positive status for human immunodeficiency virus, acquired immune deficiency syndrome, hepatitis C, amyotrophic lateral sclerosis, Crohn’s disease, agitation of Alzheimer’s disease, nail patella or the treatment of these conditions;

•	A chronic or debilitating disease or medical condition or its treatment that produces 1 or more of the following: cachexia or wasting syndrome; severe and chronic pain; severe nausea; seizures, including but not limited to those characteristic of epilepsy; or severe and persistent muscle spasms, including but not limited to those characteristic of multiple sclerosis;

•	Post-traumatic stress disorder; and/or

•	Any other medical condition or its treatment approved by the department under the Michigan Cannabis Regulations. In the state of Michigan, only cannabis that is grown and manufactured in the state can be sold in the state.

Reporting Requirements

Pursuant to the requirements of the MTA, Michigan selected Franwell’s METRC software as the state’s third-party solution for integrated marijuana industry verification. Using METRC, regulators are able to track third party inventory, permissible sales and seed-to-sale information. Additionally, provisioning centers can use the METRC API to connect their own inventory management and/or point-of-sale systems to verify the identity as well as permissible sales for Michigan Qualified Purchasers.

DILUTION

The term “dilution” refers to the reduction (as a percentage of the aggregate shares outstanding) that occurs for any given share of stock when additional shares are issued. Investors in this Offering will experience immediate dilution from the sale of shares by the Corporation. The Corporation anticipates that subsequent to this offering it may require additional capital and such capital may take the form of additional Subordinate Voting Shares, Proportionate Voting Shares, other stock, securities or debt convertible into equity. When the Corporation issues more securities, the percentage of the Corporation that you own will decrease, even though the value of the Corporation may increase. If this event occurs, you may own a smaller piece of a larger company. An increase in number of shares could also result from a securities offering (such as an initial public offering, an equity crowdfunding round, a venture capital round, or an angel investment), employees or others exercising stock or other equity options, or by conversion of certain instruments such as convertible bonds, other convertible classes of stock or warrants into other equity. If the Corporation decides to issue more stock or other securities, an investor could experience value dilution, with each Share being worth less than before, and control dilution, with the total percentage an investor owns being less than before. There may also be earnings dilution, with a reduction in the amount earned per share, although this typically occurs only if the Corporation offers dividends, and most early stage companies like the Corporation are unlikely to offer dividends, preferring to invest any earnings into the company.

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The type of dilution that negatively affects early-stage investors most occurs when a company sells more shares of stock or securities in a “down round,” meaning at a lower valuation than in earlier offerings. This type of dilution might also happen upon conversion of convertible notes into shares of stock. Typically, the terms of convertible notes issued by early-stage companies provide that in the event of another round of financing, the holders of the convertible notes get to convert their notes into equity at a “discount” to the price paid by the new investors, i.e., they get more shares of stock than the new investors would for the same price. Additionally, convertible notes may have a “price cap” on the conversion price, which effectively acts as a stock price ceiling. Either way, the holders of the convertible notes get more shares of stock for their money than would new investors in that subsequent round. In the event that the financing is a “down round” the holders of the convertible notes will dilute existing equity holders, and even more than the new investors do, because they get more shares of stock for their money. Investors should pay careful attention to the amount of convertible notes that a company has issued and may issue in the future, and the terms of those notes. At present, the Corporation has not issued any convertible notes, but it is possible that such notes could be issued in the future.

If you are making an investment expecting to own a certain percentage of the Corporation or expecting each Proportionate Voting Share to hold a certain amount of value, it is important to realize how the value of those Shares can decrease by actions taken by the Corporation. Dilution can make drastic changes to the value of each Share, ownership percentage, control, Share of revenues and earnings per Share.

If you invest in our Shares, your interest will be diluted to the extent of the difference between the public offering price per Share and the “as adjusted net tangible” book value per Share of our Shares after this Offering. Net tangible book value per share represents our total tangible assets less total liabilities, divided by the number of shares outstanding. Net tangible book value dilution per share to new investors represents the difference between the amount per share paid by purchasers in this offering, on a fully converted basis7, and the as adjusted net tangible book value per share immediately after completion of this Offering.

If you invest in the Corporation’s Shares, your interest will be diluted immediately to the extent of the difference between the Offering price per Share and the pro forma net tangible book value per Share after this Offering. As of the date of this Offering Circular, the net tangible book value of the Corporation was $54,042,893. Based on the number of Super Voting Shares (75,000,000 fully diluted) Subordinate Voting Shares (106,622,799), Proportionate Voting Shares (0), Exchangeable Units (75,000,000 fully diluted) Warrants (4,422,000), and Options (13,895,140) issued and outstanding as of the date of this Offering Circular (total of 274,939,939), that equates to a net tangible book value of $0.20 per Share on a pro forma basis.8 Net tangible book value per share consists of shareholders’ equity adjusted for the retained earnings (deficit), divided by the total number of shares of common stock outstanding. The pro forma net tangible book value, assuming full subscription in this Offering, and assuming all Proportionate Voting Shares have been fully converted into Subordinate Voting Shares, would be $0.34 per Share.

Thus, if this Offering is fully subscribed, the net tangible book value per share owned by the Corporation’s current shareholders will have immediately increased by approximately $0.14 per Subordinate Voting Share without any additional investment on their part and the net tangible book value to per Subordinate Voting Share, after conversion, for new investors will immediately be diluted by $1.41 per Share to $0.34 per Share. These calculations are based upon fully subscribed offering of Proportionate Voting Shares, as fully converted, and do not include the costs associated with this Offering, and such expenses will cause further dilution.

The following table illustrates the approximate per Share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the Shares offered for sale in this Offering:

Funding Level	$50,000,000	$37,500,000	$25,000,000	$12,500,000
Offering Price (as fully converted into Subordinate Voting Shares)	$1.75	$1.75	$1.75	$1.75
Pro forma net tangible book value per Share before the Offering	$0.20	$0.20	$0.20	$0.20
Increase per Share attributable to investors in this Offering	$0.14	$0.10	$0.07	$0.04
Pro forma net tangible book value per Share after the Offering	$0.34	$0.31	$0.27	$0.24
Dilution to investors	$1.41	$1.44	$1.48	$1.51
Dilution as a percentage of Offering Price	80.6%	82.3%	84.6%	86.3%

7 Subject to certain restrictions, as more fully described on page ii of this Offering Circular, each Proportionate Voting Share shall be convertible, at the option of the holder thereof, into 50 Subordinate Voting Shares. Thus, each Proportionate Voting Share offered at $87.50 is convertible into 50 Subordinate Voting Shares at a value of $1.75 per share

8 As of the date of this offering circular, there are 1,500,000 shares of Super Voting Shares issued and outstanding. Holders of Super Voting Shares are entitled to 50 votes in respect of each Super Voting Share held. Additionally, as of the date of this offering circular, there are 1,500,000 shares of Exchangeable Units issued and outstanding. Holders of Exchangeable Units are entitled to 50 votes in respect of each Exchangeable Unit held.

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Note: These calculations are based upon fully converted Proportionate Voting Shares. Subject to the restrictions of the “Foreign Private Issuer Protection Limitation”, as described on page ii of this Offering Circular, each Proportionate Voting Share shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such Share at the office of the Corporation or any transfer agent for such Shares, into fully paid and non-assessable Subordinate Voting Shares(4), and as is determined by multiplying the number of Proportionate Voting Shares by the “Conversion Ratio” applicable to such Shares, determined hereafter provided, in effect on the date the Proportionate Voting Share is surrendered for conversion. The initial Conversion Ratio for each Proportionate Voting Share is 50 Subordinate Voting Shares; provided, however, that the Conversion Ratio shall be subject to adjustment as set forth in subsections (f) (viii) and (f) (ix) of Section C of the Corporation’s Articles of Amendment, attached as Exhibit 1A-2A to this Offering Circular. The conversion of Proportionate Voting Shares into Subordinate Voting Shares will cause further dilution.

These calculations further do not include the costs associated with this Offering, and such expenses will cause further dilution. The Corporation estimates the offering expenses will be approximately $250,000.

There is a material disparity between the price of the Shares in this Offering and the effective cash costs to officers, directors, promoters, affiliated persons, and existing shareholders for shares, including Proportionate Voting Shares, Subordinate Voting Shares, Super Voting Shares, Warrants, and Options, acquired by them in transactions during the past year. The average effective cash contributions for such shares acquired by officers, directors, promoters, affiliated persons and existing shareholders in transactions during the past year was CAD$1.50 per share, whereas the public contribution under this Offering for Proportionate Voting Shares, as converted to Subordinate Voting Shares, will be USD$1.75 per Share.

PLAN OF DISTRIBUTION AND SELLING SECURITYHOLDERS

The Proportionate Voting Shares, and the underlying Subordinate Voting Shares, are being offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended (the “Securities Act”), for Tier 2 offerings, by the management of the Corporation on a “best-efforts” basis directly to purchasers who satisfy the requirements set forth in Regulation A. We have the option in our sole discretion to accept less than the minimum investment. We have no minimum capitalization requirement, and we may use the proceeds from this Offering immediately following our acceptance of the corresponding subscription agreements towards our business strategy, facility expenses, research and development expenses, offering expenses (which include legal, accounting, printing, due diligence, marketing, selling and other costs incurred in the Offering), working capital, general corporate purposes, and other uses, as more specifically set forth in the “Use of Proceeds to Issuer” beginning on page 40. There is no arrangement for the return of funds to investors if all of the Shares offered are not sold in the Offering.

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Our Offering will expire on the first to occur of (a) the sale of all 28,571,428 Shares offered hereby; (b) the expiration of 365 days from the date of this Offering Circular unless extended in its sole discretion by the Corporation; or (c) when our Board of Directors elects in its sole discretion to terminate the Offering.

Generally speaking, Rule 3a4-1 under the Exchange Act provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer's securities. None of our officers or directors are subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. None of our officers or directors will be compensated in connection with their participation in the Offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. None of our officers or directors are, or have been within the past 12 months, a broker or dealer, and none of them are, or have been within the past 12 months, an associated person of a broker or dealer. At the end of the Offering, our officers and directors will continue to primarily perform substantial duties for the Corporation or on its behalf otherwise than in connection with transactions in securities. Our officers and directors will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii), except that for securities issued pursuant to Rule 415 under the Securities Act, the 12 months shall begin with the last sale of any security included within one Rule 415 registration.

Our directors and officers will not register as broker-dealers under Section 15 of the Exchange Act in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker-dealer. The conditions are that:

•	the person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Securities Act, at the time of his participation; and

•	the person is not at the time of their participation an associated person of a broker-dealer; and

•	the person meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (i) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (ii) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and (iii) does not participate in selling and offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs (a)(4)(i) or (a)(4)(iii) of Rule 3a4-1 of the Exchange Act.

Our officers and directors are not statutorily disqualified, are not being compensated, and are not associated with a broker-dealer. They are and will continue to hold their positions as officers or directors following the completion of the offering and have not been during the past 12 months and are currently not brokers or dealers or associated with brokers or dealers. They have not nor will they participate in the sale of securities of any issuer more than once every 12 months.

As of the date of this Offering Circular, we have not entered into any arrangements with any selling agents for the sale of the securities; however, we reserve the right to offer the Proportionate Voting Shares and the underlying Subordinate Voting Shares through broker-dealers who are registered with FINRA. If we elect to do so, we will supplement this offering circular as appropriate.

You will be required to complete a subscription agreement in order to invest. The subscription agreement includes a representation that if you are not an “accredited investor” as defined under federal securities law, you are investing an amount that does not exceed the greater of 10% of your annual income or 10% of your net worth, as described in the subscription agreement.

All subscription agreements and checks received by the Corporation for the purchase of Proportionate Voting Shares are irrevocable until accepted or rejected by the Corporation and should be delivered to the Corporation as provided in the subscription agreement, see Form of Subscription Agreement attached as Exhibit 1A-4. A subscription agreement executed by a subscriber is not binding on the Corporation until it is accepted on our behalf by the Corporation’s President or by specific resolution of our board of directors. Any subscription not accepted within 30 days will be automatically deemed rejected.

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This Offering will commence on the qualification of this Offering Circular, as determined by the Securities and Exchange Commission and continue for a period of 365 days unless the maximum amount of the Offering is raised prior to that period ending. The Corporation may extend the Offering for an additional time period unless the Offering is completed or otherwise terminated by the Corporation. Funds received from investors will be counted towards the Offering only if the form of payment clears the banking system and represents immediately available funds held by the Corporation prior to the termination of the subscription period, or prior to the termination of the extended subscription period if extended by the Corporation, or as otherwise set out herein.

We may be required to retain a broker-dealer or register as an issuer-dealer and/or agent under the blue sky laws of certain states in order to make offers to sell our Shares in those states. There can be no guarantee that we will be approved as an issuer-dealer and/or agent in any or all of the states which we determine require such registration.

Should any fundamental change occur regarding the status of this Offering or other matters concerning the Corporation, we will file an amendment to this Offering Circular disclosing such matters.

Selling Security Holders

No securities are being sold for the account of security holders; all net proceeds of this offering will go to the Corporation.

USE OF PROCEEDS TO ISSUER

The Use of Proceeds is an estimate based on the Corporation’s current business plan. The Corporation may find it necessary or advisable to reallocate portions of the net proceeds reserved for one category to another, or to add additional categories, and the Corporation will have broad discretion in doing so. The Corporation does not intend to use proceeds from this Offering to compensate or otherwise make payments to officers or directors of the Corporation or any of its affiliates. Because the Offering is a “best efforts” offering, the Corporation may close the Offering without sufficient funds for all the intended purposes set out below or even to cover the costs of the Offering.

We estimate that the net proceeds to us from the sale of the maximum amount of Shares offered hereby will be approximately $49,630,000 after the deduction of approximately $370,000 for offering expenses. The following table illustrates the Corporation’s current intentions for the use of the net proceeds of the Offering depending on the total amount of proceeds received by the Corporation on the sale of 25%, 50%, 75% and 100% of the Shares offered hereby, over an approximate 12 month period.

Capital Sources and Uses

Gross Proceeds	25%	50%	75%	100%
Property Acquisition	$3,150,000	$6,300,000	$9,450,000	$12,600,000
Construction and Equipment	$4,000,000	$8,000,000	$12,000,000	$16,000,000
Licensing and Permits	$600,000	$1,200,000	$1,800,000	$2,400,000
Branding and Marketing	$1,750,000	$3,500,000	$5,250,000	$7,000,000
R&D	$250,000	$500,000	$750,000	$1,000,000
General Corporate	$2,687,500	$5,375,000	$8,062,500	$10,630,000
Total	$12,437,500	$24,875,000	$37,312,500	$49,630,000

Our plan of operations for the next few years includes providing continued support Gage-affiliated entities which includes: building out operations their cultivation facilities with a focus on growing their plants in small batches using 100% hydroponic cultivation methods for sustainable and responsible operations; developing and optimizing production of their products; acquiring additional facilities in the State of Michigan for the purpose of cultivation, processing and retail; identifying additional partnership opportunities; expanding the Gage brand through various licensing and partnership arrangements; developing new product; identifying additional cannabis markets in the State and securing the necessary licenses and permits; and developing, executing and monitoring marketing strategies designed to support and further Gage’s mission and values.

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The amounts set forth above are our current estimates for such development activities, and we cannot be certain that actual costs will not vary from these estimates. Our management has significant flexibility and broad discretion in applying the net proceeds received in this Offering and making short-term interest-bearing investments of the proceeds for capital preservation purposes. We cannot assure you that our assumptions, expected costs and expenses and estimates will prove to be accurate or that unforeseen events, problems or delays will not occur that would require us to seek additional debt and/or equity funding, which may not be available on favorable terms, or at all. See “Risk Factors” starting on page 6 for more information regarding the risks associated with an investment in our securities.

Pending our use of the net proceeds from this Offering, we may invest the net proceeds in a variety of capital preservation investments, including without limitation short-term, investment grade, interest-bearing instruments and United States government securities and including investments in related parties. We may also use a portion of the net proceeds for the investment in strategic partnerships and possibly the acquisition of complementary businesses, products or technologies, although we have no present commitments or agreements for any specific acquisitions or investments.

Although it is difficult to predict future liquidity requirements, we believe that the net proceeds from this Offering, if fully subscribed, together with our existing cash and cash equivalents will fund our operations into the second quarter of 2021. See “Risk Factors”.

DIVIDEND POLICY

The Corporation has not declared dividends on any of its shares in the past and does not intend to pay any in the foreseeable future. Any future determination to pay dividends will be at the discretion of the Board of Directors and will depend on the financial condition, business environment, operating results, capital requirements, any contractual restrictions on the payment of dividends, and any other factors that the Board of Directors deems relevant.

DESCRIPTION OF BUSINESS

General

On November 22, 2017, Wolverine Partners Corp. was incorporated under the Canada Business Corporations Act (“CBCA”) as “Wolverine Partners Corp.”. The Corporation’s registered and head office is located at 77 King Street West, Suite 400, Toronto-Dominion Centre Toronto, ON M5K 0A1 Canada.

The Corporation formed Spartan Partners Corporation, a Michigan corporation (“Spartan Corporation”), as a wholly-owned subsidiary of the Corporation on March 14, 2018 and Spartan Partners Holdings, LLC, a Michigan limited liability company (“Spartan LLC”) on December 20, 2018.

Spartan Corporation is the majority shareholder (51.2% ownership stake) of Spartan LLC who, in turn, wholly-owns Spartan Partners Services LLC (“Services”), Spartan Partners Properties LLC (“Properties”), and Spartan Partners Licensing LLC (“Licensing”), and Mayde US LLC (“Mayde”), all Michigan limited liability companies.

On September 16, 2019, the Corporation entered into an asset purchase agreement with Radicle Cannabis Holdings Inc. (“Radicle”) and Gage Co. Inc., pursuant to which the Corporation purchased the trademarks and goodwill of the Gage brand (the “Gage Brand”) then owned by Radicle. The Corporation also entered into a licensing and packaging agreement with Radicle wherein the Corporation obtained an exclusive, non-transferrable, non-sublicensable license to market and sell “Cookies” brand cannabis products in retail operations in Canada (the “Cookies Agreement”). In consideration of the acquisition of the Gage Brand, the Corporation paid Radicle $250,000 in cash and agreed to issue 250,000 Subordinate Voting Shares to Radicle upon the successful registration of the “Gage” trademark in Canada and the United States. The Corporation also granted Radicle a non-exclusive, non-transferable license to use the Gage Brand in Canada for a period of five years. The Corporation also announced that it had appointed former Canopy Growth Corporation CEO Bruce Linton as Executive Chairman. The Corporation further announced that it intended to change its corporate name to Gage Growth Corp., and began doing business as Gage Cannabis Co.

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On October 8, 2019, the Corporation entered into the Innovations Acquisition Agreement with SubCo, Innovations and certain shareholders of Innovations, pursuant to which the Corporation, through SubCo, agreed to purchase all of the issued and outstanding shares of Innovations in exchange for Subordinate Voting Shares in the Corporation by way of a three-cornered amalgamation (the “Innovations Acquisition”).

On November 11, 2019, Innovations amalgamated with SubCo to form Gage Innovations Corp., a wholly owned subsidiary of the Corporation, and the Innovations Acquisition closed. In connection with the closing of the Innovations Acquisition, Bruce Linton was appointed Executive Chairman of the Corporation. In connection with the closing of the Innovations Acquisition, issued 34,491,601 Subordinate Voting Shares in exchange for 78,000,000 common shares in the capital of Innovations. The Corporation also issued 88,440 Options (as defined herein) and 4,422,000 Subordinate Voting Share purchase warrants of the Corporation (“Warrants”) to replace options and share purchase warrants of Innovations.

Wolverine Partners Corp. d/b/a Gage Cannabis Co., through its subsidiaries (all collectively referred to herein as the “Corporation”) have entered into business relationships with a number of licensed and provisionally licensed cultivators, processors, and retailers in the State of Michigan. The Corporation’s subsidiaries business, financial, real estate, and intellectual property licensing support services for three licensed cultivation centers in Michigan that currently serve five provisioning centers, with another four provisioning centers planned by the end of 2020 based upon management’s assessment.

In addition to providing support for Gage-branded provisioning centers, the Corporation has entered into a licensing and partnership agreement with Cookies Creative Consulting & Promotions, LLC (“Cookies”), a California-based cannabis company, wherein the Corporation provides support for a Cookies provisioning center located in the City of Detroit, and dedicates significant shelf space to display and sell “Cookies” cannabis brand products at existing Gage provisioning centers.

Gage’s wholly-owned subsidiaries are listed below:9

Entity	Registered	Holding
Spartan Partners Corporation	Michigan	100% owned

Gage Innovations Corp.	Canada	100% owned
Spartan Partners Holdings, LLC	Michigan	51.2% owned through Spartan Partners Corporation
Spartan Partners Services LLC	Michigan	100% owned through Spartan Partners Holdings, LLC
Spartan Partners Properties LLC	Michigan	100% owned through Spartan Partners Holdings, LLC
Spartan Partners Licensing LLC	Michigan	100% owned through Spartan Partners Holdings, LLC
Mayde US LLC	Michigan	100% owned through Spartan Partners Holdings, LLC

9 Note: A particular subsidiary may be omitted from this chart if, at the most recent financial year end, the total assets of the subsidiary do not exceed 10% of the consolidated assets, the revenue of the subsidiary does not exceed 10% of the consolidated revenue, and the omitted subsidiaries (combined) do not represent more than 20% of the consolidated assets and 20% of the consolidated revenue.

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Overview of Wolverine Partners Corp. d/b/a Gage Cannabis Co.

The Corporation provides support services to licensed Gage-branded cannabis cultivators, processors, and provisioning centers, and Cookies-branded provisioning centers, in the State of Michigan. Services provided by the Corporation include: financing, intellectual property, licensing and real estate support. Additionally, the Corporation has built strategic partnerships, and will continue to build strategic partnerships with well-respected and top-selling cannabis brands in the United States. The Corporation is focused on continuing to build a diverse portfolio of branded cannabis assets and business arrangements through opportunistic investments, strategic business relationships and the pursuit of licenses in attractive locations in Michigan.

Gage’s operating affiliates are licensed pursuant to Michigan’s Medical Marijuana Facilities Licensing Act (“MMFLA”) and/or the Michigan Regulation and Taxation of Marihuana Act (“MRTMA”) to cultivate, process and distribute medical and/or adult-use cannabis and cannabis derivatives legally in the State of Michigan. Presently, those licensed affiliates operate under the Gage brand and include: AEY Holdings LLC, AEY Thrive, LLC, Thrive Enterprises, LLC, AEY Capital, LLC, 3 State Park, LLC, Pure Releaf SP Drive, LLC and Buena Vista Real Estate, LLC.

In April 2019, the Corporation announced that it would be the exclusive partner to Cookies, a premier California cannabis culture and lifestyle brand and one of the most well-respected, top-selling cannabis brands in the United States. Cookies and its products are recognized globally and offer a stable of over 50 cannabis varieties and product lines including indoor, outdoor and sun grown flower, pre-rolls, gel caps and vapes. Backed by the music industry, social media, and the countless YouTube vlogs documenting the brand’s growth and breeding projects, Cookies has built a grassroots cult following while remaining loyal to its brand promise - authenticity and innovative genetics.

On May 27, 2020, the Corporation announced a strategic partnership with SLANG Worldwide Inc. (“SLANG”), a leading global cannabis consumer packaged goods company, to introduce new cannabis brands in the state of Michigan. Pursuant to the partnership and pending regulatory approval, the Corporation has been granted an exclusive license to produce and distribute the SLANG product suite in Michigan, including its category-leading products O.penVAPE, Pressies, District Edibles, and Bakked. SLANG will also provide sales consulting services and will receive royalty payments for each branded product sold in the state.

The Corporation intends to continue to build strategic partnerships, such as the partnerships with Cookies and SLANG, in its effort to offer the best quality experience to consumers in the State of Michigan.

We believe that Gage’s operating affiliates set the standard for quality cannabis products and experience. Our licensed operating affiliates grow plants in small batches using 100% hydroponic cultivation methods for sustainable and responsible operations. From handpicking every plant to employing our proprietary drying, trimming and curing method, each step of our process is deliberately designed to deliver the best flower possible.

The Gage Brand

We believe that the Gage brand sets the standard for quality cannabis products. Our brand’s goal is to cultivate and curate experiences that empower patients and consumers to make the most of the plant’s benefits and amplify their lives. To supplement our wide range of proprietary products, Gage partners with a deep roster of internationally and locally renowned brands to bring our customers a carefully curated selection of high quality product. Gage is committed to shaping the future for a new generation of cannabis patients and consumers. We are invested in the health and wealth of our communities and strive to build a brighter, cleaner and greener future in the State of Michigan.

Subsidiaries

Spartan Partners Corporation

The Corporation formed Spartan Partners Corporation, a Michigan corporation (“Spartan Corporation”), as a wholly-owned subsidiary on March 14, 2018. Spartan Corporation is a U.S. Blocker corporation whose registered office is 888 W Big Beaver Road, Suite 870, Troy, MI 48084.

Spartan Partners Holdings, LLC

Spartan Partners Holdings, LLC, a Michigan limited liability company (“Spartan LLC”), was formed on December 20, 2018, with its registered office is 888 W Big Beaver Road, Suite 870, Troy, MI 48084. Initially, Spartan Corporation was the sole member of Spartan LLC. Spartan LLC is a manager-managed limited liability company whose initial manager is Spartan Corporation.

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Spartan Partners Services LLC

Spartan Partners Services, LLC, a Michigan limited liability company (“Services”), was formed as a wholly-owned subsidiary of Spartan LLC on January 11, 2019, with its registered office is 888 W Big Beaver Road, Suite 870, Troy, MI 48084. Though a series of agreements, Services supports the following affiliated licensed entities:

A.	AEY Holdings LLC (“Holdings”)

1.	By a Service Agreement, dated January 31, 2019, Services provides business consulting, accounting, administrative, HR/personnel services, technological, financial, construction and related service to Holdings in exchange for a fee, which is adjustable per location that is open and operational.

2.	By an Equipment Lease Agreement, dated January 31, 2019, Services leases certain equipment, furniture and fixtures to Holdings for a monthly rent payment, which is adjustable quarterly with the deletion or addition of equipment.

3.	By a License Agreement, dated January 31, 2019, Services provides a license to use certain licensed materials to Holdings.

4.	By a Membership Interest Transfer Restriction and Succession Agreement, dated as of January 31, 2019, between Holdings, David Malinoski, the sole member of Holdings (“Member”), and Services, Holdings and Member agreed to restrict the transferability of Holdings’ membership interests.

B.	AEY Thrive LLC (“Thrive”)

1.	By a Services Agreement, dated January 31, 2019, Services provides business consulting, accounting, administrative, HR/personnel services, technological, financial, construction and related service to Thrive in exchange for a fee, which is adjustable per location that is open and operational.

2.	By an Equipment Lease Agreement, dated January 31, 2019, Services leases certain equipment, furniture and fixtures to Thrive for a monthly rent payment, which is adjustable quarterly with the deletion or addition of equipment.

3.	By a License Agreement, dated January 31, 2019, Services provides a license to use certain licensed materials to Thrive.

4.	By a Membership Interest Transfer Restriction and Succession Agreement, dated as of January 31, 2019, between Thrive, David Malinoski, the sole member of Thrive (“Member”), and Services, Thrive and the Member agreed to restrict the transferability of Thrive’s membership interests.

5.	By a Credit and Security Agreement, dated January 1, 2019, Services agreed to advance funds to AEY Thrive to finance capital expenditures and other costs and expenses on a secured basis.

6.	By a Convertible Promissory Note, dated January 1, 2019, David Malinoski and Thrive (together, “the Borrower”) promised to pay to Service the aggregate unpaid principal amount of all advances made by Service to or on behalf of Borrower from time to time pursuant to that certain Credit and Security Agreement.

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C.	AEY Capital LLC (“AEY Capital”)

1.	By a Services Agreement, dated January 31, 2019, Services provides business consulting, accounting, administrative, HR/personnel services, technological, financial, construction and related service to AEY Capital in exchange for a fee, which is adjustable per location that is open and operational.

2.	By an Equipment Lease Agreement, dated January 31, 2019, Services leases certain equipment, furniture and fixtures to AEY Capital for a monthly rent payment, which is adjustable quarterly with the deletion or addition of equipment.

3.	By a License Agreement, dated January 31, 2019, between AEY Capital and Services under which Services provides a license to use certain licensed materials to AEY Capital.

4.	By a Membership Interest Transfer Restriction and Succession Agreement, dated as of January 31, 2019, between AEY Capital, David Malinoski, the sole member of AEY Capital (“Member”), and Services, AEY Capital and the Member agreed to restrict the transferability of AEY Capital’s membership interests.

5.	By a Credit and Security Agreement, dated January 31, 2019, Services advanced funds to AEY Capital to finance capital expenditures and other costs and expenses on a secured basis.

6.	By a Convertible Promissory Note, dated January 31, 2019, AEY Capital (“Borrower”) promised to pay to Service the aggregate unpaid principal amount of all advances made by Service to or on behalf of Borrower from time to time pursuant to that certain Credit and Security Agreement.

D.	3 State Park LLC (“3 State Park”)

1.	By a Services Agreement, dated January 31, 2019, Services provides business consulting, accounting, administrative, HR/personnel services, technological, financial, construction and related service to 3 State Park in exchange for a fee which is adjustable per location that is open and operational.

2.	By an Equipment Lease Agreement, dated January 31, 2019, Services leases certain equipment, furniture and fixtures to 3 State Park for a monthly rent payment, which is adjustable quarterly with the deletion or addition of equipment.

3.	By a License Agreement, dated January 31, 2019, Services provides a license to use certain licensed materials to 3 State Park.

4.	By a Membership Interest Transfer Restriction and Succession Agreement, dated as of January 31, 2019, between 3 State Park, David Malinoski, the sole member of 3 State Park (“Member”), and Services, 3 State Park and the Member agreed to restrict the transferability of 3 State Park’s membership interests.

E.	Buena Vista Real Estate LLC (“Buena Vista”)

1.	By a Services Agreement, dated January 31, 2019, Services provides business consulting, accounting, administrative, HR/personnel services, technological, financial, construction and related service to Buena Vista in exchange for a fee, which is adjustable per location that is open and operational.

2.	By an Equipment Lease Agreement, dated January 31, 2019, Services leases certain equipment, furniture and fixtures to Buena Vista for a monthly rent payment, which is adjustable quarterly with the deletion or addition of equipment.

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3.	By a License Agreement, dated January 31, 2019, Services provides a license to use certain licensed materials to Buena Vista.

4.	By a Membership Interest Transfer Restriction and Succession Agreement, dated as of January 31, 2019, between Buena Vista, David Malinoski, the sole member of Buena Vista (“Member”), and Services, Buena Vista and the Member agreed to restrict the transferability of Buena Vista’s membership interests.

Spartan Partners Properties LLC

Properties, a Michigan limited liability company, was formed as a wholly-owned subsidiary of Spartan LLC on December 20, 2018, with its registered office listed as 888 W Big Beaver Road, Suite 870, Troy, MI 48084. Through separate lease agreements, Properties leases facilities owned or leased by Properties to: AEY Holdings, AEY Thrive, AEY Capital, 3 State Park, and Buena Vista.

Spartan Partners Licensing LLC

Licensing, a Michigan limited liability company, was formed as a wholly-owned subsidiary of Spartan LLC on February 20, 2019, with its registered office listed as 888 W Big Beaver Road, Suite 870, Troy, MI 48084. Licensing is the legal and beneficial owner of certain financial, engineering, business, planning, research, operations, services, products, technical information and/or know-how, proprietary information, goodwill, stratagems, standard operating procedures, genetics, genetic material, organization charts, business plans, prototypes, formulas, production, marketing, pricing, sales, profit, personnel, customer, prospective customer, supplier, or other information and all papers, data, records, processes, techniques, systems, models, samples, devices, equipment, recipes and customer lists related to the cultivation, processing and dispensing of cannabis (the “Licensed Materials”). Through a License Agreement, Licensing grant Services a non-exclusive, limited license to access and use the Licensed Materials, and to permit its authorized users to access and use the Licensed Materials, during the term of the license, in the State of Michigan.

Mayde US LLC

Mayde, a Michigan limited liability company, was formed as a wholly-owned subsidiary of Mayde Blocker LLC (“Mayde Blocker”) on June 7, 2019, with its registered office listed as 38505 Woodward Ave., Suite 100, Bloomfield Hills, Michigan 48304. Mayde Blocker was subsequently merged into Spartan Partners Corporation on August 23, 2019, thus making Mayde a wholly-owned subsidiary of Spartan Corporation.

Gage Innovations Corp.

On October 8, 2019, the Corporation entered into the Innovations Acquisition Agreement with SubCo, Innovations and certain shareholders of Innovations, pursuant to which the Corporation, through SubCo, agreed to purchase all of the issued and outstanding shares of Innovations in exchange for Subordinate Voting Shares in the Corporation by way of a three-cornered amalgamation. On November 11, 2019, Innovations amalgamated with SubCo to form Gage Innovations Corp., a wholly owned subsidiary of the Corporation, and issued 34,491,601 Subordinate Voting Shares in exchange for 78,000,000 common shares in the capital of Innovations. In connection with the closing of the Innovations Acquisition, Bruce Linton was appointed Executive Chairman of the Corporation.

Licensed Affiliated Operators

Cultivation Facilities

Cultivation. As a licensed cannabis cultivator, affiliated-operator AEY Capital is engaged in growing, harvesting, and packaging medical and adult-use cannabis as permitted under Michigan law and derives revenue from the sale of harvested cannabis plant material to licensed processors and provisioning centers in Michigan. Substantially all of AEY Capital’s harvested cannabis plant material is supplied to its own processor and provisioning centers. Presently, AEY Capital has three (3) fully licensed Class C Grow facilities under the MMFLA, and has received local permits for two (2) additional facilities (16 additional licenses), thus allowing AEY Capital to conduct medical cannabis cultivation activities in its Michigan facilities. Additional Class-C licenses will be activated in a phased approach subject to applicable market factors and facility development requirements. In addition, AEY Capital has received pre-qualification status at each of the aforementioned facilities under the MRTMA, and anticipates beginning adult-use cannabis cultivation activities at select locations upon obtaining full licensure.

As set forth above, the Corporation is affiliated with AEY Capital through a series of agreements entered into by its subsidiary Spartan Partner Services LLC (“Services”) and AEY Capital on January 31, 2019 to provide certain services to AEY Capital’s licensed and planned cultivation facilities. Under a Services Agreement, Services provides business consulting, accounting, administrative, technological, financial, construction and related service to AEY Capital in exchange for a fee, which is adjustable per location that is open and operational. Under an Equipment Lease Agreement, Services leases certain equipment, furniture and fixtures to AEY Capital for a monthly rent payment, which is adjustable quarterly with the deletion or addition of equipment. Under a License Agreement, Services provides a license to use certain licensed materials to AEY Capital. By a Credit and Security Agreement, Services advanced certain funds to AEY Capital to finance capital expenditures and other costs and expenses on a secured basis, and by a Convertible Promissory Note, AEY Capital (“Borrower”) promised to pay to Service the aggregate unpaid principal amount of all advances made by Service to or on behalf of Borrower from time to time pursuant to that certain Credit and Security Agreement.

Neither the Corporation, nor its affiliates, hold direct ownership interests in AEY Capital.

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Processing Facilities

Processing. As a licensed cannabis processor, AEY Capital intends to obtain harvested cannabis plant material from its affiliated licensed cultivators, as well as other cultivation facilities in Michigan, convert that harvested cannabis plant material into cannabis extract by physical or chemical means for use as an ingredient in cannabis products, and formulate those extracts into manufactured cannabis products, potentially including edibles, tinctures, and topicals permitted under the MMFLA. AEY Capital anticipates distribution to be made, and revenue to be derived, primarily through its licensed affiliated provisioning centers. As a licensed cultivator and a licensed processor, AEY Capital’s processor operation will secure harvested cannabis plant material from its own cultivator operations. AEY Capital’s processor operation may also obtain harvested cannabis plant material from non-affiliated licensed cultivators and may sell manufactured cannabis products to non-affiliated provisioning centers. Presently, AEY Capital has two (2) processing facilities that have received temporary operating permits under the MMFLA and MRTMA in Monitor and Harrison Townships, and one (1) processing facility in Lenox Township that has received a temporary operating permit under the MMFLA, and has been prequalified under the MRTMA.

The Corporation is affiliated with AEY Capital’s processing facilities through the series of Agreements, discussed above. Neither the Corporation, nor its affiliates, hold direct ownership interests in AEY Capital.

Provisioning Centers (licensed and planned)

Retail. As an operator of licensed cannabis provisioning centers, AEY Capital, Holdings, Thrive, and Cookies market and derive revenue from the retail sale of medical and adult-use cannabis and cannabis products to qualifying Michigan medical cannabis patients and adult use cannabis consumers. AEY Capital, Holdings, and Thrive presently operate four locations in Adrian, Ferndale, Lansing and Traverse City, Michigan, respectively, under the Gage brand. Cookies presently operates one location under the Cookies brand in Detroit. As licensed provisioning centers, AEY Capital’s, Thrive’s, and Cookies’ retail level operations secure cannabis and cannabis products from AEY Capital’s own cultivator and processor operations, and also obtains other non-Gage branded cannabis and cannabis products from non-affiliated licensed cultivators and processors. In addition to the five locations presently operating, AEY Capital, Holdings, Thrive, and affiliated entities Pure Releaf and Buena Vista has received local permits to operate in eight (8) additional locations in: Battle Creek, Bay City, Buena Vista, Centerline, Grand Rapids, Kalamazoo (2 locations), and Lenox Township.

The Corporation is affiliated with AEY Capital, Holdings, Thrive, 3 State Park, and Buena Vista through the series of Agreements, as discussed on pages 43-44, above. The Corporation is affiliated with Cookies through a license and packaging agreement, a retail license agreement, and a support agreement, entered into on April 25, 2019, by the Corporation, through Spartan LLC, and Cookies Creative Consulting & Promotions, LLC (“Cookies”). Neither the Corporation, nor its affiliates, hold direct ownership interests in its affiliated cannabis provisioning centers.

Planned Use of Proceeds

The Corporation will be expanding its cultivation footprint at its Monitor Township location with a Phase II, 75,000 square foot expansion, and will begin working on that expansion upon the closing of this financing. The Corporation estimates that approximately $20 million will be used from the proceeds of this offering to complete this phase. Additionally, the Corporation estimates that it will be expanding its provisioning center footprint with an additional ten provisioning center locations over the next twelve months. Some of those provisioning center locations will be acquired through an application process, and some will be through acquisition. Acquisition, construction, and opening costs for a provisioning center will be in the $1 million to $5 million range.

Current Corporation Licenses, Permits, and Approvals

The table below lists the licenses and permits issued to the Corporation’s affiliated operators.

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License or Permit Holder	Address	License Type	MMFLA Approvals	MRTMA Approvals
AEY Capital LLC d/b/a Cookies	6030 E. 8 Mile Detroit, MI	Provisioning	Fully State licensed	Prequalified Not opted in

AEY Capital LLC	922 S. Main Street Adrian, MI	Provisioning	Fully State licensed	Fully State licensed

Thrive Enterprises LLC	1551 Academy Ferndale, MI	Provisioning	Fully State licensed	Temporary Operating Permit issued[10]

AEY Holdings LLC	3425 S. MLK Blvd. Lansing, MI	Provisioning	Fully State licensed	Temporary Operating Permit issued

AEY Capital LLC	23424 Amber Ave. Warren, MI	Class C Grow (1 license)	Fully State licensed	Prequalified Not opted in
AEY Capital LLC	23436 & 23494 Amber Ave. Warren, MI	Class C Grow (1 license)	Fully State licensed	Prequalified Not opted in

AEY Capital LLC	1025 Hannah Ave. Traverse City, MI	Provisioning	Fully State licensed	Prequalified Not opted in

Thrive Enterprises LLC	48 Main Street Battle Creek, MI	Provisioning	Temporary Operating Permit issued	Application not yet submitted

AEY Capital LLC	41455 Production Drive Harrison Township, MI	Class C Grow (1 license)	Fully State licensed	Temporary Operating Permit issued

Pure Releaf SP Drive LLC (a wholly owned subsidiary of 3 State Park LLC)	3 State Park Drive Bay City, MI	Provisioning	Temporary Operating Permit issued	(1)

Buena Vista Real Estate LLC	55 E. Morley Dr. Buena Vista, MI	Provisioning	Temporary Operating Permit issued	Not opted in

AEY Capital LLC	391 Midland Rd.(2) Monitor Township, MI	Class C Grow	Fully State licensed	Temporary Operating Permit issued for 10 Class C licenses

AEY Capital LLC	391 Midland Rd. Monitor Township, MI	Processor	Temporary Operating Permit issued	Temporary Operating Permit issued

AEY Capital LLC	2712 Portage Road Kalamazoo, MI	Provisioning	Temporary Operating Permit issued	Prequalified Opted in Application not yet submitted

AEY Capital LLC	3825 Stadium Drive Kalamazoo, MI	Provisioning	Temporary Operating Permit issued	Prequalified Opted in Application not yet submitted

AEY Capital LLC	3075 Peregrine Dr. NE Grand Rapids, MI	Provisioning	Temporary Operating Permit issued[11]	Prequalified

AEY Capital LLC	61999 Gratiot Ave. Lenox Township, MI	Provisioning	Temporary Operating Permit issued	Prequalified Not Opted In

AEY Capital LLC	61999 Gratiot Ave. Lenox Township, MI	Processor	Temporary Operating Permit issued	Prequalified Not Opted In

AEY Capital LLC	61999 Gratiot Ave. Lenox Township, MI	Class C Grow	Temporary Operating Permit issued	Prequalified Not Opted In

AEY Capital LLC	24729 Sherwood Ave. Centerline, MI	Provisioning	Temporary Operating Permit issued	Prequalified Not Opted In

Notes:

(1)       Pure Releaf SP Drive is not yet prequalified under MRTMA

(2)       This location is municipally approved for 15 Class C licenses under MMFLA and 10 Class C licenses under MRTMA.

10 AEY Capital, LLC holds the temporary operating permit at this location, not Thrive Enterprises, LLC.

11 In Grand Rapids, the temporary operating permit is in the form of a Special Land Use Approval.

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Strategic Partners

Cookies

On April 25, 2019, Gage, through Spartan LLC, entered into a license and packaging agreement, a retail license agreement and a support agreement with Cookies pursuant to which the Corporation has licensed certain intellectual property related to the Cookies brand and other brands in the Cookies’ portfolio including Lemonnade, Runntz, Grandiflora, and Mintz, for use in manufacturing, cultivation and retail activities in the State of Michigan. On September 10, 2019, the Corporation entered into a retail license agreement and a support agreement with Cookies, pursuant to which Gage has the right to open Cookies branded retail stores in the Canadian Province of Ontario, subject to applicable law.

Cookies is a California-based cannabis company and culture and lifestyle brand. Founded in 2012, the company built its identity by seamlessly combining new, top-tier genetics, the internet, and music. Today, Cookies is one of the most well-respected and top-selling cannabis brands in the United States. The company and its products are recognized globally and offer a stable of over 50 cannabis varieties and product lines including indoor, outdoor and sun grown flower, pre-rolls, gel caps and vapes. In addition to its selection of curated cannabis products, the company also sells apparel and accessories for both men and women.

a.       Cookies License and Packaging Agreement

As set forth in greater detail in the License and Packaging Agreement, attached as Exhibit 1A-6C, Cookies is the owner or exclusive licensee, throughout the world, of certain trademarks and related design marks and trade dress, as well as the common law owner or permitted licensee of any other common law trademarks, service marks, trade names, and related designs, and all applications and common law rights related to said trademarks (collectively, the “Marks”), and various copyright protected documents, designs, and marketing materials related to the Marks (“Copyrights”), as well as the secret and proprietary know-how (“Know-How”) relating to the cultivation and manufacturing methods, processes, and procedures for the cultivation of cannabis and the manufacture of cannabis products that is offered, advertised, or sold under the Marks (collectively, the “Intellectual Property”). Cookies is also the owner or exclusive licensee of the cannabis plant genetics containing the Know-How, whether in seed or clone form (“Genetics”). Subject to the terms and conditions of the Agreement, Cookies granted to Spartan Partners Licensing LLC (“Licensing”) an exclusive, non-transferable, non-sublicensable license to use the Intellectual Property and Genetics to produce certain licensed products (“Licensed Products”), and to sell the Licensed Products to and in various retail outlets in the distribution territory during the term of the agreement.

In consideration of the License, during the term as defined below, Licensing pays Cookies a monthly fee equal to ten percent (10%) of the gross revenue associated with the Licensed Products; provided, that no fee shall apply to the sale of Licensed Products to any of the Corporation’s affiliated retail stores within the defined territory and provided further that, to the extent the Corporation purchases Cookies-branded packaging, the fee shall be waived for Licensed Products sold in conjunction therewith.

The initial term of this License and Packaging Agreement is for five (5) years which commenced on the effective date of the agreement and automatically renews for successive one (1) year terms unless either party sends the other written notification of its desire to terminate this Agreement at least sixty (60) days in advance of the expiration of the then-current initial or renewal term.

Cookies may terminate this Licensing and Packaging Agreement, effective immediately upon the occurrence of certain events as set forth in the attached agreement.

b.       Cookies Retail License Agreement

Cookies and Licensing entered into a Retail License Agreement, attached as Exhibit 1A-6E, on April 25, 2019, whereby Cookies granted to Licensing an exclusive license within the defined territory to: (a) utilize certain trademarks, service marks, trade names, design marks and commercial symbols; such other common law trademarks, service marks, trade names, design marks and commercial symbols owned by Cookies and which have become associated with Cookies or its business (collectively, the “Marks”); all copyright protected documents, designs, and marketing materials related to the Marks; and all applications and common law rights related the foregoing) (collectively, the “Licensed Property”). in connection with the establishment, development and operation of Cookies-branded retail stores in authorized locations; and (b) to advertise, publicize, market and sell Licensed Products and/or affiliate products to customers through each authorized location.

Under the terms of the agreement, Licensing is solely responsible for purchasing or leasing the premises located at the authorized location, and shall not use or permit the use of any Cookies-branded retail store for any purpose other than the operation of such Cookies-branded retail store during the term of the agreement. Licensing is further solely responsible for constructing, equipping and maintaining each authorized location in compliance with applicable laws. It was further agreed that Licensing’s right to exclusivity shall apply to all delivery services in the covered territory, as defined in the agreement.

During the term of the agreement, Licensing shall pay Cookies a royalty fee for Licensed Products sold at each authorized location in the amount of five percent (5.0%) of net sales.

The term of the Agreement commenced on April 25, 2019 and will continue in perpetuity, except as terminated as provided in this Agreement.

Under the terms of the Agreement, Licensing granted Cookies the option to purchase, in its sole discretion, (a) the entity operating each Cookies-branded retail rtore and/or (b) all of the assets, tangible and intangible (including, without limitation, all land, building, equipment, fixtures, signage, furnishings, supplies, leasehold improvements, licenses, permits and inventory) of each Operating Subsidiary that is related solely to any Branded Retail Store. The purchase price for the purchased interests or assets shall be determined by a qualified appraiser or appraisers mutually agreed upon in writing by Licensing and Cookies within thirty (30) days of Licensing’s receipt of the purchase notice.

c.       Cookies Support Agreement

Cookies and Licensing further entered into a Support Agreement, attached as Exhibit 1A-6F, on April 25, 2019, whereby Cookies agreed to perform certain services, including personal appearances by rapper-owner Berner, social media support, event collaborations, and marketing materials. In consideration and as sole compensation for the Cookies’ performance of these services, Cookies receives a fee equal to five percent (5.0%) of Net Sales (as defined in Section 3 of the attached agreement) from the sale of all non-Licensed Products in connection with the operation of each Cookies-branded retail store as defined in agreement.

The term of this agreement commenced on the Effective Date of April 25, 2019, and will continue in perpetuity, except as earlier terminated in accordance with the following: Each party will have the right to terminate the Agreement if the other party breaches any material term of the Agreement which breach is of a curable nature, provided, that the breaching party has failed to cure any such breach within thirty (30) days after written notice of breach from the non-breaching party; provided, further, that the Company will not be entitled to terminate the Agreement at any point prior to the two (2)-year anniversary of the Effective Date, and subject to the additional conditions of termination set forth in the Licensing Agreement, described above.

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SLANG Worldwide Inc.

On May 27, 2020, the Corporation announced a strategic partnership with SLANG Worldwide Inc. (“SLANG”), a leading global cannabis consumer packaged goods company, to introduce new cannabis brands in the state of Michigan. Pursuant to the partnership and pending regulatory approval, the Corporation has been granted an exclusive license to produce and distribute the SLANG product suite in Michigan, including its category-leading products O.penVAPE, Pressies, District Edibles, and Bakked. SLANG will also provide sales consulting services and will receive royalty payments for each branded product sold in the state.

a.       SLANG Distribution Agreement

On May 13, 2020, the Corporation, through Licensing, entered into a distribution agreement with the National Concessions Group, Inc., a Colorado corporation (“NCG”) to produce and distribute certain SLANG products (the “SLANG Distribution Agreement”, attached as Exhibit 1A-6HH). As described in greater detail in the agreement, NCG possesses certain intellectual property rights relating to products, procedures and devices facilitating the intake or inhalation of vapor from botanical oil extractions, including, without limitation, oils extracted from marijuana, and the marketing and sale of such products and devices, including product and device packaging.

Under the terms of the agreement, NCG granted Licensing an exclusive license, solely in the territory described in the agreement, to perform or assist with the legal production, marketing, sale and distribution of “NCG Product in NCG Packaging made in connection with NCG Technology” solely in connection with the Corporation’s affiliated cannabis cultivation businesses and/or manufacturing businesses, and to convey to the Corporation’s affiliated retail operations the rights to sell the NCG Products to and in various retail outlets in the defined territory.

NCG also granted Licensing an exclusive license, solely in the defined territory, to use of the NCG Marks in connection with the marketing, distribution, and sale of the NCG Products provided through an affiliated cannabis retailer, and the rights to sell the NCG Products to and in various retail outlets in the defined territory.

Additionally, in consideration of the license granted under the Agreement, Licensing agreed to pay to NCG a quarterly fee equal to the difference of five percent (5.00%) of the gross sales from NCG Products for the immediately preceding calendar quarter (or portion thereof) less any fees paid to NCG for such quarter pursuant to the Consulting Agreement entered into by NCG and Licensing (and its affiliated entities), discussed below.

The term of this SLANG Distribution Agreement shall be the earlier of (i) five (5) years commencing on the Effective Date (May 13, 2020), and continuing thereafter for a period of two additional two-year terms under the same terms and conditions set forth in the agreement, unless either party notifies the other of its intention to terminate the agreement by providing at least six (6) months advance written notice prior to any specified termination date, or (ii) termination pursuant to certain terms as set forth in Sections 14.2, 14.5 and 14.5 of the Agreement.

b.       SLANG Consulting Agreement

NCG and Licensing simultaneously entered into a consulting agreement (the “SLANG Consulting Agreement”, attached as Exhibit 1A-6GG), wherein NCG agreed to provide certain consulting services (“Services”), as defined in the agreement, to Licensing and its affiliated licensed cannabis entities for an initial term of five (5) years, with up to two (2) consecutive renewal terms of two (2) years each.

As compensation for the Services and the rights granted to Licensing under this Agreement, Licensing shall pay to NCG (i) the sum of Fifteen Thousand and No/100 Dollars ($15,000.00) upon the date on which Licensing and NCG determine, in their reasonable discretion, that Licensing is capable of producing NCG Products and (ii) on or before the fifteenth (15th) day of each calendar quarter during the term a consulting fee equal to the lesser or (i) five percent (5.00%) of the gross sales from NCG Products for the immediately preceding calendar quarter (or portion thereof) or (ii) ten thousand dollars ($10,0000).

Corporation History

Fiscal 2017

The Corporation was incorporated on November 22, 2017. The head office was established in Toronto, Ontario. Mr. Fabian Monaco was appointed as President. The founding Board of Directors was comprised of Fabian Monaco, Robert Browne, Youssef Reda and Michael Hermiz.

Fiscal 2018

On January 12, 2018, Michael Mavrinac was appointed as Secretary.

On January 30, 2018, the Corporation completed a non-brokered private placement of 6,000,000 common shares at a price per common share of CAD$0.10 for aggregate gross proceeds of CAD$600,000.

On November 23, 2018, the Corporation completed a non-brokered private placement of 11,981,198 common shares at a price per common share of CAD$0.75 for aggregate gross proceeds of CAD$8,985,898.50.

Fiscal 2019

On February 15, 2019, the Corporation, through RI SPE 1, LLC12 purchased a 12.5% interest in MASS2MEDIA, LLC, a Michigan limited liability company, d/b/a PX2 Holdings LLC which in turn, owns Precision Extraction Solutions (“Precision”). Precision is a global leader in cannabis extraction equipment, technology, site planning, compliance, lab build-out, installation, consulting, and training.

12 RI SPE 1 LCC is a wholly-owned subsidiary of Rivers Innovations US South LLC, a Delaware limited liability company (“Rivers US South”). Rivers US South is a wholly-owned subsidiary of Rivers Innovations, Inc., which was acquired by the Corporation pursuant to a three-cornered amalgamation on October 8, 2019.

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On March 7, 2019, the Corporation held its annual and special meeting of the shareholders of the Corporation.

On March 11, 2019, the Corporation filed articles of amendment to: (i) create an unlimited number of shares of a class designated as Subordinate Voting Shares, (ii) create an unlimited number of shares of a class designated as Proportionate Voting Shares, (iii) create an unlimited number of shares of a class designated as Super Voting Shares, and (iv) re-designate the existing class of common shares as Subordinate Voting Shares, and to delete all the rights, privileges, restrictions and conditions attaching to the common shares.

On March 11, 2019, pursuant to certain agreements in connection with the acquisition of equity interests in Terra Capital Holdings, LLC, Spartan Partners Holdings, LLC issued 900,000 Exchangeable Units and 900,000 Super-Voting Shares at $0.0001 per share to a director in the Company. The Exchangeable Units are exchangeable for 45,000,000 Subordinate Voting Shares or 900,000 Proportionate Voting Shares of the Company.

On March 19, 2019, the Corporation completed a non-brokered private placement of 19,000,000 Subordinate Voting Shares at a price per Subordinate Voting Share of CAD$1.50 for aggregate gross proceeds of CAD$28,500,000.

On April 25, 2019, Spartan LLC entered into a license and packaging agreement, a retail license agreement and a support agreement with Cookies pursuant to which Spartan has licensed certain intellectual property related to the Cookies brand and certain genetics owned by Cookies for use in manufacturing, cultivation and retail activities in the State of Michigan. On September 10, 2019, the Corporation entered into a retail license agreement and a support agreement with Cookies, pursuant to which Gage has the right to open Cookies branded retail stores in the Province of Ontario, subject to applicable law.

On July 17, 2019, the Corporation accepted the resignation of Michael Mavrinac as Secretary and Robert Browne as a director of the Corporation. On July 17, 2019, the Corporation appointed Pascal D’Souza as the Chief Financial Officer and a director of the Corporation.

On September 12, 2019, Spartan Corporation entered into a merger with Mayde Blocker, a Michigan limited liability company, wherein Mayde Blocker merged into Spartan Corporation in exchange for 600,000 Exchangeable Units and 600,000 Super-Voting Shares of Spartan Partners Corporation, which are exchangeable on a one-to-one basis for membership interests of Spartan Holdings. Spartan Corporation, in turn, assigned to Spartan Holdings all of its membership interest in Mayde, constituting 100% of the membership interest in Mayde.

On September 16, 2019, the Corporation entered into an asset purchase agreement (the “Gage Asset Purchase Agreement”) with Radicle and Gage Co. Inc., pursuant to which the Corporation purchased the trademarks and goodwill of the Gage brand then owned by Radicle. In consideration of the acquisition of the Gage Brand, the Corporation paid Radicle CAD$250,000 in cash and agreed to issue 250,000 Subordinate Voting Shares to Radicle upon the successful registration of the “Gage” trademark in Canada and the United States. The Corporation also granted Radicle a non-exclusive, non-transferable license to use the Gage Brand in Canada for a period of five years.

On October 8, 2019, the Corporation entered into the Innovations Acquisition Agreement with SubCo, Innovations and certain shareholders of Innovations, pursuant to which the Corporation, through SubCo, agreed to purchase all of the issued and outstanding shares of Innovations in exchange for Subordinate Voting Shares in the Corporation by way of a three-cornered amalgamation. On November 11, 2019, Innovations amalgamated with SubCo to form Gage Innovations Corp., a wholly owned subsidiary of the Corporation, and the Innovations Acquisition closed. In connection with the closing of the Innovations Acquisition, Bruce Linton was appointed Executive Chairman of the Corporation. In connection with the closing of the Innovations Acquisition, the Corporation issued 34,491,601 Subordinate Voting Shares in exchange for 78,000,000 common shares in the capital of Innovations. The Corporation also issued 88,440 Options and 4,422,000 Warrants to replace options and share purchase warrants of Innovations.

On November 22, 2019, the Corporation and Radicle entered into a 12% secured convertible debenture (the “Convertible Debenture”) in the principal amount of up to CAD$1,000,000. As of the date of this Offering Circular, the Corporation has advanced CAD$500,000 pursuant to the terms of the Convertible Debenture. The Convertible Debenture is convertible into units of Radicle (“Radicle Units”) at a conversion price of CAD$1.00 per unit. Each Radicle Unit is exercisable to acquire one common share in the capital of Radicle for a period of 24 months following the date of the Convertible Debenture at an exercise price of CAD$1.30.

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Summary of Financial Information

The following table sets forth selected financial information for the periods indicated. The selected financial information for the years ended December 31, 2019 and December 31, 2018 have been derived from the Corporation’s audited financial statements and accompanying notes, in each case prepared in accordance with IFRS and presented elsewhere in this prospectus.

The selected financial information should be read in conjunction with the MD&A for the fiscal year ended December 31, 2019 and the fiscal year ended December 31, 2018, and the financial statements and accompanying notes contained elsewhere in this Offering Circular. The selected financial information set out below may not be indicative of the Corporation’s future performance.

	Period Ended December 31, 2018 (Unaudited) $	Period Ended December 31, 2019 (Unaudited) $
Revenue	-	1,925,133
Total expenses	232,303	76,957,376
Net income (loss)	(232,303)	(75,032,243)
Current assets	7,820,187	20,532,111
Total assets	9,370,187	64,603,131
Current liabilities	44,465	6,002,413
Total liabilities	44,465	10,560,238
Shareholders’ equity (deficiency)	9,325,722	54,042,893

Industry Competition

Gage operates and will continue to operate in a highly dynamic market that is characterized by a growing number of new market entrants competing in the same product categories as the Corporation. As such, there is considerable competition in the marketplace.

The industry is also entering a period of significant consolidation, creating larger companies that may have increased geographic scope and other economies of scale. Increased competition by larger, better-financed competitors with geographic or other structural advantages could materially and adversely affect the business, financial condition and results of operations of the Corporation. See “Risk Factors”.

To remain competitive, the Corporation will require a continued level of investment in research and development, marketing, sales and client support. The Corporation may not have sufficient resources to maintain research and development, marketing, sales and client support efforts on a competitive basis which could materially and adversely affect the business, financial condition and results of operations of the Corporation. See “Risk Factors”.

The Corporation's ability to become and remain competitive in the market will depend upon, among other things:

-	The level of competition in the cannabis industry;
-	The Corporation's ability to identify, acquire and integrate strategic acquisitions and partnerships;
-	The Corporation's ability to obtain new licenses as cannabis is legalized at the state level;
-	The Corporation's ability to achieve brand loyalty;
-	The Corporation's ability to offer new products and to extend existing brands and products into new markets;
-	The Corporation's ability to remain competitive in its product pricing; and
-	The Corporation's ability to leverage its vertically-integrated business model to increase profitability.

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Components

We grow our plants in small batches using 100% hydroponic cultivation methods for sustainable and responsible operations. From handpicking every plant to employing our proprietary drying, trimming and curing method, each step of our process is deliberately designed to deliver the best flower possible.

Intangible Properties

The Corporation purchased the Gage Brand from Radicle Cannabis Holdings Inc. on September 16, 2019. The brand is used by the Corporation to market our quality cannabis products sold at our branded provisioning centers.

Economic Dependence

The Corporation has an exclusive retail license and support agreement with Cookies in the state of Michigan. The agreement is for five years starting in January 2020 with subsequent one year auto renewal periods. This agreement allows the Corporation to operate Cookies branded provisioning centers and to sell Cookies branded products in Michigan.

Employees

As at the date of this Offering Circular, the Corporation has 209 full-time and 10 part-time employees. Additionally, the Corporation engages independent contractors from time-to-time who have gone, or will go, through the requisite background checks.

Reorganizations

Since incorporation, the Corporation has not completed any material reorganization. No material reorganization is current proposed for the current financial year.

Bankruptcies, Receiverships or Similar Proceedings

Neither the Corporation nor any of its subsidiaries have filed for bankruptcy or are subject to any receiverships or similar proceedings.

Legal Proceedings

There are currently no legal proceedings directly involving the Corporation. However, as of the date of this Offering Circular, there are two pending legal actions involving one of the Corporation’s subsidiaries and one of its affiliated entities:

1.       Spartan Partners Corporation and AEY Capital v. 6030 E 8 Mile LLC, Shahin Haddad and Basil Shamoon, In the Circuit Court for the Country of Wayne, State of Michigan, Case No. 20-008287-CB, filed July 1, 2020..

In this matter, filed on July 1, 2020, Plaintiffs Spartan Partners Corporation and AEY Capital filed a civil action against Defendants for (a) an injunction preventing Defendants from interfering with AEY Capital's long-term lease of the Property, or further interfering with Spartan Partners' business; (b) specific performance compelling Defendants to complete the sale of the Property to Spartan Partners; (c) a declaration that Defendants are not entitled to any interest in Spartan Partners, and had no authority to make representations on behalf of or to bind the company to agreements with third parties; (d) an accounting of Defendants' improper use of the Deposit, and all purported expenses which Defendants demanded reimbursement through their counsel; and (e) significant monetary damages, treble damages, costs and reasonable attorneys' fees.

2.       Dane Theisen v. AEY Capital LLC d/b/a Gage Cannabis. (Class Action Complaint). In the United States District Court for the Eastern District of Michigan – Detroit Division, Case No. 2:20-cv-11965-PDB-RSW, filed July 21, 2020.

Plaintiff, Dane Theisen, filed a class action claim against Defendant, AEY Capital LLC d/b/a Gage Cannabis, to secure redress for violations of the Telephone Consumer Protection Act (“TCPA”), 47 U.S.C. § 227. The TCPA prohibits: (1) any person from calling a cellular telephone number; (2) using an automatic telephone dialing system; (3) without the recipient’s prior express consent. Plaintiff alleges that certain telemarketing text messages from Defendants to his cellular telephone number violated the TCPA.

Recent Consolidations, Mergers and Acquisitions

On September 16, 2019, the Corporation entered into the Gage Asset Purchase Agreement with Radicle and Gage Co. Inc., pursuant to which the Corporation purchased the Gage Brand then owned by Radicle. In consideration of the acquisition of the Gage Brand, the Corporation paid Radicle CAD$250,000 in cash and agreed to issue 250,000 Subordinate Voting Shares to Radicle upon the successful registration of the “Gage” trademark in Canada and the United States. The Corporation also granted Radicle a non-exclusive, non-transferable license to use the Gage Brand in Canada for a period of five years.

On October 8, 2019, the Corporation entered into the Innovations Acquisition Agreement with SubCo, Innovations and certain shareholders of Innovations, pursuant to which the Corporation effected the Innovations Acquisition. On November 11, 2019, Innovations amalgamated with SubCo to form Gage Innovations Corp., a wholly owned subsidiary of the Corporation, and the Innovations Acquisition closed. In connection with the closing of the Innovations Acquisition, Bruce Linton was appointed Executive Chairman of the Corporation. In connection with the closing of the Innovations Acquisition, the Corporation issued 34,491,601 Subordinate Voting Shares in exchange for 78,000,000 common shares in the capital of Innovations. The Corporation also issued 88,440 Options (as defined herein) and 4,422,000 Warrants to replace options and share purchase warrants of Innovations.

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Ability to Access Public and Private Capital

The Corporation has historically, and continues to have, access to private capital in Canada and the United States in order to support its continuing operations. The Corporation expects that all capital requirements will be adequately met through future public or private equity financings in Canada and the United States. However, the Corporation’s business is subject to all of the risks associated with having material involvement in the cultivation and distribution of cannabis in the United States. As such, there is a risk that conventional private or public offerings of securities or conventional bank financing will not be available to the Corporation in the future. See “Risk Factors”.

DESCRIPTION OF PROPERTIES

The following table summarizes pertinent details of properties owned or rented by the Corporation and its subsidiaries, as of the date of this Offering Circular:

Location		Purchase Price		Owned or Leased
2712 Portage Road Kalamazoo, MI 49001			$1,225,000	Owned

3821 Stadium Drive Kalamazoo, MI 49008			$655,000	Owned

3825 Stadium Dive Kalamazoo, MI 49008			$825,000	Owned

391 Midland Road Bay City, MI 48706			$1,550,000	Owned

S. Seven Mile Road Bay City, MI 48706 (vacant lot)			$190,000	Owned
41455 Production Dr. Harrison Twp., MI 48045			$1,400,000	Owned

3 State Park Drive Bay City, MI 48706			$800,000	Owned

9 State Park Drive Bay City, MI 48706 (vacant lot)			$110,000	Owned
55 E. Morley Drive Buena Vista, MI		$	N/A	Lease w/ Option to Purchase(1)

1551 Academy Avenue Ferndale, MI			$3,593,528	Owned(2)

1025 Hannah Avenue Traverse City, MI			$500,000	Owned

24729 Sherwood Centerline, MI			$850,000	Owned

6030 E. Eight Mile Rd. Detroit, MI			$1,100,00	Purchase in Process

888 W. Big Beaver Rd, Suite 870 Troy, MI 48084		$	N/A	Lease

48 & 50 & 52 Main St. Battle Creek, MI 49014	$		N/A	Lease

3425 S. MLK Jr. Blvd. Lansing, MI 48910	$		N/A	Lease w/ Buyback Option(3)

922 & 922 ½ S. Main St. Adrian, MI 49221	$		N/A	Lease w/ Option to Purchase
23424 Amber Court, Warren, Michigan 48089	$		N/A	Lease w/Option to Purchase(4)
23436 Amber Court, Warren, Michigan 48089	$		N/A	Lease w/Option to Purchase(5)
23494 Amber Court, Warren, Michigan 48089	$		N/A	Lease w/Option to Purchase(5)

Notes:

(1)       The option price to purchase this property is $800,000.

(2)       The Corporation owns this property via a land contract. Thus, the Corporation does not yet have title to the property, but fully anticipates obtaining it.

(3)       The buyback option for this property is $2,400,000.

(4)       The option price to purchase this property is $700,000.

(5)       The combined option price to purchase these properties is $1,850,000.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2019

(In United States Dollars unless otherwise indicated)

This management discussion and analysis (“MD&A”) of the financial condition and results of operations of Wolverine Partners Corp. (the “Corporation” or “Wolverine”) is for the years ended December 31, 2019 and 2018 prepared as of June 29, 2020. It is supplemental to, and should be read in conjunction with, the Corporation’s consolidated financial statements and the accompanying notes for the years ended December 31, 2019 and 2018. For the purposes of the MD&A, the term “Corporation” and “Wolverine” mean Wolverine Partners Corp. and, unless the context otherwise requires, includes its subsidiaries. Additional information regarding Wolverine is available on the Corporation’s website at www.gageusa.com.

The audited consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”). Financial information presented in this MD&A is presented in United States (“U.S.”) dollars (“$” OR “US$”), unless otherwise indicated in compliance with International Financial Reporting Standards.

This MD&A contains future-oriented financial information and financial outlook information (collectively, "FOFI") about Wolverine's prospective results of operations, production and production efficiency, commercialization, revenue and cash on hand, all of which are subject to the same assumptions, risk factors, limitations, and qualifications as set forth in the prospectus. FOFI contained in this MD&A was approved by management as of the date of this MD&A and was provided for the purpose of providing further information about Wolverine's future business operations. Wolverine disclaims any intention or obligation to update or revise any FOFI contained in this MD&A, whether as a result of new information, future events or otherwise, unless required pursuant to applicable law. Readers are cautioned that the FOFI contained in this MD&A should not be used for purposes other than for which it is disclosed herein.

OVERVIEW OF THE CORPORATION

Wolverine Partners Corp. was incorporated under the CBCA on November 22, 2017. On March 11, 2019, the Corporation filed articles of amendment to:

(i)	Re-designate the existing class of common shares as Subordinate Voting Shares, and to delete all the rights, privileges, restrictions and conditions attaching to the common shares. Each Subordinate Voting share is entitled to one vote, entitled to receive dividends as declared by the board of directors and upon dissolution of the Corporation, shall be subject to the prior rights of other classes of shares;
(ii)	Create an unlimited number of shares of a class designated as Super Voting Shares without par value which are redeemable by the Corporation. Each Super Voting Share is entitled to 50 votes at any meeting of shareholders, is not entitled to receive dividends and is subject to transfer restrictions, but have first priority for the return of the issue price over the distribution of assets upon the dissolution of the Corporation; and
(iii)	Create an unlimited number of shares of a class designated as Proportionate Voting Shares. Each Proportionate Voting Share will ultimately be converted to 50 votes in aggregate, shall have the right to receive dividends pari passu to the Subordinate Voting Shares, the right to convert at the option of the holder subject to certain restrictions and limitations. The Corporation also has the right to mandatory conversion of all Proportionate Voting Shares under certain conditions upon the listing of the Subordinate Voting Shares.

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The Corporation’s principal assets or businesses in the cannabis industry is predominately in the State of Michigan, USA. Other than three private placements of common shares which raised an aggregate of $9,705,187 in 2018 and granting of 3,650,000 options to directors, officers, contractors and advisors, the Corporation remained largely inactive until January 2019 when it entered into membership interest transfer restriction and succession agreements, service agreements, credit facilities, lease agreement and licensing agreements (collectively “Affiliate Agreements”) with AEY Holdings, LLC, AEY Thrive, LLC, Thrive Enterprises, LLC, AEY Capital, LLC, 3 State Park, LLC, Pure Releaf SP Drive, LLC, and Buena Vista Real Estate, LLC (collectively, the “License Holders”), through which the Corporation exerts control but without a financial or economic interest in such License Holders. Through these Affiliate Agreements, the Corporation took on the commitment of various licensed retail and cultivation leased premises, which were then sub-leased to the various License Holders. Since then the Corporation has continued to acquire leases, land, brands and continues to provide support to the License Holders engaged in cultivating, processing and retail sales of cannabinoid-based products and are collectively poised to become a dominant vertically integrated cannabis support company in Michigan.

On February 1, 2019, the Corporation granted 4,000,000 options to directors and consultants. The stock options have an exercise price of CAD$0.75 per share and a term of 5 years. The Corporation also amended the terms of previously granted options to reflect the same vesting terms as the options granted on February 1, 2019.

On March 19, 2019, following the Corporation’s reorganization of its share structure on March 11, 2019, the Corporation:

·	Amended and restated the operating agreement with its member and issued 900,000 Exchangeable Units through its subsidiary Spartan Partners Holdings, LLC (“SPH”) to its member, a director of the Corporation in exchange of 100% interests in Terra Capital Holdings, LLC (“Terra”). The 900,000 Exchangeable Units are exchangeable into 45,000,000 Subordinate Voting Shares or 900,000 Proportionate Voting Share of the Corporation. Terra held options to acquire AEY and 3 State Park LLC; and

·	Completed a private placement of 19,000,000 Subordinate Voting Shares for $21,322,759.

On April 25, 2019, SPH entered into a license and packaging agreement, a retail license agreement and a support agreement with Cookies Creative Consulting & Promotions, LLC (“Cookies”), pursuant to which SPH has licensed certain intellectual property related to the Cookies brand and certain intellectual property related to the Cookies brand for use in manufacturing, cultivation and retail activities in the State of Michigan.

On June 3, 2019, the Corporation appointed Pascal D’Souza as Chief Financial Officer and granted 500,000 options exercisable at CAD$1.50 for 5 years.

The Corporation assisted the License Holders with the opening of their first cultivation facility in Warren, Michigan in June 2019. After a pilot run, the facility started commercial growing in September 2019. The Corporation has plans to construct three additional cultivation centers for use by the License Holders totaling approximately 28 acres of land with total cultivation space in excess of 100,000 square feet upon completion of Phase II, which would be outfitted with onsite processing capabilities. As of the date of this MD&A, the Corporation assisted the License Holders with the opening of their second cultivation facility in Harrison, Michigan.

The License Holders uses 100% hydroponic cultivation methods in small batches to ensure sustainable and responsible operations and focus on growing the most sought-after genetics in the state. License Holders’ product portfolio consists of but not limited to flower, edibles, vapes and concentrates. They offer both proprietary and white label products as well as exclusive third-party brand rights, including popular brands like Cookies.

On August 23, 2019, SPH issued 600,000 Exchangeable Units and 600,000 Super-Voting Shares to Mayde, Inc. in connection with a tax free merger of Spartan Partners Corporation and Mayde Blocker, Inc. Mayde, Inc. was the sole owner of Mayde Blocker, Inc., which in turn was the sole owner of Mayde US LLC that held various options to cannabis licenses for Wolverine’s operations. The 600,000 Exchangeable Units are exchangeable for 30,000,000 Subordinate Voting Shares of Wolverine or 600,000 Proportionate Voting Shares of Wolverine.

On September 10, 2019, the Corporation and one of the License Holders entered into a retail license agreement and a support agreement with Cookies, pursuant to which Gage has the right, through the License Holders to open Cookies branded retail stores in Michigan and the Province of Ontario.

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On September 16, 2019, the Corporation entered into an asset purchase agreement with Radicle Cannabis Holdings Inc. and Gage Co. Inc., pursuant to which the Corporation purchased the trademarks and goodwill of the Gage brand then owned by Radicle. In consideration of the acquisition of the Gage brand, the Corporation paid $192,485 (CAD$250,000) in cash and agreed to issue 250,000 Subordinate Voting Shares to Radicle Cannabis Holdings Inc. upon the successful registration of the “Gage” trademark in Canada and the United States. The Corporation also granted Radicle a non-exclusive, non-transferable license to use the Gage Brand in Canada for a period of five years. As of December 31, 2019, the 250,000 Subordinate Voting Shares have not been issued.

The Corporation assisted a License Holder with the opening of its first provisioning center in Ferndale, Michigan in September 2019. In October 2019, the License Holders opened their second provisioning center in Adrian, Michigan. The provisioning centers sell products under the brand name “Gage”. The Corporation’s planned operations to provide support to the License Holders for 13 provisioning centers are located in 12 Michigan cities totaling over 60,000 square ft of retail space and offers same day home delivery services that can serve 90% of the Michigan population within a one-hour radius of each provisioning center.

On October 8, 2019, the Corporation acquired Rivers Innovations Inc. via a three-cornered amalgamation. The transaction was completed on November 7, 2019 whereby the Corporation issued 34,491,601 Subordinate Voting Shares, 4,422,000 warrants and 88,440 stock options in exchange for 78,000,000 common shares. The options are exercisable until August 28, 2024 at $1.14 per share. The warrants are exercisable until March 10, 2022 of which 50% are exercisable at a price of $0.12 and 50% are exercisable at $1.70 per share. Bruce Linton was appointed Executive Chairman of the Corporation after closing. Bruce Linton is the Founder and former Chairman and CEO of Canopy Growth Corporation.

On November 22, 2019, the Corporation invested in a 12% secured convertible debenture in the principal amount of up to CAD $1,000,000 in Radicle Cannabis Holdings Inc. As of December 31, 2019, the Corporation has advanced CAD $500,000 pursuant to the terms of the convertible debenture. The convertible debenture is convertible into common shares of Radicle Cannabis Holdings Inc. at a conversion price of CAD$0.60 per share for a period of 36 months.

As of December 31, 2019, the Corporation provided support services to two provisioning centers and two cultivation facility in operation. In January 2020, the License Holders opened their third provisioning center and third cultivation facility with plans to open a further nine provisioning centers, and one additional cultivation and processing facility in Michigan. Currently, the Company provides support to five provisioning centers in the following cities: Ferndale, Adrian, Detroit, Lansing and Traverse City.

Corporation Performance and Objectives

The Corporation and the License Holders’ cannabis business is currently limited to the state of Michigan, with the objective of becoming a support service to vertically integrated cannabis companies that are able to control the entire supply chain from cultivation, to oil extraction and other value added cannabis products to be sold for medical and adult-use through its own licensed provisioning centers or by direct delivery to customers. The Corporation’s plan is to build a solid support base in Michigan before it expands into other states.

Operating Segments

The Corporation is a vertically integrated business that provides support services to its affiliated cultivators, processors and provisioning centers.

SELECTED ANNUAL FINANCIAL INFORMATION

The Corporation reports results of operations of its affiliates from the date that the Corporation enters into various support services agreements with its affiliates. The following selected financial information includes only the results of the operations after the Corporation established such various support services agreements with affiliates. Accordingly, the information included below may not be representative of the results of operations if such affiliates had included their results of operations for the entire reporting period.

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The consolidated financial statements of the Corporation for the twelve months ended December 31, 2019 include the accounts of the Corporation and its affiliates as follows:

Name of Company	Place of Incorporation / Operation	Functional Currency	Ownership %
Wolverine Partners Corporation d/b/a Gage Cannabis Co.	Canada	CAD	100%
Spartan Partners Corporation	United States	USD	100%
Spartan Partners Holdings, LLC	United States	USD	51.2%
Spartan Partners Services, LLC	United States	USD	51.2%
Spartan Partners Properties, LLC	United States	USD	51.2%
Spartan Partners Licensing, LLC	United States	USD	51.2%
Mayde US LLC	United States	USD	51.2%
Gage Innovations Corp.	Canada	CAD	100%
Rivers Innovations, Inc.	United States	USD	100%
Rivers Innovations US South LLC	United States	USD	100%
RI SPE 1 LLC	United States	USD	100%

The Corporation through its 51.2% subsidiary, Spartan Partners Holdings, LLC, provides support services to the following License Holders through the Affiliate Agreements, and holds no financial or economic interests in these license holding companies. The Corporation includes these entities in its consolidation but has allocated the net loss and comprehensive loss in these entitles to non-controlling interest:

Name of Company	Place of Incorporation / Operation	Functional Currency	Ownership & Economic Interest (%)
AEY Holdings LLC	United States	USD	0%
AEY Thrive, LLC	United States	USD	0%
Thrive Enterprises, LLC	United States	USD	0%
AEY Capital, LLC	United States	USD	0%
3 State Park, LLC	United States	USD	0%
Buena Vista Real Estate, LLC	United States	USD	0%
Pure Releaf SP Drive, LLC	United States	USD	0%

The following are financial results for the past 3 years (the Corporation was incorporated on November 22, 2017 and accordingly has no operating results prior to December 31, 2017):

	Year Ended December 31, 2019 (Audited) $	Year Ended December 31, 2018 (Audited) $	Year Ended December 31, 2017 (Audited) $
Revenue	1,925,133	-	-
Operating expenses	71,686,549	240,363	-
Net loss	(75,032,243)	(232,303)	-
Net loss and comprehensive loss	(73,890,815)	(509,794)	(1,440)
Loss per share	(1.02)	(0.01)	(0.00)
Net loss and comprehensive loss attributable to the Corporation	(52,337,440)	(509,794)	-
Cash, end of period	9,705,991	5,841,354	-
Total assets	64,603,131	9,370,187	99,641

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Income taxes

The Corporation files tax returns as prescribed by the tax laws of the jurisdictions in which it operates. In the normal course of business, the Corporation is subject to examination by federal and state jurisdictions, where applicable.

As the Corporation operates in the legal cannabis industry, the Corporation is subject to section 280E of the Internal Revenue Code (“IRC”) which prohibits businesses engaged in the trafficking of Schedule I or Schedule II controlled substances from deducting normal business expenses, such as payroll and rent, from gross income (revenue less cost of goods sold). Section 280E was originally intended to penalize criminal market operators, but because cannabis remains a Schedule I controlled substance for U.S. Federal purposes, the Internal Revenue Service (the “IRS”) has subsequently applied Section 280E to state-legal cannabis businesses. Cannabis businesses operating in states that align their tax codes with the IRC are also unable to deduct normal business expenses from their state taxes. The non-deductible expenses shown in the effective rate reconciliation in the Corporation’s financial statements is comprised primarily of the impact of applying Section 280E to the Corporation’s businesses that are involved in selling cannabis, along with other typical non-deductible expenses such as lobbying expenses.

RESULTS OF OPERATIONS

Operating results for years ended December 31, 2019 and 2018

Revenue

During 2018 the Corporation focused on assisting the License Holders to secure retail and cultivation assets for growth. In 2019 the focus of the Corporation shifted to putting these secured assets into use commencing both retail and cultivation operations. Total revenues (“Revenues”) for the year ended December 31, 2019 was $1,925,133 (2018 - $Nil) through the two provisioning centers which opened for business in September and October of 2019. As of December 31, 2019, the License Holders also had two cultivation facilities.

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Cost of Goods Sold and Net Change in Fair Value of Biological Assets

During the year 2019, the License Holders recorded total cost of goods sold of $2,053,807 (2018 - $Nil). The License Holders also recorded an unrealized gain on changes in fair value of biological assets of $60,863 representing the fair value of cannabis seeds, clones and pre-harvest plants as the Corporation commenced cultivation in 2019.

Gross Profit

Gross profit before fair value adjustments was negative $128,674 (2018 - $Nil). The Corporation recorded unrealized gain on changes in fair value of biological assets of $60,863 during its first year of operation when it first commenced cultivation in June 2019 in a small scale, resulting in gross profit after fair value adjustments of negative $67,811 (2018 - $Nil).

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Operating Expenses

Operating expenses for the year 2019 was $71,686,549 (2018 - $240,363) of which $58,969,446 (2018 - $Nil) was due to a non-cash item of fair value of share exchange reserve expenses relating to the acquisition of Terra and Mayde Inc. paid with exchangeable units issued by SPH. General and administration expenses was $8,433,234 (2018 - $209,675) as follows:

	Year ended December 31, 2019	Year ended December 31, 2018
	$	$
Salaries & Benefits	2,771,483	-
Consulting fees	2,066,012	130,817
Professional fees	1,107,612	78,019
Office & general	962,752	839
License related tax expense	350,000
Repair and maintenance	188,633	-
Licenses	482,326	-
Insurance	92,016	-
Write off non-refundable deposits	129,375	-
Property taxes	77,780	-
Bad debt expense	72,000
Travel and entertainment	124,947	-
Dues and subscriptions	8,298	-
Total general & administrative	8,433,234	209,675

All categories of expenses went up significantly as the Corporation commenced and ramped up operations in 2019. Salaries and benefits topped all categories of expenses as the Corporation started hiring in in 2019. As of December 31, 2019, the Corporation and the License Holders collectively had 125 employees. Consulting fees are principally related to financing and acquisition activities, while professional fees are related to legal and accounting requirements.

The following is a breakdown of sales and marketing expenses for the year ended December 31, 2019 and 2018:

	Year ended December 31, 2019	Year ended December 31, 2018
	$	$
Marketing service	1,159,686	-
Advertising & promotion	337,307	-
Public relations	52,789	-
Packaging	43,505	-
Royalty & commission	22,978	-
Sponsorship	20,705	-
	1,636,970	-

The Corporation incurred sales and marketing expenses for the first time in 2019. The Corporation set up Spartan Services LLC, a 51.2% owned subsidiary to provide marketing and operating support and services to the License Holders.

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FINANCIAL CONDITION, LIQUIDITY AND CAPITAL RESOURCES

Liquidity and Capital Resources

The Corporation’s primary need for liquidity is to fund working capital requirements of business operations, capital expenditures, expansions, acquisitions, and for general corporate purposes. The Corporation is an early stage growth company. Although it is generating cash from sales in 2019, it will continue to rely on financing to support current operations and new acquisitions that are expected to generate earnings in the long term.

Our primary source of liquidity is funds generated through financing activities including the placement of equity from private placements. Our ability to fund our operations, to make planned capital expenditures, and to make planned acquisitions, depends on our future operating performance and cash flows, which are subject to prevailing economic conditions and financial, business, and other factors, some of which are beyond our control.

As of December 31, 2019, the Corporation had working capital (current assets net of current liabilities) of $14,529,698 (2018 - $7,775,722) of which $9,705,991 (2018 - $5,841,354) was cash and cash equivalents and $6,500,000 (2018 - $Nil) was term deposits. The increase in cash and cash equivalent was primarily due to an equity financing of $21,322,759 and the merger with Rivers Innovations Inc. which had cash and cash equivalents and term deposits totaling $17,737,861. The Corporation expects that its cash on hand and cash flows from operations, along with private placement financing, will be adequate to meet its capital requirements and operational needs for the next 12 months.

Cash Flow

The following table summarizes the sources and uses of cash for the years ended December 31, 2019 and 2018:

	Years ended
	December 31,
	2019	2018
	$	$
Net loss for the year	(75,032,243)	(232,303)
Net cash used in operating activities	(10,673,783)	(164,806)
Net cash used in investing activities	(6,216,234)	(3,521,177)
Net cash provided by financing activities	19,546,042	9,803,388
Net increase (decrease) in cash and cash equivalents	2,656,025	6,117,405
Effect of currency translation	1,208,612	(276,051)
Cash and cash equivalents, beginning of year	5,841,354	-
Cash and cash equivalents, end of year	9,705,991	5,841,354

Operating Activities

During the year 2019, the Corporation had a net cash used by operating activities of $10,673,783 (2018 –$164,806) in spite of net loss of $75,032,243 (2018 - $232,303) principally as a result of adding back non-cash items totaling $64,270,855 (2018 - $30,688) principally made up of the following items:

(i)	$58,969,446 (2018 - $Nil) of share exchange expenses relating to exchange share units issued by SPH for the acquisition of Terra and Mayde Inc.;
(ii)	$2,091,678 (2018 - $Nil) in change in fair value of investments including convertible debenture;
(iii)	$1,975,202 (2018 - $30,688) in share-based payments for compensation;
(iv)	$906,477 (2018 - $Nil) in depreciation and amortization; and

Increase in cash relating to operating assets and liabilities or non-cash working capital was $87,605 (2018 – 36,809) in the most part was due an increase in accounts payable and accrued liabilities of $3,813,900 (2018 - $44,465) and $30,043 in deferred revenue (2018 - $Nil) which was offset by an increase in the following working capital items as the Corporation commenced operations in 2019:

(i)	An increase in inventory of $1,907,949 (2018 - $Nil) as the Corporation stocked up for its two new retail locations;
(ii)	An increase in prepaids of $734,311 (2018 - $Nil) as the Corporation commenced cannabis operations which not only has to operate with little or no credit from suppliers but often had to prepay for goods and services;
(iii)	An increase in biological assets of $524,649 (2018 - $Nil) as the Corporation commenced cultivation in June 2019;
(iv)	An increase in promissory note of $504,113 (2018 - $7,656) as the Corporation supported by investing in some of its licensees;
(v)	An increase in interest receivable of $50,139 (2018 - $Nil);
(vi)	An increase in accounts receivable of only $35,177 (2018 - $Nil) as payment services were not readily available for the cannabis industry in general and most sales were paid in cash; and

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Investing Activities

Net cash used in investing activities during the year was $6,216,234 (2018 - $3,521,177) consisted of the following:

(i)	Increase in property, plant and equipment of $24,942,932 (2018 - $Nil) as the Corporation continued to build its cultivation facility and retail locations;
(ii)	Increase in investments totaling $2,500,000 (2018 - $Nil) as the Corporation made investments in its brand partners, Cookies and Mesh Ventures, LLC;
(iii)	Increase in investment of convertible debentures in Radicle of $376,308 (2018 - $Nil) from whom the Corporation licensed the Gage brand; and
(iv)	Increase in intangible assets of $192,485 (2018 - $Nil) for the use of the Gage brand.

The above investing activities was offset by the following increase in cash provided by:

(i)	A decrease in deposits for property acquisition of $934,869 (2018 – an increase of $1,550,000) as the Corporation completed some of the acquisition;
(ii)	An increase in cash of $2,737,862 (2018 - $Nil) as a result of the acquisition of Rivers Innovations;
(iii)	An increase in cash of $8,500,000 (2018 - $Nil) as a result of the redemption of term deposits;
(iv)	An increase in cash of $9,622,760 (2018 – decrease in cash of $1,971,177) primarily resulting from the following:

•	Redemption of a loan receivable of $1,971,177 (2018 – investment in a loan receivable of $1,971,177) from a related party in exchange for property.
•	Redemption of a $7,500,000 (2018 - $Nil) loan and interest receivable of $151,583 (2018 - $Nil) from Rivers Innovations to the Corporation made prior to the acquisition.

Financing Activities

The Corporation received net proceeds of $21,322,759 (2018 - $9,705,187) from a private placement in March 2019 by issuing 19,000,000 Subordinate Voting Shares at CAD$1.50 a share. This is offset by lease liability payments of $1,731,717 (2018 - $Nil) and $45,000 (2018 - $Nil) of repayments of property purchase payable.

Contractual Obligations and Commitments

The Corporation has entered into construction contracts with two contractors for three locations under construction as of December 31, 2019. The original sum of all contracts was $5,911,418 and as of December 31, 2019, the sum owing totaled $5,737,571.

The Corporation leases space for its offices, cultivation centers and provisioning centers. The following summarizes total lease commitments made by the Corporation on an undiscounted basis and reconciled it with discounted lease liability under IFRS:

For year ended December 31, 2019	Total Lease Commitment
2020	$1,926,920
2021	477,888
2022	430,855
2023	401,598
2024 and thereafter	611,367
Total undiscounted lease liability	3,848,628
Impact of discount	(836,902)
Lease liability at December 31, 2019	3,011,726
Less: current portion	(178,135)
Less: Lease assignment payable	(1,450,000)
Non-current portion	1,383,591

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RELATED PARTY TRANSACTIONS

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control. Related parties may be individuals or corporate entities. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties.

The Corporation's key management personnel have authority and responsibility for overseeing, planning, directing and controlling the activities of the Corporation. Key management personnel include members of the Board of Directors, Chief Executive Officer/President and Chief Financial Officer. Compensation of key management personnel may include short-term and long-term benefits. Short-term benefits include salaries and bonuses. Share-based compensation include warrants and stock options vested during the year.

Compensation provided to key management is as follows:

	December 31, December 31,
	2019	2018
Salaries and benefits (1)	$92,493	$-
Share-based payments	1,975,202	30,688

Notes:

(1)	Pascal D’Souza - Mr. D’Souza commenced his role as Chief Financial Officer on June 3, 2019 at a per annum salary of USD$160,000. This amount reflects the salary earned by Mr. D’Souza for the period between June 3, 2019 and December 31, 2019. During such period, Mr. D’Souza did not receive compensation as a director.

A summary of other related party transaction during the year is as follows:

1.	The Corporation has transacted with an entity that is wholly-owned by Rami Reda a Director of the Corporation. The entity was in the business of acquiring real estate and later relinquished claim of the real estate to the Corporation. Transactions with the entity in 2019 totaled $1,350,000 (2018- $Nil).

a)	On June 12, 2019, The Entity acquired Hanna Avenue for $500,000 by exercising options and later on November 16, 2019, granted warranty deed to the Corporation for same $500,000.

b)	On June 19, 2019, the Entity acquired Sherwood locations for $850,000 by exercising the option and later in November 2019, granted warranty deed to the Corporation for same $850,000.

2.	The Corporation, through one of its wholly-owned Michigan subsidiaries, acquired various real estate and leases from a company, which is wholly-owned by Michael Hermiz, a Director of the Corporation. Transactions with the related party in 2019 totaled $10,150,000 (2018- nil).

a)	On July 26, 2019, the Corporation acquired a package of seven real estate sites from the related company with a total price of $7,350,000. The price included all land, building, and all leasehold improvements. Initially, the Corporation loaned the related party $6,100,000 through a promissory note dated May 21, 2019 to acquire these properties on the Corporation’s behalf. This note has been cancelled as the property acquisition has been completed. The Corporation paid the remaining balance of $1,250,000 to the related company to account for the additional capital expenditures on the property since their acquisition by the related company.

b)	On March 1, 2019, the Corporation, through one of its wholly-owned Michigan subsidiaries, entered into an assignment and assumption of various lease agreements for two of the cultivation and processing centers in Warren, MI. The total lease assignment and assumption payment transacted between the Corporation and the related party was for $2,800,000 of which $1,450,000 was outstanding as at December 31, 2019.

3.	1,500,000 Exchangeable Units valued at $58,969,446 (2018 - $Nil) were issued by Spartan Partners Holding, LLC to two directors of the company:

a)	On March 11, 2019, SPH issued 900,000 Exchangeable Units and 900,000 Super Voting Shares at $0.0001 per share to Michael Hermiz in exchange for his 100% ownership interest in Terra. Michael Hermiz is a director of the Corporation. The 900,000 Exchangeable Units of SPH are exchangeable into 45,000,000 Subordinate Voting Shares of Wolverine or 900,000 Proportionate Voting shares of Wolverine at any time at the option of the holder. Terra held options to acquire AEY and 3 State Park. The 900,000 exchangeable units were fair valued at $25,160,280.
b)	On August 23, 2019, SPH issued 600,000 Exchangeable Units and 600,000 Super Voting Shares at $0.0001 per share to Mayde, Inc. in connection with a tax-free merger of Spartan Partners Corporation and Mayde Blocker, Inc. Mayde, Inc. is 100% owned by Rami Reda, a director of the Corporation. Mayde Inc. is the sole owner of Mayde Blocker, Inc., which in turn was the sole owner of Mayde US LLC that held various option to cannabis licenses for the Wolverine business model. In connection with the merger, Mayde, Inc. received 600,000 Exchangeable Units of SPH that are exchangeable for 30,000,000 Subordinate Voting Shares of Wolverine or 600,000 Proportionate Voting Shares of Wolverine. The 600,000 Exchangeable Units were fair valued at $33,809,166.

4.	On September 16, 2019, the Corporation purchased the trademarks and goodwill of the Gage brand owned by Radicle whose shareholder is a director of the Corporation, Michael Hermiz. In consideration of the acquisition of the Gage brand, the Corporation paid $192,485 in cash in 2019.

5.	On October 8, 2019, the Corporation acquired Rivers Innovations whose key management personnel is Fabian Monaco, a director of the Corporation. The Corporation issued 34,491,601 Subordinate Voting Shares in exchange for 78,000,000 common shares of Rivers Innovations. Upon closing on November 7, 2019, the Corporation:

a.	Granted 44,220 options to Pascal D’Souza, a former officer of the Corporation who was also an officer of Rivers Innovations in exchange for 100,000 Rivers Innovations previously granted to the officer. Each option is exercisable at $1.14 per Subordinate Voting Share until August 28, 2024.

b.	Issued 4,422,000 Subordinated Voting Shares purchase warrants of the Corporation to Bruce Linton, a Director of the Corporation, to replace warrants of Rivers Innovations. These warrants expires on March 10, 2022 of which 2,211,000 warrants are exercisable at $0.12 each for one Subordinate Voting Shares and 2,211,000 warrants are exercisable each at $1.70 for one Subordinate Voting Shares. These warrants are vested 50% on September 10, 2020, and 50% on September 10, 2021.

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SUBSEQUENT EVENTS

1.	On January 13, 2020, the Corporation opened a cultivation facility in Harrison, Michigan. The facility has 13,941 square feet and is the Corporation’s third cultivation facility in Michigan, playing an integral part in supporting expansion plans in the state.

2.	On January 31, 2020, the Corporation opened its first Cookies branded provisioning center in Detroit, Michigan. The provisioning center is located on historic 8 Mile Road, is 3,500 square feet and is the only Cookies branded provisioning center in the state. The Corporation has an exclusive retail, processing and cultivation license agreement and support agreement with Cookies in the state of Michigan.

3.	During Q1 of 2020, the Corporation updated its construction plans which lowered its contractual construction agreements from $5,737,571 to $4,037,571.

4.	On May 22, 2020, the Corporation opened its fourth provisioning center in Lansing, Michigan.

5.	Subsequent to year-end, the outbreak of the novel strain of the coronavirus, specifically identified as ‘COVID-19’, has resulted in governments worldwide enacting emergency measures to combat the spread of the virus. These measures, which include the implementation of travel bans, self-imposed quarantine period and social distancing, have caused material disruption to businesses globally resulting in an economic slowdown. As of the date of issuance of the financial statements, it is not possible to reliably estimate the length and severity of these developments and its impact on the financial results and financial condition of the Corporation.

6.	Subsequent to year end, the Corporation granted 1,000,000 subordinate voting shares to an employee of the Corporation.

OUTSTANDING SHARE DATA

As of December 31, 2019, the Corporation had the following shares outstanding:

•	105,622,799 Subordinate Voting Shares; and

•	1,500,000 Super Voting Shares.

And the following dilutive equity instrument outstanding:

•	1,500,000 Exchangeable Units which are exchangeable into 75,000,000 Subordinate Voting Shares;

•	13,238,440 stock options of which 1,216,666 are exercisable;

•	4,422,000 warrants of which none were vested as at December 31, 2019.

As at the date of this MD&A, the Corporation has the following shares outstanding:

•	106,622,799 Subordinate Voting Shares; and

•	1,500,000 Super Voting Shares.

And the following dilutive equity instrument outstanding:

•	1,500,000 Exchangeable Units which are exchangeable into 75,000,000 Subordinate Voting Shares;

•	13,895,140 stock options of which 3,940,028 are exercisable;

•	4,422,000 warrants of which none were vested as at the date of this MD&A.

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DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The following table sets out, for each of the directors and executive officers of the Corporation, the person’s name, province or state and country of residence, position with the Corporation, principal occupation and, if a director, the date on which the person became a director. Our directors are expected to hold office until the next annual general meeting of shareholders. Directors are elected annually and, unless re-elected, retire from office at the end of the next annual general meeting of shareholders. As a group, the directors and executive officers beneficially own, or control or direct, directly or indirectly, a total of 1,500,000 Super Voting Shares (75,000,000 as converted to Subordinate Voting Shares), 900,000 Exchangeable Units (45,000,000 as converted to Subordinate Voting Shares), 106,622,799 Subordinate Voting Shares, 4,422,000 Warrants, and 13,895,140 Options. See “Principal Shareholders” for additional details regarding Michael Hermiz’s share ownership.

Name	Position	Age	Term of Office
Fabian Monaco	President and Director	34	November 2017 – present
Bruce Linton	Executive Chairman and Director	53	October 2019 – present
David Watza	Chief Financial Officer	54	July 2020- present
Michael Hermiz	Director	35	November 2017 – present
Rami Reda	Director	36	March 2019 – present

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Directors and Executive Officers

The following are brief profiles of our executive officers and directors, including a description of each individual’s principal occupation within the past five (5) years. See also “Directors and Officers – Conflicts of Interest”.

Fabian Monaco, President and Director

Mr. Monaco has been a director and the President of the Corporation since November 22, 2017. He has also been a director of XIB I Capital Corp. (“XIB Capital”) since March 2018 and a director of investment banking at XIB Financial Inc. (“XIB”) since September 2017. Prior thereto, Mr. Monaco was an associate in the diversified industries group at GMP Securities L.P. from June 2015 to September 2017. Prior thereto, Mr. Monaco was an associate in over-the-counter derivatives regulatory reform at Scotiabank Global Banking and Markets from September 2013 to May 2015.

Bruce Linton, Executive Chairman and Director

Mr. Linton was the founder of Canopy Growth Corporation (“Canopy”) and co-founder of Tweed Marijuana Incorporated. He was the Chairman of the Board of Canopy from 2013 and the Chief Executive Officer from 2014 until his resignation in 2019. Since 2007 Mr. Linton has been the President of HBAM Holdings Inc. and from 2013 to 2017, the CEO of communications company Martello Technologies Corporation, where he is now the Co-Chairman of the Board. After beginning his career at Newbridge Networks Corporation, he has since held positions that include General Manager and Re-Founder of Computerland.ca, President and Co-Founder of webHancer Corporation, and part of the establishing team at CrossKeys Systems Corporation. He was also part of the leadership team for the NASDAQ/TSX initial public offering at CrossKeys Systems Corporation. He is the past Chairman of the Ottawa Community Loan Foundation, past Board Member on World Bank Water and Sanitation Program Council, past Board Member and Treasurer of Canada World Youth, past Board of Governor for Carleton University, past President of the Nepean Skating Club, and past President of Carleton University Students Association. Mr. Linton is also on the board of Martello Technologies Corporation, Vireo Health International Inc. and LL One Inc.

David Watza, Chief Financial Officer

Mr. Watza has been with the Corporation since May 2020. Prior to joining Gage, he was the President and Chief Executive Officer of Perceptron, Inc., a Michigan-based industrial automation company with subsidiary operations throughout the world, from November 2016 until November 2019. Mr. Watza served as a Board Member of Perceptron from June 2018 to November 2019, and Chief Financial Officer of the company from October 2015 until November 2016. Prior to his time at Perceptron, he held various corporate, operational, and finance vice-president positions at TriMas Corporation, a global manufacturer and provider of products for customers in the consumer products, aerospace and industrial end marlets, over a ten year period including a two year international assignment. Mr. Watza’s last role at TriMas was as Vice-President of Corporate Development and Treasury. He started his career as a staff auditor at Arthur Andersen and has 30+ years of experience in various accounting and finance roles.

Michael Hermiz, Director

Mr. Hermiz is one of the founders of the Corporation, and has succeeded as an entrepreneur in various industries, including the mortgage and real estate industry, the import/export industry and the telecommunications industry, among others. Prior to the Corporation, Mr. Hermiz was the founder of a federally licensed healthcare company in Canada in 2017, and built it to one of the best producers in the country in terms of quality, and operational track record. In the mortgage industry, from 2004-2010, he ran a company with over five brokers, and providing loans in excess of $5M per month, and also was involved with various property development projects throughout Michigan. An entrepreneur at heart, Mr. Hermiz brings his wealth of knowledge to the Corporation and has been instrumental to the business since inception.

Rami Reda, Director

Mr. Reda is an award-winning entrepreneur with over fifteen (15) years of experience across several industries including the healthcare industry, the real estate industry, convenience stores and alcohol and gaming. In the healthcare industry, he was the co-founder of a federally licensed health company in Canada in 2017, and built it to one of the best producers in the country in terms of quality, and operational track record. In real estate, he was involved with multi-million dollar renovations, additions and land development and has worked with international brands and companies over the past 10 years. He previously operated a chain of over 50 convenience stores from 2009 to 2015, and generating over $75MM in revenue per year. Prior to that he was involved in a white label financial services ATM company and helped establish the company from inception and expanded operations to over 250 locations and then helped with acquisition from the biggest company in the world in 2017. Rami has been involved in the community with various charities, and fundraisers, from the YWCA, Gleaners to the Chamber of Commerce and the Police Chief’s Citizen Advisory Committee and more over the past 20 years.

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Corporate Cease Trade Orders, Bankruptcies, Penalties and Sanctions

No director or executive officer of Gage is, as at the date of this Offering Circular, or was, within ten (10) years before the date of this Offering Circular, a director, chief executive officer or chief financial officer of any company (including Gage), that was subject to a cease trade order, an order similar to a cease trade order, or an order that denied the relevant company access to any exemption under securities legislation that was in effect for a period of more than thirty (30) consecutive days:

(1)	that was issued while the director or executive officer was acting in the capacity as director, chief executive officer or chief financial officer, or

(2)	that was issued after the director or executive officer ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer.

No director or executive officer of Gage, or a shareholder holding a sufficient number of securities of the Corporation to affect materially the control of Gage:

(1)	is, as at the date of the Offering Circular, or has been within the ten (10) years before the date of the Offering Circular, a director or executive officer of any company (including the Corporation) that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets, state the fact; or

(2)	has, within the ten (10) years before the date of the Offering Circular, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the director, executive officer or shareholder.

No director or executive officer of Gage, or a shareholder holding a sufficient number of securities of the Corporation to affect materially the control of the Corporation, has been subject to (a) any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority or (b) any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable investor in making an investment decision.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation Discussion and Analysis

The Corporation operates in a dynamic and rapidly evolving market. To succeed in this environment and to achieve its business and financial objectives, the Corporation must attract, retain and motivate a highly talented team of executive officers and directors. The Corporation expects its team of executive officers to possess and demonstrate strong leadership and management capabilities, as well as foster a pioneering culture, which is at the foundation of the Corporation’s success and remains a pivotal part of its operations. The compensation committee of the Corporation (“Compensation Committee”) is responsible for assisting the Board of Directors in fulfilling its governance and supervisory responsibilities, and overseeing the human resources, succession planning, and compensation policies, processes and practices. The Compensation Committee is also responsible for ensuring that the compensation policies and practices provide an appropriate balance of risk and reward consistent with the risk profile. The Board of Directors has adopted a written charter for the Compensation Committee setting out its responsibilities for administering the compensation programs and reviewing and making recommendations to the Board of Directors concerning the level and nature of the compensation payable to the directors and officers. The Compensation Committee’s oversight includes reviewing objectives, evaluating performance and ensuring that total compensation paid to the executive officers and various other key employees is fair, reasonable and consistent with the objectives of the philosophy and compensation program.

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The Compensation Committee is required to evaluate the Corporation’s compensation programs as circumstances require and on an annual basis. As part of this evaluation process, the Compensation Committee is guided by the philosophy and objectives outlined above, as well as other factors which may become relevant, such as the cost to the Corporation if it were required to find a replacement for a key employee.

The compensation practices are designed to retain, motivate and reward our executive officers for their performance and contribution to our long-term success. The Compensation Committee seeks to compensate executive officers by combining short-term and long-term cash and equity incentives. It also seeks to reward the achievement of corporate and individual performance objectives and to align executive officers’ incentives with the Corporation’s performance. The Compensation Committee seeks to tie individual goals to the area of the executive officer’s primary responsibility. These goals may include the achievement of specific financial or business development goals. Corporate performance goals are based on financial performance of the Corporation during the applicable financial year.

In order to achieve its growth objectives, attracting and retaining the right team members is critical. A key part of this is a well-thought out compensation plan that attracts high performers and compensates them for continued achievements.

As the Corporation transitions from being a privately-held company to a publicly-traded company, it will continue to evaluate our compensation philosophy and compensation program as circumstances require and plan to continue to review compensation on an annual basis.

Compensation, Excluding Compensation Securities

Each of the executive officers have entered into an employment agreement with the Corporation. Such employment agreements include provisions regarding base salary, eligibility for annual bonuses, enrollment of benefits and participation in the Stock Option Plan, among other things. The following table sets forth the compensation to the executive officers and directors paid by the Corporation for the year ended December 31, 2019:

Name and Principal Position	Annual Base Salary			Other Compensation and Bonuses Paid(2)		Total Compensation[13]
Fabian Monaco President and Director	$	Nil		$	Nil	$	Nil
Pascal D’Souza (3) Chief Financial Officer and Director		$92,493	(1)	$	Nil		$92,493
Bruce Linton, Executive Chairman and Director	$	Nil		$	Nil	$	Nil
Rami Reda, Director	$	Nil		$	Nil	$	Nil
Michael Hermiz, Director	$	Nil		$	Nil	$	Nil

13 The total compensation listed in this table does not include share-based payments made to certain executive officers and directors. For more information regarding the issuance of shares to such executive officers and directors, please see Note 22 of the Consolidated Financial Statements.

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Notes:

(1)	Mr. D’Souza commenced his role as Chief Financial Officer on June 3, 2019 at a per annum salary of USD$160,000. This amount reflects the salary earned by Mr. D’Souza for the period between June 3, 2019 and December 31, 2019. During such period, Mr. D’Souza did not receive compensation as a director.
(2)	All bonuses are discretionary.
(3)	Mr. D’Souza resigned from his role as a director and Chief Financial Officer of the Corporation on June 16, 2020.

Each executive officer is entitled to the annual compensation described above, and is eligible to receive an annual incentive bonus as determined by the Board of Directors. During the term of employment, each executive officer is entitled to participate in all employee benefit plans and programs, and fringe benefit plans and programs, subject to the eligibility and participations restrictions of each such plan or program. Each executive officer also is entitled to reimbursement for all reasonable business expenses incurred in connection with carrying out such executive officer’s duties.

Each executive officer is terminable by us for at any time, (i) for cause (as defined in each of the employment agreements), (ii) without cause upon at least six (6) months’ notice plus one (1) additional month per completed year of service (subject to a maximum six (6) months’ notice) to the executive officer, and (iii) in the event of the executive officer’s death. Each executive officer may terminate the agreement at any time upon not less than sixty (60) days prior written notice. In the event that a change of control (as defined in each of the employment agreements) occurs and the executive officer is terminated for any reason during the twelve (12) month period following such contract of control, or the executive officer resigns within a ninety (90) day period following a change effective the executive officer’s employment occurring within such twelve (12) month period, the Corporation shall pay the executive officer a lump sum payment of twelve (12) months of base salary and the continuation of benefits during such period, less required deductions and withholdings.

Pursuant to such employment agreements, each executive officer also is subject to customary confidentiality restrictions and work-product provisions, and each executive officer also is subject to customary non-competition covenants and non-solicitation covenants with respect to our employees, consultants and customers.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table shows the name and information about the Subordinate Voting Shares owned by each person or company which, as at the date of this Offering Circular, owned of record, or which, to the Corporation’s knowledge, owned beneficially, directly or indirectly, more than 10% of the Subordinate Voting Shares outstanding:

Title of Class	Name and Address of Beneficial Owners	Amount and Nature of Beneficial Ownership	Amount and Nature of Beneficial Ownership Acquirable	Percentage of Class (on a fully converted basis)
Subordinate Voting Shares	Michael Hermiz 47331 Caylee Drive Shelby Township, MI 48315	57,000,000 Subordinate Voting Shares	n/a	31.38%
Super Voting Shares(1)	Michael Hermiz 47331 Caylee Drive Shelby Township, MI 48315	900,000 Super Voting Shares	n/a	60%

Note:

(1)	An additional 600,000 Super Voting Shares are currently held by Mayde Inc., representing the remaining portion of the issued and outstanding 1,500,000 Super Voting Shares.

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Stock Option Plan

The Corporation currently has in place a rolling 15% Stock Option Plan. Our Board of Directors is responsible for administering the Stock Option Plan. The Stock Option Plan was approved by the Board of Directors on January 26, 2018 and by the shareholders on January 26, 2018.

The purpose of the Stock Option Plan is to: (a) provide directors, officers, consultants, and employees of the Corporation with additional incentive; (b) encourage stock ownership by such persons; (c) encourage such persons to remain with the Corporation; and (d) attract new directors, officers, consultants, and employees, among other purposes.

The Stock Option Plan provides that the aggregate number of Subordinate Voting Shares that may be issued upon the exercise of Options cannot exceed 15% of the number of Subordinate Voting Shares (assuming the conversion of the Super Voting Shares and the Multiple Voting Shares) issued and outstanding from time to time. As a result, any increase in the issued and outstanding Subordinate Voting Shares will result in an increase in the number of Subordinate Voting Shares available for issuance under the Stock Option Plan.

As at the date of this Offering Circular, pursuant to the Stock Option Plan, 5,700,000 outstanding options to acquire Subordinate Voting Shares (the “Options”) are held by executive officers, directors, consultants and employees of the Corporation. The following table discloses all Option-based awards granted to each director or executive officer by the Corporation that are outstanding as at the date of this Offering Circular.

Name	Type of compensation security	Number of Subordinate Voting Shares underlying unexercised Options and percentage of class(4)	Date of grant	Exercise price	Expiry Date
Fabian Monaco	Options	500,000 (0.28%)	April 10, 2018	CAD$0.10	April 10, 2023(1)
Mike Hermiz	Options	1,800,000 (0.99%)	April 10, 2018	CAD$0.10	April 10, 2023(1)
Fabian Monaco	Options	1,000,000 (0.55%)	February 1, 2019	CAD$0.75	February 1, 2024(2)
Mike Hermiz	Options	1,000,000 (0.55%)	October 2, 2019	CAD$1.50	October 2, 2024(3)
Fabian Monaco	Options	1,000,000 (0.55%)	October 2, 2019	CAD$1.50	October 2, 2024(3)
David Watza	Options	400,000 (0.22%)	July 20, 2020	CAD$1.50	July 20, 2025(3)

Notes:

(1)	Options vest over three (3) years annually, provided that 100% of the Options shall vest on the occurrence of a liquidity event (as defined in the relevant Option agreements).

(2)	Options vest over three (3) years annually, provided that 100% of the Options shall vest on the occurrence of a liquidity event (as defined in the relevant Option agreements).

(3)	Options vest over three (3) years annually.

(4)	Based on 181,882,799 Subordinate Voting Shares outstanding as of the date of this Offering Circular (after giving effect to the conversion of all Super Voting Shares).

In addition to the aforementioned Options granted to the directors and executive officers of the Corporation, the Corporation has granted the following Options to directors or executive officers of the Corporation’s subsidiaries:

Name	Type of compensation security	Number of Subordinate Voting Shares underlying unexercised Options and percentage of class(5)	Date of grant	Exercise price	Expiry Date
Mike Finos	Options	400,000 (0.22%)	October 2, 2019	CAD$1.50	October 2, 2024
Mike Finos	Options	250,000 (0.14%)	May 31, 2020	CAD$1.50	May 31, 2025

External Management Companies

None of the directors or executive officers of the Corporation have been retained or employed by an external management company that has entered into an understanding, arrangement or agreement with the Corporation to provide executive management services to the Corporation, directly or indirectly.

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INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Except as described within the section entitled Executive Compensation of Directors and Officers in this Offering Circular, the Corporation had the following transactions with “Related Persons,” as that term is defined in item 404 of Regulation SK, which includes, but is not limited to:

·	any of our directors or officers;

·	any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares; or

·	any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the above persons.

Related Party Transactions

Related party transactions are conducted on the terms and conditions agreed to by the related parties. It is the Corporation’s policy to conduct all transactions and settle all balances with related parties on market terms and conditions.

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control. Related parties may be individuals or corporate entities. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties.

The Corporation has transacted with an Entity that is wholly-owned by Rami Reda, a Director of the Corporation. The Entity was in the business of acquiring real estate and later quitclaimed the real estate to the Corporation. Transactions with the entity in 2019 totaled $1,350,000 (2018- nil). This Director did not receive cash, but received shares.

(1)	On June 12, 2019, the Entity acquired the Hannah Avenue (Traverse City, MI) location for $500,000 and later in November 16, 2019, granted warranty deed to the Corporation for same $500,000

(2)	On June 19, 2019, the Entity acquired the Sherwood locations (Centerline, MI) for $850,000 and later in November 2019, granted warranty deed to the Corporation for same $850,000.

The Company, through one of its wholly-owned Michigan subsidiaries, acquired various real estate and leases from an entity, which is wholly-owned by Michael Hermiz, a Director of the Corporation. Transactions with the entity in 2019 totaled $10,150,000 (2018- nil).

a)	On July 26, 2019, the Corporation acquired a package of seven real estate sites from the entity with a total price of $7,350,000. The price included all land, building, and all leasehold improvements. Initially, the Corporation loaned the entity $6,100,000 through a promissory note dated May 21, 2019 to acquire these properties on the Corporation’s behalf. This note has been cancelled by the Firm in favor of the Corporation accordingly.

b)	On March 1, 2019, the Corporation, through one of its wholly-owned Michigan subsidiaries, entered into an assignment and assumption of various lease agreements for two of the cultivation and processing centers in Warren, MI. The total lease assignment and assumption payment transacted between the Corporation and the Firm was for $2,800,000.

During the year ended December 31, 2018, the Corporation made loans to a company controlled by Michael Hermiz, a Director of the Corporation. The loan receivable bears an interest rate at prime of 5.25%, with interest owing at year-end of $7,656. The loan receivable is up to a maximum of $2,500,000 and is repayable on demand, and secured by the assets of the company. Subsequent to year end 2018, the loan receivable was cancelled in exchange for real estate properties in the State of Michigan.

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Conflicts of Interest

Conflicts of interest may arise as a result of the directors, officers and promoters of the Corporation also holding positions as directors or officers of other companies. Such persons also invest and may invest in businesses, including in the cannabis sector that compete directly or indirectly with the Corporation or act as customers or suppliers of the Corporation. Some of the individuals that are directors and officers of the Corporation have been and will continue to be engaged in the identification and evaluation of assets, businesses and companies on their own behalf and on behalf of other companies, and situations may arise where the directors and officers of the Corporation will be in direct competition with the Corporation. Conflicts, if any, will be subject to the procedures and remedies provided under applicable laws.

To the best of the Corporation’s knowledge, there are no known existing or potential material conflicts of interest among the Corporation or a subsidiary of the Corporation and a director or officer of the Corporation or a subsidiary of the Corporation as a result of their outside business interests except that: (i) certain of the Corporation’s or its subsidiaries’ directors and officers serve as directors and officers of other companies, and therefore it is possible that a conflict may arise between their duties to the Corporation and their duties as a director or officer of such other companies, and (ii) certain of the Corporation’s or its subsidiaries’ directors and officers have portfolio investments consisting of minority stakes in businesses that may compete directly or indirectly with the Corporation or act as a customer of, or supplier to, the Corporation.

[Remainder of Page Intentionally Left Blank]

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SECURITIES BEING OFFERED

The Corporation is authorized to issue an unlimited number of Subordinate Voting Shares, an unlimited number of Proportionate Voting Shares and an unlimited number of Super Voting Shares. As of the date of this Offering Circular, there are approximately 106,622,799 Subordinate Voting Shares, 1,500,000 Super Voting Shares (75,000,000 as converted), 1,500,000 Exchangeable Units (75,000,000 as converted), 4,422,00 warrants, and no Proportionate Voting Shares and issued and outstanding. An aggregate of up to 13,895,140 Subordinate Voting Shares are issuable upon the exercise of 13,895,140 stock options to purchase Subordinate Voting Shares as of the agreement date. The Corporation is currently offering 571,428 Proportionate Voting Shares as further described below, for a maximum amount of $50,000,000.

Subordinate Voting Shares

Right to Notice and Vote	Holders of Subordinate Voting Shares are entitled to notice of and to attend at any meeting of the shareholders of the Corporation, except a meeting of which only holders of another particular class or series of shares of the Corporation have the right to vote. At each such meeting, holders of Subordinate Voting Shares are entitled to one vote in respect of each Subordinate Voting Share held.

Class Rights	As long as any Subordinate Voting Shares remain outstanding, the Corporation will not, without the consent of the holders of the Subordinate Voting Shares by separate special resolution, prejudice or interfere with any right attached to the Subordinate Voting Shares. The holders of Subordinate Voting Shares are not entitled to a right of first refusal to subscribe for, purchase or receive any part of any issue of Subordinate Voting Shares, or bonds, debentures or other securities of the Corporation now or in the future.

Dividends	Holders of Subordinate Voting Shares are entitled to receive as and when declared by the directors of the Corporation, dividends in cash or property of the Corporation.

Participation	In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or in the event of any other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, the holders of Subordinate Voting Shares will, subject to the prior rights of the holders of any shares of the Corporation ranking in priority to the Subordinate Voting Shares (including, without restriction, the Super Voting Shares), be entitled to participate rateably along with all other holders of Subordinate Voting Shares and the Proportionate Voting Shares (on an as-converted to Subordinate Voting Share basis).

Changes	No subdivision or consolidation of the Subordinate Voting Shares, Proportionate Voting Shares or Super Voting Shares shall occur unless, simultaneously, the Subordinate Voting Shares, Proportionate Voting Shares and Super Voting Shares are subdivided or consolidated in the same manner, so as to maintain and preserve the relative rights of the holders of the shares of each of the said classes.

Proportionate Voting Shares

Right to Vote	Holders of Proportionate Voting Shares are entitled to notice of and to attend at any meeting of the shareholders of the Corporation, except a meeting of which only holders of another particular class or series of shares of the Corporation have the right to vote. At each such meeting, holders of Proportionate Voting Shares will be entitled to one vote in respect to each Subordinate Voting Share into which such Proportionate Voting Share could ultimately then be converted, which for greater certainty, shall initially be equal to 50 votes per Proportionate Voting Share (subject to adjustment at the discretion of the Board of Directors, depending upon the ratios necessary to preserve the foreign private issuer status, as discussed on page ii of this Offering Circular.

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Class Rights	As long as any Proportionate Voting Shares remain outstanding, the Corporation will not, without the consent of the holders of the Proportionate Voting Shares and the Super Voting Shares by separate special resolution, prejudice or interfere with any right attached to the Proportionate Voting Shares. Consent of the holders of a majority of the outstanding Proportionate Voting Shares and Super Voting Shares shall be required for any action that authorizes or creates shares of any class having preferences superior to or on a parity with the Proportionate Voting Shares. In connection with the exercise of the voting rights in respect of any such approvals, each holder of Proportionate Voting Shares will have one vote in respect of each Proportionate Voting Share held. Holders of Proportionate Voting Shares will not be entitled to a right of first refusal to subscribe for, purchase or receive any part of any issue of Subordinate Voting Shares, or bonds, debentures or other securities of the Corporation.

Dividends	The holders of the Proportionate Voting Shares are entitled to receive such dividends as may be declared and paid to holders of the Subordinate Voting Shares in any financial year as the Board of Directors may by resolution determine, on an as-converted to Subordinate Voting Share basis. No dividend will be declared or paid on the Proportionate Voting Shares unless the Corporation simultaneously declares or pays, as applicable, equivalent dividends (on an as-converted to Subordinate Voting Share basis) on the Subordinate Voting Shares.

Participation	In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or in the event of any other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, the holders of Proportionate Voting Shares will, subject to the prior rights of the holders of any shares of the Corporation ranking in priority to the Proportionate Voting Shares (including, without restriction, the Super Voting Shares), be entitled to participate rateably along with all other holders of Proportionate Voting Shares (on an as-converted to Subordinate Voting Share basis) and the Subordinate Voting Shares.

Conversion	The Proportionate Voting Shares each have a restricted right to convert into 50 Subordinate Voting Shares, subject to adjustments for certain customary corporate changes. The ability to convert the Proportionate Voting Shares is subject to a restriction that the aggregate number of Subordinate Voting Shares, Proportionate Voting Shares and Super Voting Shares held of record, directly or indirectly, by residents of the United States (as determined in accordance with Rules 3b-4 and 12g3-2(a) under the Exchange Act may not exceed forty percent (40%) of the aggregate number of Subordinate Voting Shares, Proportionate Voting Shares and Super Voting Shares issued and outstanding after giving effect to such conversions and to a restriction on beneficial ownership of Subordinate Voting Shares exceeding certain levels.) In addition, the Proportionate Voting Shares will be automatically converted into Subordinate Voting Shares in certain circumstances, including upon the registration of the Subordinate Voting Shares under the Securities Act.

Super Voting Shares

Right to Vote	Holders of Super Voting Shares are entitled to notice of and to attend at any meeting of the shareholders of the Corporation, except a meeting of which only holders of another particular class or series of shares of the Corporation have the right to vote. At each such meeting, holders of Super Voting Shares are entitled to 50 votes in respect of each Super Voting Share held.

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Class Rights	As long as any Super Voting Shares remain outstanding, the Corporation will not, without the consent of the holders of the Super Voting Shares by separate special resolution, prejudice or interfere with any right or special right attached to the Super Voting Shares. Consent of the holders of a majority of the outstanding Super Voting Shares will be required for any action that authorizes or creates shares of any class having preferences superior to or on a parity with the Super Voting Shares. In connection with the exercise of the voting rights in respect of any such approvals, each holder of Super Voting Shares will have one vote in respect of each Super Voting Share held. The holders of Super Voting Shares will not be entitled to a right of first refusal to subscribe for, purchase or receive any part of any issue of Subordinate Voting Shares, bonds, debentures or other securities of the Corporation not convertible into Super Voting Shares.

Dividends	The holders of the Super Voting Shares are note entitled to receive dividends.

Participation	In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or in the event of any other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, the Corporation shall distribute its assets firstly and in priority to the rights of holders of any other class of shares of the Corporation (including the holders of Subordinate Voting Shares and Proportionate Voting Shares) to return the issue price of the Super Voting Shares to the holders thereof. The holders of the Super Voting Shares shall not be entitled to receive directly or indirectly as holders of Super Voting Shares any other assets or property of the Corporation.

Changes	No subdivision or consolidation of the Subordinate Voting Shares shall occur unless, simultaneously, the Subordinate Voting Shares, Proportionate Voting Shares and Super Voting Shares are subdivided or consolidated in the same manner, so as to maintain and preserve the relative rights of the holders of the shares of each of the said classes.

Redemption Rights	Upon the occurrence of a redemption of any exchangeable unit of Spartan LLC by the holder thereof, then the Corporation shall have the right to redeem an equivalent number of Super Voting Shares, by providing two (2) days prior written notice to the holder of such Super Voting Shares for an amount equal to the issue price for each Super Voting Share, payable in cash.

Transfer Restrictions	No Super Voting Share may be transferred by the holder thereof unless such transfer is to a permitted transferee.

PRIOR SALES

The following table summarizes details of the securities issued by the Corporation during the twelve (12) month period prior to the date of this Offering Circular.

Date of Issuance	Description of Transaction	Price/Exercise Price per Security	Number of Securities
February 1, 2019	Grant of Options(1)	CAD$0.75	4,000,000
March 11, 2019	Issuance of Super Voting Shares(2)	CAD$0.0001	900,000
March 19, 2019	Issuance of Subordinate Voting Shares(3)	CAD$1.50	19,000,000
June 3, 2019	Grant of Options(4)	CAD$1.50	500,000
August 23, 2019	Issuance of Super Voting Shares(5)	CAD$0.0001	600,000
October 2, 2019	Grant of Options(6)	CAD$1.50	4,500,000
November 7, 2019	Issuance of Subordinate Voting Shares(7)	CAD$1.50	34,491,601
November 7, 2019	Issuance of Warrants(8)	US$0.12	2,211,000
November 7, 2019	Issuance of Warrants(9)	US$1.70	2,211,000
November 7, 2019	Grant of Options(10)	US$1.14	88,440
February 13, 2020	Grant of Options(11)	CAD$1.50	6,700
May 31, 2020	Grant of Options(12)	CAD$1.50	250,000
June 1, 2020	Grant of Options(13)	CAD$1.50	500,000
June 1, 2020	Issuance of Subordinate Voting Shares(14)	CAD$1.50	1,000,000
July 20, 2020	Issuance of Options(15)	CAD$1.50	400,000

75

Notes:

(1)	Issued to certain directors, consultants and executive officers of the Corporation. Each Option has an exercise price of CAD$0.75 and expires on February 1, 2024. Such Options are subject to certain vesting provisions.

(2)	Issued in connection with the Company’s reorganization of its share structure. See “Management’s Discussion and Analysis.”

(3)	Issued in connection with the closing of the March 2019 Private Placement. See “Description of the Business – Corporation History”.

(4)	Issued to an executive officer of the Corporation. Each Option has an exercise price of CAD$1.50 and expires on June 3, 2024. Such Options are subject to certain vesting provisions.

(5)	Issued to Mayde, Inc. to acquire two properties in Michigan. See “Management’s Discussion and Analysis”.

(6)	Issued to certain employees and consultants of the Corporation or its subsidiaries. Each Option has an exercise price of CAD$1.50 and expires on October 2, 2024. Such Options are subject to certain vesting provisions.

(7)	Issued to the shareholders of Innovations in connection with the Innovations Acquisition Agreement. See “Description of the Business – Corporation History”.

(8)	Issued to replace share purchase warrants of Innovations as part of the closing of the Innovations Acquisition. Each Warrant has an exercise price of US$0.12 and expires on March 10, 2022. Such Warrants are subject to certain vesting provisions. See “Description of the Business – Corporation History”.

(9)	Issued to replace share purchase warrants of Innovations as part of the closing of the Innovations Acquisition. Each Warrant has an exercise price of US$1.70 and expires on March 10, 2022. Such Warrants are subject to certain vesting provisions. See “Description of the Business – Corporation History”.

(10)	Issued to replace options of Innovations as part of the closing of the Innovations Acquisition. Each Option has an exercise price of US$1.14 and expires on August 28, 2024. Such Options are subject to certain vesting provisions. See “Description of the Business – Corporation History”.

(11)	Issued to a consultant of the Corporation. Each Option has an exercise price of CAD$1.50 and expires on February 13, 2025. Such Options are subject to certain vesting provisions.

(12)	Issued to an employee of a subsidiary of the Corporation. Each Option has an exercise price of CAD$1.50 and expires on May 31, 2025. Such Options are subject to certain vesting provisions.

(13)	Issued to an employee of a subsidiary of the Corporation. Each Option has an exercise price of CAD$1.50 and expires on June 1, 2025. Such Options are subject to certain vesting provisions.

(14)	Issued to an employee of a subsidiary of the Corporation.

(15)	Issued to an executive officer of the Corporation. Each Option has an exercise price of CAD$1.50 and expires on July 20, 2025. Such Options are subject to certain vesting provisions.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES
LIABILITIES

Our bylaws, subject to the provisions of Canadian law, contain provisions which allow the Corporation to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the Corporation. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

DISQUALIFYING EVENTS DISCLOSURE

Regulation A prohibits an issuer from claiming an exemption from registration of its securities under such rule if the issuer, any of its predecessors, any affiliated issuer, any director, executive officer, other officer participating in the offering of the interests, general partner or managing member of the issuer, any beneficial owner of 20% or more of the voting power of the issuer’s outstanding voting equity securities, any promoter connected with the issuer in any capacity as of the date hereof, any investment manager of the issuer, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of the issuer’s interests, any general partner or managing member of any such investment manager or solicitor, or any director, executive officer or other officer participating in the offering of any such investment manager or solicitor or general partner or managing member of such investment manager or solicitor has been subject to certain “Disqualifying Events” described in Rule 506(d)(1) of Regulation D subsequent to September 23, 2013, subject to certain limited exceptions. The Corporation is required to exercise reasonable care in conducting an inquiry to determine whether any such persons have been subject to such Disqualifying Events and is required to disclose any Disqualifying Events that occurred prior to September 23, 2013 to investors in the Corporation. The Corporation believes that it has exercised reasonable care in conducting an inquiry into Disqualifying Events by the foregoing persons and is aware of the no such Disqualifying Events.

76

It is possible that (a) Disqualifying Events may exist of which the Corporation is not aware and (b) the SEC, a court or other finder of fact may determine that the steps that the Corporation has taken to conduct its inquiry were inadequate and did not constitute reasonable care. If such a finding were made, the Corporation may lose its ability to rely upon exemptions under Regulation A, and, depending on the circumstances, may be required to register the Offering of the Corporation’s Shares with the SEC and under applicable state securities laws or to conduct a rescission offer with respect to the securities sold in the Offering.

INVESTOR ELIGIBILITY STANDARDS

The Shares will be sold only to a person who is not an accredited investor if the aggregate purchase price paid by such person is no more than 10% of the greater of such person’s annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended. In the case of sales to fiduciary accounts (Keogh Plans, Individual Retirement Accounts (IRAs) and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of the Shares. Investor suitability standards in certain states may be higher than those described in this Offering Circular. These standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that an investment in the Corporation is suitable for such persons.

Each investor must represent in writing that he/she meets the applicable requirements set forth above and in the subscription agreement, including, among other things, that (i) he/she is purchasing the Shares for his/her own account and (ii) he/she has such knowledge and experience in financial and business matters that he/she is capable of evaluating without outside assistance the merits and risks of investing in the Shares, or he/she and his/her purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the Shares. Transferees of the Shares will be required to meet the above suitability standards.

All potential purchasers of the Shares will be required to comply with know-your-customer and anti-money laundering procedures to comply with various laws and regulations, including the USA Patriot Act. The USA Patriot Act is designed to detect, deter and punish terrorists in the United States and abroad. The Act imposes anti-money laundering requirements on brokerage firms and financial institutions. Since April 24, 2002, all United States brokerage firms have been required to have comprehensive anti-money laundering programs in effect. To help you understand these efforts, the Corporation wants to provide you with some information about money laundering and the Corporation’s efforts to help implement the USA Patriot Act.

Money laundering is the process of disguising illegally obtained money so that the funds appear to come from legitimate sources or activities. Money laundering occurs in connection with a wide variety of crimes, including illegal arms sales, drug trafficking, robbery, fraud, racketeering and terrorism. The use of the United States financial system by criminals to facilitate terrorism or other crimes could taint its financial markets. According to the United States State Department, one recent estimate puts the amount of worldwide money laundering activity at $1 trillion a year. As a result, the Corporation believes it is very important to fully comply with these laws.

By submitting a subscription agreement to the Corporation, you will be agreeing to the following representations. You should check the Office of Foreign Assets Control (the “OFAC”) website at http://www.treas.gov/ofac before making the following representations:

(1)You represent that the amounts invested by you in this Offering were not and are not directly or indirectly derived from any activities that contravene federal, state or international laws and regulations, including anti-money laundering laws and regulations. Federal regulations and Executive Orders administered by the OFAC prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. The lists of the OFAC-prohibited countries, territories, individuals and entities can be found on the OFAC website at http://www.treas.gov/ofac. In addition, the programs administered by the OFAC (the “OFAC Programs”) prohibit dealing with individuals or entities in certain countries, regardless of whether such individuals or entities appear on any OFAC list;

(2)You represent and warrant that none of: (a) you; (b) any person controlling or controlled by you; (c) if you are a privately-held entity, any person having a beneficial interest in you; or (d) any person for whom you are acting as agent or nominee in connection with this investment is a country, territory, entity or individual named on an OFAC list, or a person or entity prohibited under the OFAC Programs. Please be advised that the Corporation may not accept any subscription amounts from a prospective purchaser if such purchasers cannot make the representation set forth in the preceding sentence. You agree to promptly notify the Corporation should you become aware of any change in the information set forth in any of these representations. You are advised that, by law, the Corporation may be obligated to “freeze the account” of any purchaser, either by prohibiting additional subscriptions from it, declining any redemption requests and/or segregating the assets in the account in compliance with governmental regulations, and that the Corporation may also be required to report such action and to disclose such purchaser’s identity to the OFAC;

77

(3)You represent and warrant that none of: (a) you; (b) any person controlling or controlled by you; (c) if you are a privately-held entity, any person having a beneficial interest in you; or (d) any person for whom you are acting as agent or nominee in connection with this investment is a senior foreign political figure, or any immediate family14 member or close associate15 of a senior foreign political figure, as such terms are defined in the footnotes  below; and

(4)If you are affiliated with a non-U.S. banking institution (a “Foreign Bank”), or if you receive deposits from, make payments on behalf of, or handle other financial transactions related to a Foreign Bank, you represent and warrant to the Corporation that: (a) the Foreign Bank has a fixed address, and not solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities; (b) the Foreign Bank maintains operating records related to its banking activities; (c) the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct its banking activities; and (d) the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated affiliate.

The Corporation is entitled to rely upon the accuracy of your representations. The Corporation may, but under no circumstances will it be obligated to, require additional evidence that a prospective purchaser meets the standards set forth above at any time prior to its acceptance of a prospective purchaser’s subscription. You are not obligated to supply any information so requested by the Corporation, but the Corporation may reject a subscription from you or any person who fails to supply such information.

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79

SECTION F/S

FINANCIAL STATEMENTS

80

FINANCIAL STATEMENTS

Consolidated Financial Statements for the Years Ended

December 31, 2019 and December 31, 2018

81

Wolverine Partners Corp.

Consolidated Financial Statements

For the years ended December 31, 2019 and 2018

(In United States Dollars)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholder of Wolverine Partners Corp.

82

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated statements of financial position of Wolverine Partners Corp. (the Company) as of December 31, 2019 and December 31, 2018, and the related consolidated statements of loss and comprehensive loss, changes in shareholders’ equity, and cash flows for the years then ended, and the related notes (collectively referred to as the consolidated financial statements).

In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2019 and 2018, and the results of its consolidated statements of loss and comprehensive loss and its consolidated cash flows for the years then ended, in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Material Uncertainty Related to Going Concern

We draw attention to Note 1 in the consolidated financial statements, which indicates that the Company incurred a net loss of $75,032,243 and used cash in operating activities of $10,673,783 during the year ended December 31, 2019 and, as of that date, the Company has an accumulated deficit of $53,711,171. As stated in Note 1, these events or conditions, along with other matters as set forth in Note 1, indicate that a material uncertainty exists that raise substantial doubt on the Company’s ability to continue as a going concern. Our opinion is not modified in respect of this matter.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Chartered Professional Accountants, Licensed Public Accountants

We have served as the Company’s auditor since 2018.

Mississauga, Ontario

June 29, 2020

83

Wolverine Partners Corp.
Consolidated Statements of Financial Position
For the years ended December 31, 2019 and 2018

(In United States Dollars, unless stated otherwise)

	Notes	2019 $	2018 $

Assets
Current
Cash and cash equivalents		9,705,991	5,841,354
Marketable securities	6	198,164	-
Term deposits		6,500,000	-
Accounts receivable		35,177	-
Convertible debenture	7	363,962	-
Loans receivable		-	1,971,177
Interest receivable		57,795	7,656
Promissory note	8	504,113	-
Prepaids		734,311	-
Biological assets	9	524,649	-
Inventory	10	1,907,949	-
		20,532,111	7,820,187
Non-current assets
Property, plant, and equipment	11	27,346,304	-
Right of use assets	12	3,626,267	-
Deposits	13	615,131	1,550,000
Intangible assets	14	153,988	-
Investments	15	12,329,330	-
		44,071,020	1,550,000
		64,603,131	9,370,187

Liabilities
Current
Accounts payable and accrued liabilities	18	4,152,165	44,465
Lease liability	12	178,135	-
Lease assignment payable	12	1,450,000	-
Property purchase payable	19	192,070	-
Deferred revenue		30,043	-
		6,002,413	44,465
Non-current liabilities
Lease liability	12	1,383,591	-
Property purchase payable	19	2,405,734	-
Deferred tax liability	24	768,500	-
		4,557,825	-
		10,560,238	44,465
Shareholders' Equity
Share capital	21	67,097,910	9,803,388
Reserve for warrants	20	829,082	-
Reserve for share-based payments	21	1,545,624	30,688
Reserve for share exchange	21	58,969,446	-
Accumulated other comprehensive loss		865,377	(276,051)
Deficit		(53,711,171)	(232,303)
		75,596,268	9,325,722
Non-controlling interest	23	(21,553,375)	-
		54,042,893	9,325,722
		64,603,131	9,370,187
Incorporation, Nature of Operations and Going Concern	1
Commitment and contingencies	25
Subsequent events	29

Approved on behalf of the Board on June 29, 2020:
	“Fabian Monaco” President	“Pascal D’Souza" Chief Financial Officer

The accompanying notes are an integral part of these consolidated financial statements.

84

Wolverine Partners Corp.

Consolidated Statements of Loss and Comprehensive Loss
For the years ended December 31, 2019 and 2018

(In United States Dollars, unless stated otherwise)

	Notes	2019	2018
		$	$
Revenue		1,925,133	-
Cost of sales		(2,053,807)	-
		(128,674)	-
Fair value adjustment on inventory sold		-	-
Unrealized gain on changes in fair value of biological assets		60,863	-

Gross Loss		(67,811)	-
Expenses
Share exchange	21	58,969,446	-
General and administration	16	8,433,234	209,675
Sales and marketing	17	1,636,970	-
Depreciation and amortization	11,12,14	671,697	-
Share-based payments	21	1,975,202	30,688
		71,686,549	240,363
Loss from operations		(71,754,360)	(240,363)
Other (income) expenses
Interest expense and other income		492,661	(8,060)
Foreign exchange loss		839,294	-
Change in fair value of convertible debenture	7	21,009	-
Change in fair value of investments	15	2,070,669	-

Loss before taxes		(75,177,993)	(232,303)

Income tax expense (income)
Current		-	-
Deferred	24	(145,750)	-

Net loss for the year		(75,032,243)	(232,303)

Net loss attributable to subordinate shareholders of the Company		(53,478,868)	(232,303)
Net loss attributable to non-controlling interest		(21,553,375)	-
		(75,032,243)	(232,303)

Other comprehensive (loss) income ("OCI")

Items that may be reclassified to profit or loss
Unrealized loss on marketable securities		(67,184)	-

Items that will not be reclassified to profit or loss
Unrealized foreign currency translation gain (loss)		1,208,612	(277,491)
		1,141,428	(277,491)

Net loss and comprehensive loss for the year		(73,890,815)	(509,794)

Net loss and comprehensive loss attributable to subordinate shareholders of the Company		(52,337,440)	(509,794)
Net loss and comprehensive loss attributable to non-controlling interest		(21,553,375)	-
		(73,890,815)	(509, 794)
Basic and Diluted net loss per share		($1.02)	($0.01)

Weighted-average number of shares outstanding – basic and diluted		72,173,791	35,915,577

The accompanying notes are an integral part of these consolidated financial statements.

85

Wolverine Partners Corp.
Consolidated Statements of Cash Flows

For the years ended December 31, 2019 and 2018

(In United States Dollars, unless stated otherwise)

	2019	2018
	$	$
Operating activities
Net loss for the year	(75,032,243)	(232,303)
Adjustments for non-cash items
Depreciation and amortization	906,477	-
Share-based payments	1,975,202	30,688
Unrealized gain on marketable securities and convertible debenture	(14,827)	-
Change in fair value of investments	2,070,669	-
Change in fair value of convertible debenture	21,009	-
Deferred tax liability	(145,750)	-
Exchangeable shares issued	58,969,446	-
Interest expense	488,629	-
Changes in working capital items:
Accounts receivable	(35,177)	-
Interest receivable	(50,139)	(7,656)
Promissory note	(504,113)	-
Prepaids	(734,311)	-
Biological assets	(524,649)	-
Inventory	(1,907,949)	-
Accounts payable and accrued liabilities	3,813,900	44,465
Deferred revenue	30,043	-
Net cash used in operating activities	(10,673,783)	(164,806)

Investing activities
Deposits for property acquisition	934,869	(1,550,000)
Issuance of convertible debentures	(376,308)	-
Cash acquired on acquisition of Rivers Innovations	2,737,862	-
Redemption of term deposits	8,500,000	-
Repayment of loan receivable	9,622,760	(1,971,177)
Acquisition of Investments	(2,500,000)	-
Addition of intangible assets	(192,485)	-
Purchase of property, plant, and equipment	(24,942,932)	-
Net cash used in investing activities	(6,216,234)	(3,521,777)

Financing activities
Net proceeds from issuance of subordinate voting shares	21,322,759	9,803,388
Lease liability payments	(1,731,717)	-
Repayments of property purchase payable	(45,000)	-
Net cash provided by financing activities	19,546,042	9,803,388

Increase in cash and cash equivalents	2,656,025	6,117,405

Effect of currency translation	1,208,612	(276,051)

Cash and cash equivalents, beginning of year	5,841,354	-

Cash and cash equivalents, end of year	9,705,991	5,841,354

Supplementary cash information
Net assets acquired through issuance of capital stock and warrants (note 5)	36,347,679	-

The accompanying notes are an integral part of these consolidated financial statements.

86

Wolverine Partners Corp.

Consolidated Statements of Changes in Shareholders’ Equity

For the years ended December 31, 2019, and 2018

(In United States Dollars, unless stated otherwise)

	Share Capital
	Number of Subordinate Voting Shares	Share Capital $	Contributed surplus $	Reserve for share exchange $	Accumulated OCI (loss) $	Accumulated Deficit $	Attributable to subordinate shareholders $	Non-controlling interest $	Total $
Balance at December 31, 2017	25,000,000	98,201	-	-	1,440	-	99,641	-	99,641
Issuance of common shares	27,131,198	9,705,187	-	-	-	-	9,705,187	-	9,705,187
Stock-based compensation	-	-	30,688	-	-	-	30,688	-	30,688
Net loss for the year	-	-	-	-	-	(232,303)	(232,303)	-	(232,303)
Cumulative translation adjustment	-	-	-	-	(277,491)	-	(277,491)	-	(277,491)

Balance at December 31, 2018	52,131,198	9,803,388	30,688		(276,051)	(232,303)	9,325,722	-	9,325,722
Private placements of subordinated voting shares	19,000,000	21,322,759	-	-	-	-	21,322,759	-	21,322,759
Shares issued for acquisition of Rivers Innovations Inc.	34,491,601	35,971,763	-	-	-	-	35,971,763	-	35,971,763
Share-based payments	-	-	1,514,936	-	-	-	1,514,936	-	1,514,936
Warrants	-	-	829,082	-	-	-	829,082	-	829,082
Other comprehensive (loss) income	-	-	-	-	1,141,428	-	1,141,428	-	1,141,428
Reserve for share exchange	-	-	-	58,969,446	-	-	58,969,446	-	58,969,446
Net loss for the year	-	-	-		-	(53,478,868)	(53,478,868)	(21,553,375)	(75,032,243)
Balance at December 31, 2019	105,622,799	67,097,910	2,374,706	58,969,446	865,377	(53,711,171)	75,596,268	(21,553,375)	54,042,893

The accompanying notes are an integral part of these consolidated financial statements.

87

Wolverine Partners Corp.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2019 and 2018

(In United States Dollars, unless stated otherwise)

1.	INCORPORATION, NATURE OF BUSINESS AND GOING CONCERN

Wolverine Partners Corp. (“Wolverine” or the “Company”) was incorporated on November 22, 2017, under the Ontario Business Corporations Act. On March 11, 2019, the Company filed an amendment to the Articles of Incorporation whereby the Company re-designated the existing class of common shares as subordinate voting shares (“Subordinate Voting Shares”) and is authorized to issue an unlimited number of super-voting shares (“Super-Voting Shares”) and proportional voting shares (“Proportional Voting Shares”) (Note 21). The registered office of the Company is located at Suite 400, 77 King Street West Toronto-Dominion Centre, Toronto, Ontario M5K 0A1.

The principal activities of the Company are providing branding and crucial support services to affiliated licensed operators that produce, distribute, and sell cannabis and cannabis-related products in the State of Michigan.

Going Concern

These consolidated financial statements have been prepared with the assumption that the Company will be able to realize its assets and discharge its liabilities in the normal course of business. The Company had net losses in the years ended December 31, 2019 and 2018 of $75,032,243 and $232,303, respectively, predominantly due to large, non-cash expenses. The Company’s accumulated deficit at December 31, 2019 and 2018 was $53,711,171 and $232,303, respectively. The Company’s cash used in operations was $10,673,783 and $164,806 for years ended December 31, 2019 and 2018.

The Company’s ability to continue in the normal course of operations is dependent on its ability to increase revenues among its product lines, reduce expenses and raise additional debt or equity financing. There are no assurances that the Company will be successful in achieving these goals. The existence of these material uncertainties cast significant doubt on the Company’s ability to continue as going concern. These consolidated financial statements do not include adjustments to amounts and classifications of assets and liabilities that might be necessary should the Company be unable to continue operations. Such adjustments could be material.

2.	BASIS OF PRESENTATION AND STATEMENT OF COMPLIANCE

Statement of compliance

The consolidated financial statements of the Company have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and interpretations of the IFRS Interpretations Committee (“IFRIC”). Unless otherwise noted, all amounts are presented in United States dollars.

These consolidated financial statements were authorized for issue in accordance with a resolution of the Board of Directors on June 29, 2020.

Basis of measurement

These consolidated financial statements have been prepared on a historical cost basis except for biological assets, financial instruments classified as financial instruments at fair value through profit or loss and at fair value through OCI and the initial measurement of assets and liabilities acquired through equity transactions, which are initially recorded at their fair value. In addition, these consolidated financial statements have been prepared using the accrual basis of accounting.

These consolidated financial statements are presented in United States dollars. The Company’s functional currency is Canadian dollars, and the functional currency of all subsidiaries is the United States dollar. Where the functional currency is different from the presentation currency, assets and liabilities have been translated using the exchange rate at the period end, and income, expenses, and cash flow items are translated using the rate that approximates the exchange rates at the dates of the transactions (the average for the period). All resulting exchange rate differences are recorded in accumulated other comprehensive (loss) income.

88

Wolverine Partners Corp.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2019 and 2018

(In United States Dollars, unless stated otherwise)

2.	BASIS OF PRESENTATION AND STATEMENT OF COMPLIANCE (CONTINUED)

Basis of measurement (continued)

Transactions entered into in a currency other than the currency of the primary economic environment in which it operates (their "functional currency") are recorded at the rates prevailing when the transactions occur except depreciation and amortization which are translated at the rates of exchange applicable to the related assets, with any gains or losses recognized in the consolidated statements of loss and comprehensive loss. Foreign currency monetary assets and liabilities are translated at current rates of exchange with the resulting gain or losses recognized in the consolidated statements of loss and comprehensive loss. Exchange differences arising on the retranslation of unsettled monetary assets and liabilities are recognized immediately in net loss. Non-monetary assets and liabilities are translated using the historical exchange rates. Nonmonetary assets and liabilities measured at fair value in a foreign currency are translated using the exchange rates at the date when the fair value is determined.

Principles of consolidation

These consolidated financial statements include the accounts of the Company and its controlled subsidiaries. For financial reporting purposes, the Company is considered to control a subsidiary when it is exposed, or has rights, to variable returns from its involvement with the subsidiary and can affect those returns through its power over the subsidiary. Controlled subsidiaries are included in the consolidated financial statements from the date control is obtained until the date control ceases. Where the Company’s equity interest in a subsidiary is less than 100%, the Company recognizes non-controlling interests. All intercompany balances, transactions, income, expenses, profits, and losses, including unrealized gains and losses, have been eliminated upon consolidation.

The accounts of the controlled subsidiaries are prepared for the same reporting period as the Company, using consistent accounting policies. The table below lists the Company’s controlled subsidiaries and the ownership interests in each:

Name of Company	Place of Incorporation / Operation	Functional Currency	Ownership %
Wolverine Partners Corp.	Canada	CAD	100%
Gage Innovations Corp.	Canada	CAD	100%
Rivers Innovation, Inc.	United States	USD	100%
Rivers Innovations US South LLC	United States	USD	100%
RI SPE LLC	United States	USD	100%
Spartan Partners Corporation	United States	USD	100%
Spartan Partners Holdings, LLC	United States	USD	51.2%
Spartan Partners Services LLC	United States	USD	51.2%
Spartan Partners, Properties LLC	United States	USD	51.2%
Spartan Partners Licensing LLC	United States	USD	51.2%
Mayde US, LLC	United States	USD	51.2%
AEY Holdings, LLC*	United States	USD	0%
AEY Thrive, LLC*	United States	USD	0%
Thrive Enterprises, LLC*	United States	USD	0%
AEY Capital, LLC*	United States	USD	0%
3 State Park, LLC*	United States	USD	0%
Pure Releaf SP Drive, LLC*	United States	USD	0%
Buena Vista Real Estate, LLC*	United States	USD	0%

*The Company through its subsidiaries, entered into Membership Interest Transfer Restriction and Succession Agreement and Services Agreements with its affiliated licensing companies which prevent the licensing companies from taking certain actions or omitting to take certain actions where to do so would be contrary to the expected economic benefits that the Company expects to derive from the relationship with the licensing companies. The Company includes these entities in its consolidation but has allocated their net loss and comprehensive loss in the Company’s consolidated statements of loss and comprehensive loss to net loss attributable to non-controlling interest.

89

Wolverine Partners Corp.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2019 and 2018

(In United States Dollars, unless stated otherwise)

3.	SIGNIFICANT ACCOUNTING POLICIES

The accounting policies set out below have been applied consistently to all years presented in the consolidated financial statements.

a)	Cash and cash equivalents

Cash and cash equivalents include cash on hand, deposits held at call with financial institutions and other short-term, highly liquid investments with original maturities of three months or less that are readily convertible to known amounts of cash and which are subject to an insignificant risk of changes in value.

b)	Financial instruments

Financial assets

Recognition and initial measurement

The Company recognizes financial assets when it becomes party to the contractual provisions of the instrument. Financial assets are measured initially at their fair value plus, in the case of financial assets not subsequently measured at fair value through profit or loss, transaction costs that are directly attributable to their acquisition. Transaction costs attributable to the acquisition of financial assets subsequently measured at fair value through profit or loss are expensed in profit or loss when incurred.

Classification and subsequent measurement

On initial recognition, financial assets are classified as subsequently measured at amortized cost, fair value through other comprehensive income (“FVOCI”) or fair value through profit or loss (“FVTPL”). The Company determines the classification of its financial assets, together with any embedded derivatives, based on the business model for managing the financial assets and their contractual cash flow characteristics.

Financial assets are classified as follows:

•	Amortized cost - Assets that are held for collection of contractual cash flows where those cash flows are solely payments of principal and interest are measured at amortized cost. Interest revenue is calculated using the effective interest method and gains or losses arising from impairment, foreign exchange and derecognition are recognized in profit or loss. Financial assets measured at amortized cost are comprised of cash and cash equivalents, accounts receivables and deposits.

•	Fair value through other comprehensive income - Assets that are held for collection of contractual cash flows and for selling the financial assets, and for which the contractual cash flows are solely payments of principal and interest, are measured at fair value through other comprehensive income. Interest income calculated using the effective interest method and gains or losses arising from impairment and foreign exchange are recognized in profit or loss. All other changes in the carrying amount of the financial assets are recognized in other comprehensive income. Financial assets measured at fair value through other comprehensive income are comprised of marketable securities.

•	Mandatorily at fair value through profit or loss - Assets that do not meet the criteria to be measured at amortized cost, or fair value through other comprehensive income, are measured at fair value through profit or loss. All interest income and changes in the financial assets’ carrying amount are recognized in profit or loss. The Company does not hold any financial assets mandatorily measured at fair value through profit or loss.

•	Designated at fair value through profit or loss – On initial recognition, the Company may irrevocably designate a financial asset to be measured at fair value through profit or loss in order to eliminate or significantly reduce an accounting mismatch that would otherwise arise from measuring assets or liabilities, or recognizing the gains and losses on them, on different bases. All interest income and changes in the financial assets’ carrying amount are recognized in profit or loss. Financial assets designated at fair value through profit or loss are comprised of investments, convertible debentures and promissory notes. Changes in fair value are recorded in profit or loss.

90

Wolverine Partners Corp.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2019 and 2018

(In United States Dollars, unless stated otherwise)

3.	SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

b)	Financial instruments (continued)

Business model assessment

The Company assesses the objective of its business model for holding a financial asset at a level of aggregation which best reflects the way the business is managed, and information is provided to management. Information considered in this assessment includes stated policies and objectives.

Contractual cash flow assessment

The cash flows of financial assets are assessed as to whether they are solely payments of principal and interest on the basis of their contractual terms. For this purpose, ‘principal’ is defined as the fair value of the financial asset on initial recognition. ‘Interest’ is defined as consideration for the time value of money, the credit risk associated with the principal amount outstanding, and other basic lending risks and costs. In performing this assessment, the Company considers factors that would alter the timing and amount of cash flows such as prepayment and extension features, terms that might limit the Company’s claim to cash flows, and any features that modify consideration for the time value of money.

Impairment

The Company recognizes a loss allowance for the expected credit losses associated with its financial assets, other than financial assets measured at fair value through profit or loss. Expected credit losses are measured to reflect a probability-weighted amount, the time value of money, and reasonable and supportable information regarding past events, current conditions and forecasts of future economic conditions. The Company applies the simplified approach for accounts receivables. Using the simplified approach, the Company records a loss allowance equal to the expected credit losses resulting from all possible default events over the assets’ contractual lifetime.

The Company assesses whether a financial asset is credit-impaired at the reporting date. Regular indicators that a financial instrument is credit-impaired include significant financial difficulties as evidenced through borrowing patterns or observed balances in other accounts and breaches of borrowing contracts such as default events or breaches of borrowing covenants. For financial assets assessed as credit-impaired at the reporting date, the Company continues to recognize a loss allowance equal to lifetime expected credit losses.

For financial assets measured at amortized cost, loss allowances for expected credit losses are presented in the consolidated statements of financial position as a deduction from the gross carrying amount of the financial asset.

Financial assets are written off when the Company has no reasonable expectations of recovering all or any portion thereof.

Derecognition of financial assets

The Company derecognizes a financial asset when its contractual rights to the cash flows from the financial asset expire.

Financial liabilities

Recognition and initial measurement

The Company recognizes a financial liability when it becomes party to the contractual provisions of the instrument. At initial recognition, the Company measures financial liabilities at their fair value plus transaction costs that are directly attributable to their issuance, with the exception of financial liabilities subsequently measured at fair value through profit or loss for which transaction costs are immediately recorded in profit or loss. Where an instrument contains both a liability and equity component, these components are recognized separately based on the substance of the instrument, with the liability component measured initially at fair value and the equity component assigned the residual amount.

Classification and subsequent measurement

Subsequent to initial recognition, all financial liabilities are measured at amortized cost using the effective interest rate method. Interest, gains and losses relating to a financial liability are recognized in profit or loss.

Derecognition of financial liabilities

The Company derecognizes a financial liability only when its contractual obligations are discharged, cancelled or expire.

91

Wolverine Partners Corp.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2019 and 2018

(In United States Dollars, unless stated otherwise)

3.	SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

c)	Biological assets

The Company capitalizes all direct and indirect costs as incurred related to the biological transformation of the biological assets between the point of initial recognition and the point of harvest including salaries and benefits, depreciation, rent expense, utilities and other pre-harvest costs. Capitalized costs are subsequently recorded within cost of sales in the consolidated statements of loss and comprehensive loss in the period that the related product is sold. The Company measures biological assets consisting of medical cannabis plants not yet harvested at fair value less cost to sell up to the point of harvest, which becomes the basis for the cost of finished goods inventories after harvest. Seeds are measured at fair market value. Unrealized gains or losses arising from the changes in fair value less cost to sell during the year are included in the consolidated statements of loss and comprehensive loss for the related year.

d)	Inventory

Inventory is valued at the lower of cost and net realizable value. Cost is determined using the first in – first out (FIFO) method. The capitalized cost also includes subsequent costs such as materials, labor, and depreciation expense on equipment involved in packaging, labeling, and inspection. The total cost of inventory also includes a fair value adjustment, which represents the fair value of the biological asset at the time of harvest. All direct and indirect costs related to inventory are capitalized as they are incurred, and they are subsequently recorded within cost of sales on the consolidated statements of loss and comprehensive loss at the time cannabis is sold.

e)	Property, plant, and equipment

Property, plant, and equipment is measured at cost, less accumulated depreciation, and impairment losses. Cost includes expenditures that are directly attributable to the acquisition of the asset. Subsequent costs are included in the asset’s carrying amount or recognized as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the Company and the cost can be measured reliably. The carrying amount of a replaced asset is derecognized when replaced. Repairs and maintenance costs are charged to the consolidated statements of loss and comprehensive loss during the period in which they are incurred.

Depreciation is calculated on a straight-line basis over the estimated service lives of the assets, which are as follows:

Asset type	Depreciation method	Depreciation terms
Land	No depreciation	No term
Building	Straight-line	15 – 39 years
Leasehold improvements	Straight-line	Over term of lease
Machinery and equipment	Straight-line	7 – 10 years
Office furniture and equipment	Straight-line	5 – 7 years
Computer and software	Straight-line	3 – 5 years
Construction in progress	No depreciation	No term
Right-of-use assets	Straight-line	Over term of lease
Vehicles	Straight-line	3 – 5 years

Residual values, method of depreciation and useful lives of the assets are reviewed annually and adjusted, if required. An item of equipment is derecognized upon disposal or when no future economic benefits are expected from its use. Gains and losses on disposals of property and equipment are determined by comparing the proceeds with the carrying amount of the asset and are included as part of other gains and losses in the consolidated statements of loss and comprehensive loss.

Construction in progress are transferred to the appropriate asset class when available for use, and depreciation of the assets commences at that point.

Deposits to acquire property, plant and equipment are recorded as non-current assets and depreciation, if applicable, commences when the assets are available for use.

92

Wolverine Partners Corp.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2019 and 2018

(In United States Dollars, unless stated otherwise)

3.	SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

f)	Intangible assets

Intangible assets with finite lives that are acquired separately are measured on initial recognition at cost, which comprises its purchase price plus any directly attributable costs of preparing the asset for its intended use. Following initial recognition, such intangible assets are carried at cost less any accumulated amortization on a straight-line basis over the following periods and tested for impairment annually:

Brand	Straight-line	5 years

Amortization expense is included in the consolidated statements of loss and comprehensive loss.

The estimated useful life and amortization method are reviewed annually, with the effect of any change in estimate being accounted for on a prospective basis.

Intangible assets with indefinite lives are carried at cost less accumulated impairment losses. Intangible assets with an indefinite life or not yet available for use are not amortized but are tested for impairment annually, and whenever events or circumstances that make it more likely than not that an impairment may have occurred, such as a significant adverse change in the business climate or a decision to sell or dispose all or a portion of a reporting unit. The impairment test will compare the carrying value of the assets to its recoverable amount. An impairment loss is recognized for the amount by which the carrying amount exceeds its recoverable amount. The recoverable amounts of the assets are determined based on a fair value less costs of disposal. Any impairment is recorded in profit and loss in the period in which the impairment is identified.

At December 31, 2019, the Company has one intangible asset, “Gage” brand, with a definite life consisting of 5 years and no impairment indicators were noted.

g)	Impairment testing for intangible assets and property and equipment

Intangible assets that have indefinite useful lives are tested for impairment at least annually. All other long-lived assets and finite life intangible assets are tested for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable.

An impairment loss is recognized for the amount by which the asset’s carrying amount exceeds its recoverable amount, which is the higher of fair value less costs to sell or value-in-use. To determine the value-in-use, management estimates expected future cash flows from the asset and determines a suitable pre-tax discount rate in order to calculate the present value of those cash flows. The data used for impairment testing procedures are directly linked to the Company’s latest approved budget, adjusted as necessary to exclude the effects of future reorganizations and asset enhancements. Discount factors reflect its risk profile as assessed by management.

All assets are subsequently reassessed for indications that an impairment loss previously recognized may no longer exist. An impairment charge is reversed if the assets’ recoverable amount exceeds its carrying amount only to the extent of the new carrying amount does not exceed the carrying value of the asset had it not originally been impaired.

h)	Share capital

Proceeds from the issuance of common shares are classified as equity in the consolidated statements of financial position. Incremental costs directly attributable to the issuance of shares are recognized as a deduction, net of any tax effects.

i)	Warrants

All warrants issued are valued on the date of grant using the Black-Scholes pricing model, net of related issuance costs.

If and when warrants are exercised, consideration received is credited to share capital and the fair value attributed to these warrants is transferred from warrant reserve to share capital. Expired warrants are removed from warrant reserve and credited directly to retained earnings.

93

Wolverine Partners Corp.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2019 and 2018

(In United States Dollars, unless stated otherwise)

3.	SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

j)	Business combinations

The Company accounts for business combinations using the acquisition method when control is transferred to the Company. The Company measures the consideration transferred, the assets acquired, and the liabilities assumed in a business combination at their acquisition-date fair values. Acquisition-related costs are recognized as expenses in the periods in which the costs are incurred, and the services are received, except for the costs to issue debt or equity securities, which are recognized according to specific requirements.

The excess of the consideration transferred to obtain control over the net of the acquisition-date amounts of the identifiable assets acquired and the liabilities assumed is recognized as goodwill as of the acquisition date. Acquisitions that do not meet the definition of a business combination are accounted for as asset acquisitions.

If the consideration paid for an asset acquisition is cash, measurement is based on the amount of cash paid to the seller as well as transaction costs incurred and is allocated to the individual identifiable assets acquired and liabilities assumed based on their fair values.

Consideration given in the form of nonmonetary assets, liabilities incurred, or equity interests issued is measured based on either the cost to the acquiring entity or the fair value of the assets or net assets acquired, whichever is more clearly evident and, thus, reliably measurable. The fair value of goods and services received can be reliably measured when consideration is given in the form of equity interests.

On October 22, 2018, the IASB issued a narrow scope amendment to IFRS 3. This amendment narrowed and clarified the definition of a business, as well as permitted a simplified assessment of whether an acquired set of activities and assets is a group of assets rather than a business. This amendment is effective on January 1, 2020 and is to be applied prospectively.

During the year, the Company did not have any transaction that met the definition of a business in accordance to IFRS 3. The River Innovation acquisition (note 5) did not meet the definition of a business and as a result was accounted for as an asset acquisition. All assets acquired and liabilities assumed in an asset acquisition were recorded at their fair values and consideration given was measured based on the fair value of the net assets acquired.

k)	Share-based payments

The Company has a stock option plan for directors, officers, employees and consultants. Each tranche in an award is considered a separate award with its own vesting period and grant date fair value. For employees and those performing employee like services the fair value of each tranche is measured at the date of grant using the Black-Scholes option pricing model. For non-employees, the fair value of each tranche is measured based on the fair value of the goods or services received, unless that fair value cannot be estimated reliably, in which case, the Company measures their value based on the fair value of the equity instruments granted. Compensation expense is recognized over the tranche’s vesting period based on the number of awards expected to vest with the offset credited to contributed surplus. The number of awards expected to vest is reviewed quarterly with any impact being recognized immediately. If and when stock options are exercised, consideration received is credited to share capital and the fair value attributed to these options is transferred from contributed surplus to share capital.

l)	Loss per share

Basic loss per share is computed by dividing the net loss available to common shareholders by the weighted average number of shares outstanding during the reporting period. Diluted loss per share is computed similarly to basic loss per share except that the weighted average number of shares outstanding is increased to include additional shares for the assumed exercise of stock options and warrants, if dilutive. The average number of shares is calculated by assuming that outstanding conversions were exercised and that the proceeds from such exercises were used to acquire common shares at the average market price during the reporting period. For the years ended December 31, 2019 and 2018, potentially dilutive common shares issuable upon the exercise of conversion option related to convertible debentures, warrants and options were not included in the computation of loss per share because their effect was anti-dilutive.

94

Wolverine Partners Corp.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2019 and 2018

(In United States Dollars, unless stated otherwise)

3.	SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

m)	Revenue recognition

The Company applies IFRS 15, Revenue from Contracts with Customers, which specifies how and when revenue should be recognized based on a five-step model:

i.	Identifying the contract with a customer;

ii.	Identifying the performance obligations within the contract;

iii.	Determining the transaction price;

iv.	Allocating the transaction price to the performance obligations;

v.	Recognizing revenue when/as performance obligation (s) are satisfied.

Revenue is measured at the fair value of the consideration received or receivable and represents amounts receivable for goods and services supplied, net of sales tax, duty, allowances, discounts, and rebates. The Company recognizes revenue at the point the customer obtains control of the goods, and the Company satisfies its performance obligation, which is generally at the time it transfers the product to the customer. Control of the product transfers at a point in time either upon shipment to or receipt by the customer, depending on the contractual terms. The Company recognizes revenue in an amount that reflects the consideration that the Company expects to receive, taking into account any variation that may result from rights of return.

Customer Loyalty Programs

Loyalty reward credits issued as part of a sales transaction results in revenue being deferred until the loyalty reward is redeemed by the customer. The obligation is measured at fair value by reference to the fair value of the rewards for which they could be redeemed and based on the estimated probability of their redemption. The loyalty program costs are recorded as a reduction to revenue in the consolidated statements of loss and comprehensive loss.

n)	Income Taxes

The income tax provision comprises current and deferred tax. Income tax is recognized in the consolidated statements of loss and comprehensive loss except to the extent that it relates to items recognized directly in equity, in which case the income tax is also recognized directly in equity.

Current tax is the expected tax payable on the taxable income for the year, using tax rates enacted, at the end of the reporting period, and any adjustment to tax payable in respect of previous years.

Deferred tax is recognized in respect of temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the consolidated financial statements. Deferred tax is determined on a non-discounted basis using tax rates and laws that have been enacted or substantively enacted at the end of the reporting period and are expected to apply when the asset is realized or liability is settled. Deferred tax assets are recognized for deductible temporary differences, unused tax losses and other income tax deductions to the extent that it is probable the Company will have taxable income against which those deductible temporary differences, unused tax losses and other income tax deductions can be utilized. The extent to which deductible temporary differences, unused tax losses and other income tax deductions are expected to be realized is reassessed at the end of each reporting period.

In a business combination, temporary differences arise as a result of differences in the fair values of identifiable assets and liabilities acquired and their respective tax bases. Deferred tax assets and liabilities are recognized for the tax effects of these differences. Deferred tax assets and liabilities are not recognized for temporary differences arising from goodwill or from the initial recognition of assets and liabilities acquired in a transaction other than a business combination which do not affect either accounting or taxable income or loss.

95

Wolverine Partners Corp.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2019 and 2018

(In United States Dollars, unless stated otherwise)

3.	SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

o)	Foreign currency transactions and balances

Assets and liabilities of subsidiaries having a functional currency other than the United States dollar are translated at the rate of exchange at the reporting period date. Revenues and expenses are translated at average rates for the period, unless exchange rates fluctuated significantly during the period, in which case the exchange rates at the dates of the transaction are used. The resulting foreign currency translation adjustments are recognized in the accumulated other comprehensive loss included in the consolidated statements of changes in shareholders’ equity. Foreign currency transactions are translated into the functional currency using exchange rates prevailing at the date of the transactions. At the end of each reporting period, foreign currency denominated monetary assets and liabilities are translated to the functional currency using the prevailing rate of exchange at the reporting period date. Gains and losses on translation of monetary items are recognized in the consolidated statements of loss and comprehensive loss.

Foreign exchange gains or losses arising from a monetary item receivable from or payable to a foreign operation, the settlement of which is neither planned nor likely to occur in the foreseeable future and which in substance is considered to form part of the net investment in the foreign operation, are recognized in other comprehensive income in the translation reserve.

p)	Significant accounting judgments, estimates and uncertainties

The preparation of consolidated financial statements in accordance with IFRS requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and notes to the consolidated financial statements. These estimates are based on management’s best knowledge of current events and actions the Company may undertake in the future. Actual results could differ from those estimates. Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to the accounting estimates are recognized in the period in which the estimates are revised. Significant areas requiring the Company to make estimates further discussed below.

i) Impairment testing and recoverability of assets

The Company reviews the value in use versus the carrying value of each of the individual assets when there are indicators of impairment. The recoverable amount of asset is estimated based on an assessment of value in use using a discounted cash flow approach. The approach uses cash flow projections based upon a financial forecast approved by management, covering a five-year period. Cash flows for the years thereafter are extrapolated using the estimated terminal growth rate. The risk premiums expected by market participants related to uncertainties about the industry and assumptions relating to future cash flows may differ or change quickly, depending on economic conditions and other events.

ii) Private company investments

All privately held investments (including options, warrants and conversion features) are initially recorded at the transaction price, being the fair value at the time of acquisition. At the end of each reporting period, the fair value of an investment may (depending upon the circumstances) be adjusted using one or more of the valuation methods. These are included in Level 3 of the fair value hierarchy (see Note 26).

The determination of fair value of the Company’s privately held investments at other than initial cost, is subject to certain limitations. Financial information for private companies in which the Company has investments may not be available and, even if available, that information may be limited and/or unreliable.

The use of the various valuation approaches may involve uncertainties and determinations based on management’s judgment and any value estimated from these techniques may not be realized or realizable.

Company-specific information is considered when determining whether the fair value of a privately held investment should be adjusted upward or downward at the end of each reporting period. In addition to company-specific information, the Company will also consider trends in general market conditions and the share performance of comparable publicly traded companies when valuing privately held investments.

96

Wolverine Partners Corp.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2019 and 2018

(In United States Dollars, unless stated otherwise)

3.	SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

p)	Significant accounting judgments, estimates and uncertainties (continued)

iii) Business combinations

Judgment is used in determining whether an acquisition is a business combination, or an asset acquisition based on the facts and circumstances of the transaction in relation to the criteria listed in IFRS 3 Business Combinations.

In an asset acquisition, all identifiable assets, liabilities and contingent liabilities acquired are recorded at their fair values and one of the most significant estimates relates to the determination of the fair value of these assets and liabilities. For any assets acquired, depending on the type of asset and the complexity of determining its fair value, an independent valuation expert or management may develop the fair value, using appropriate valuation techniques, which are generally based on a forecast of the total expected future net cash flows. The evaluations are linked closely to the assumptions made by management regarding the future performance of the assets concerned and any changes in the discount rate applied.

iv) Consolidation

The Company uses judgment in determining the entities that it controls for consolidation. For financial reporting purposes, an entity is considered controlled when the Company has power over an entity and its ability to affect its economic return from the entity. The Company has power over an entity when it has existing rights that give it the ability to direct relevant activities which can significantly affect the investee’s returns. Such power can result from contractual arrangements. However, certain contractual arrangements contain rights that are designed to protect the Company’s interest, without giving it economic interest in the entity.

On January 31, 2019, the Company entered into Membership Interest Transfer Restriction and Succession Agreements with five affiliated licensed entities, which were executed in connection with the subsidiary’s extension of credit to the licensed entities along with, among other things, the assumption of certain lease agreements. The Company’s management has assessed that it has the ability to direct relevant activities which could significantly affect and impact the economic benefits derived from its contractual relationship with the affiliated licensed entities

v) Biological assets and inventory

In calculating the value of the biological assets, management is required to make a number of judgments and estimates, including estimating the stage of growth of the cannabis plants up to the point of harvest, harvesting costs, selling costs, sales price, wastage and expected yields for the cannabis plants. In calculating inventory values, management is required to determine an estimate of the obsolete inventory and compares the inventory cost to estimated net realizable value.

vi) Estimated useful lives of long-lived assets

Depreciation and amortization of property, plant, and equipment and intangible assets are dependent upon estimates of useful lives, the pattern of use of the assets. Management reviews the useful lives of depreciable assets at each reporting date. Management assesses that the useful lives represent the expected utilization in terms of duration of the assets to the Company. Actual utilization, however, may vary due to technical obsolescence.

vii) Share-based payments

The fair value of all share-based payments granted are determined using the Black-Scholes option pricing model which incorporates assumptions regarding risk-free interest rates, dividend yield, expected volatility, estimated forfeitures, and the expected life of options. Since the Company is a private Company, the volatility of the Company’s stock price is based on comparable companies with similar risk profile based on management’s judgement.

97

Wolverine Partners Corp.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2019 and 2018

(In United States Dollars, unless stated otherwise)

3.	SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

p)	Significant accounting judgments, estimates and uncertainties (continued)

viii) Right-of-use assets and lease liabilities

For the measurement of lease liabilities, considerations were given to all factors that create an economic incentive to exercise extension, purchase and termination options available in its leasing arrangements. These options are only included in the lease term if management determines it is reasonably certain to be exercised. The assessment is reviewed if a significant events or significant changes in circumstances occur which affect this assessment that is within the control of the Company.

The Company has applied judgement to determine the incremental borrowing rate and the lease term for some lease contracts in which it is a lessee that include renewal options, which significantly affects the amount of lease contract liability and right-of-use assets recognized. The Company estimates the incremental borrowing rate when initially recording property leases by reviewing recent industry financing terms to estimate the rate of interest that the Company would pay to borrow over a similar term.

ix) Provisions

Provisions represent liabilities of the Company for which the amount or timing is uncertain. Provisions are recognized when the Company has a present legal or constructive obligation as a result of past events, it is probable that an outflow of resources will be required to settle the obligation, and the amount can be reliably estimated. Provisions are not recognized for future operating losses. Where material, provisions are measured at the present value of the expected expenditures to settle the obligation using a discount rate that reflects current market assessments of the time value of money and the risks specific to the obligation. The increase in the provision due to passage of time is recognized as interest expense.

x) Tax

Provisions for taxes are made using the best estimate of the amount expected to be paid based on a qualitative assessment of all relevant factors. The Company reviews the adequacy of these provisions at the end of the reporting period. However, it is possible that at some future date an additional liability could result from audits by taxing authorities. Where the final outcome of these tax-related matters is different from the amounts that were initially recorded, such differences will affect the tax provisions in the period in which such determination is made

4.	ACCOUNTING STANDARDS IMPLEMENTED AS OF JANUARY 1, 2019

IFRS 16 - Leases

The Company has adopted IFRS 16, Leases (“IFRS 16”), with an initial adoption date of January 1, 2019 which replaced IAS 17, Leases. IFRS 16 provides a comprehensive model for the identification of lease arrangements and their treatment in the financial statements of both lessees and lessors. IFRS 16 specifies how leases will be recognized, measured, presented and disclosed and it provides a single lessee model, requiring lessees to recognize right-of-use assets and lease liabilities for all major leases.

The Company did not have any leases on the date of adoption, leases were entered into subsequent to the adoption date. On January 31, 2019, a subsidiary of the Company entered into Membership Interest Transfer Restriction and Succession Agreements with five affiliated licensed entities, which were executed in connection with the subsidiary’s extension of credit to the licensed entities along with, among other things, the assumption of certain lease agreements.

As a result, there was no impact on the adoption of IFRS 16. The new accounting policy is detailed below.

The Company assesses, at the inception of contract, whether it contains a lease. A contract is classified as a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration.

98

Wolverine Partners Corp.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2019 and 2018

(In United States Dollars, unless stated otherwise)

4.	ACCOUNTING STANDARDS IMPLEMENTED AS OF JANUARY 1, 2019 (CONTINUED)

The Company has recorded a right-of-use asset and a lease liability for all existing leases at the lease commencement date. The lease liability has been initially measured at the present value of lease payments that remain to be paid at the commencement date. Lease payments included in the measurement of the lease liability include:

•	fixed payments, including in-substance fixed payments;
•	variable lease payments that depend on an index or rate;
•	lease payments in an optional renewal period if the Company is reasonably certain to exercise an extension option;
•	penalties for early termination of a lease unless the Company is reasonably certain not to terminate early;
•	amounts expected to be payable under a residual value guarantee; and
•	the exercise price under a purchase option that the Company is reasonably certain to exercise,

Lease liabilities are remeasured when there is a change in future lease payments arising from a change in an index or rate, if there is a change in the Company’s estimate of the amount expected to be payable under a residual value guarantee, or if the Company changes its assessment of whether or not it will exercise a purchase, extension, or termination option. When these liabilities are remeasured, a corresponding adjustment is made to the carrying amount of the right-of-use assets. Lease liabilities are also remeasured when the underlying lease contract is amended. When there is a decrease in contract scope, the lease liability, and right-of-use asset will decrease relatively with the difference recorded in net income.

The right-of-use assets are depreciated to the earlier of the end of the useful life of the right-of-use asset or the lease term using the straight-line method as this most closely reflects the expected pattern of consumption of the future economic benefits, unless the Company expects to obtain ownership of the leased asset at the end of the leases. The lease term will consist of:

•	the non-cancellable period of the lease;
•	periods covered by options to extend the lease, where we are reasonably certain to exercise the option; and
•	periods covered by options to terminate the lease, where we are reasonably certain not to exercise the option.

If the Company expects to obtain ownership of the leased asset at the end of the lease, the Company depreciates the right-of-use asset over the underlying asset’s estimated useful life. In addition, right-of-use assets are periodically reduced by impairment losses, if any, and adjusted for certain remeasurements of lease liabilities.

Short-term leases and leases of low-value assets

The Company has elected not to recognize right-of-use assets and lease liabilities for short-term leases that have a term of 12 months or less and leases of low-value assets – defined as asset value of $5,000 or less. The Company recognizes the lease payments associated with these leases as an expense on a straight-line basis over the lease term.

Certain leases require the Company to make payments relating to property taxes, insurance, operating, and other non-rental costs. These non-rental costs are typically variable. The Company has elected to apply the practical expedient to exclude these costs for the measurement of right-of-use assets at the date of initial application.

IFRS 3

In October 2018, the IASB issued “Definition of a Business (Amendments to IFRS 3)”. The amendments clarify the definition of a business, with the objective of assisting entities to determine whether a transaction should be accounted for as a business combination or as an asset acquisition. The amendment provides an assessment framework to determine when a series of integrated activities is not a business. The amendments are effective for business combinations occurring on or after the beginning of the first annual reporting period beginning on or after January 1, 2020. The Company will adopt the amendment on its effective date and evaluate future business combinations and asset acquisitions in accordance with the standard.

99

Wolverine Partners Corp.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2019 and 2018

(In United States Dollars, unless stated otherwise)

5.	ACQUISITION OF ASSETS

On October 8, 2019, the Company entered into an acquisition agreement with 11650157 Canada Corp.(“SubCo”), Rivers Innovations Inc. (“Innovations”) and certain shareholders of Innovations, pursuant to which the Company agreed to purchase all of the issued and outstanding shares of Innovations in exchange for Subordinate Voting Shares in the Company (the “Innovations Acquisition”). In connection with the Innovations Acquisition, the Company issued 34,491,601 Subordinate Voting Shares in exchange for 78,000,000 common shares in the capital of Company by way of a three-cornered amalgamation. Upon closing on November 7, 2019, Innovations amalgamated with SubCo to form Gage Innovations Corp., a wholly-owned subsidiary of the Company and issued 88,440 Options and 4,422,000 Subordinate Voting Share purchase warrants of the Company to replace options and share purchase warrants of Innovations and the market-based measure of the replacement options and warrants was allocated between the consideration and post-transaction service.

As the acquisition did not meet the definition of a business in accordance with IFRS, the Company treated the above acquisitions as an asset acquisition.

All assets acquired and liabilities assumed in the above asset acquisition were recorded at their fair values and consideration given in the form of shares and warrants was measured based on the fair value of the net assets acquired as stated below:

Cash and cash equivalents	2,737,862
Term deposits	15,000,000
Loans and interest receivable	7,658,683
Investments in private securities	11,900,000
Investments in marketable securities	259,184
Accounts payable and accrued liabilities	(293,800)
Deferred tax liability	(914,250)
Net assets acquired	36,347,679

Shares issued	35,971,763
Stock options issued	7,100
Warrants issued	368,816
Consideration paid	36,347,679

The term deposit of $15,000,000 has an interest rate of 1.20% and a maturity date of July 26, 2020.

The fair value of 4,422,000 replacement warrants issued to Innovations warrant holders was determined using the Black-Scholes option pricing model with the following inputs and assumptions: Stock price - $1.138; Exercise price - $0.12 - $1.70; Dividend Yield - Nil; Expected volatility – 72.2%; Risk-free interest rate 1.59%; and Expected life of 2.34 years. Of the total fair value attributable to the replacement warrants of $3,063,119, $368,816 is attributable to the consideration paid at acquisition date and remaining is attributable to post transaction service which will be recognized over the remaining vesting period. During the year $460,266 of post transaction expense was recorded.

The fair value of 88,440 original options issued to Innovations option holders was determined using the Black-Scholes option pricing model with the following inputs and assumptions: Stock price - $1.138; Exercise price - $1.14; Dividend Yield - Nil; Expected volatility – 72.2%; Risk-free interest rate 1.59%; and Expected life of 2.34 years.

100

Wolverine Partners Corp.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2019 and 2018

(In United States Dollars, unless stated otherwise)

6.        MARKETABLE SECURITIES

On November 7, 2019, pursuant to the closing of the acquisition of Rivers Innovations Inc. (Note 5), the Company acquired marketable securities consisting of 160,000 shares of Plus Products Inc. The shares were valued at $259,184 upon acquisition. These are strategic investments and therefore the Company has irrevocably elected at initial recognition to recognize these investments as “investments at fair value through other comprehensive income” with any fair value changes recognized directly in other comprehensive income.

During the year ended December 31, 2019, the Company recognized an unrealized loss of $67,184 and an unrealized foreign exchange gain of $6,164 on these investments.

Below is the movement in these marketable securities:

	December 31, 2019	December 31, 2018
	$	$
Opening Balance	-	-
Acquired as part of acquisition of River Innovations Inc. (note 5)	259,184	-
Change in fair market value of marketable securities	(67,184)	-
Foreign exchange gain	6,164	-
Ending Balance	198,164	-

7.       CONVERTIBLE DEBENTURE

On November 22, 2019, the Company and Radicle Cannabis Holdings Inc. (Radicle”) entered into a credit facility in the form of a 12% secured convertible debenture agreement in the principal amount of CAD $500,000. The maximum principal allowed under the facility is CAD $1,000,000. The debenture bears interest at 12% per annum on outstanding principal and is payable semi-annually in arrears. The debenture natures on November 22, 2022, however, it can be converted into fully paid common shares at a conversion price of CAD $0.60 per common share. The convertible debentures are secured against all of Radicle’s present and after acquired personal property, and all of the proceeds thereof.

Below is the movement in this convertible debenture:

	December 31, 2019	December 31, 2018
	$	$
Opening Balance	-	-
Advanced during the year	376,308	-
Changes in fair market value of convertible debentures	(21,009)	-
Foreign exchange gain	8,663	-
Ending Balance	363,962	-

The convertible debentures being a compound financial instrument have been designated as investments at fair value through profit or loss (FVTPL) and have been fair valued on initial recognition and subsequently at year end.

The debentures were fair valued using discounted cash flows, with changes in fair value of $21,009 recorded in the consolidated statements of loss and comprehensive loss.

101

Wolverine Partners Corp.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2019 and 2018

(In United States Dollars, unless stated otherwise)

8.       PROMISSORY NOTE

On July 30, 2019, the Company entered into an unsecured promissory note with an individual, who is the license holder for one of the entities with which the Company has a service agreement. This note bears an interest rate of 5.25% based on the prime rate of 2019. Interest started accruing 120 days after disbursement and is repayable upon written demand. The note is for $500,000, and total interest receivable from this note was $4,113 as at December 31, 2019.

9.       Biological Assets

The Company’s biological assets consist of seeds and cannabis plants. The changes in the carrying value of biological assets are as follows:

	December 31, 2019	December 31, 2018
	$	$
Balance, beginning of year	-	-
- Unrealized gain on changes in fair value of biological assets	60,863	-
- Increase in biological assets due to capitalized costs	925,325	-
- Transferred to inventory upon harvest	(461,539)	-
Balance, end of year	524,649	-

The Company measured its biological assets at fair value less costs to sell. This is determined using a model which estimates the expected harvest yield in grams for plants currently being cultivated, and then adjusts that amount for the expected selling price less costs to sell per gram.

The fair value measurements for biological assets have been categorized as Level 3 fair values based on the inputs to the valuation technique used. The Company’s method of accounting for biological assets attributes value accretion on a straight line basis throughout the life of the biological asset from initial cloning to the point of harvest.

The significant assumptions used in determining the fair value of biological assets include:

(a)	Estimated selling price per gram: $8.00
(b)	Average yield per plant: 506g
(c)	Attrition rate: 22.8%
(d)	Standard cost per gram: $4.37
(e)	Standard cost incurred in each stage of plant growth; and
(f)	Stage of completion in the production process, including estimate of harvest date

As of December 31, 2019, the weighted-average fair value less cost to complete and cost to sell a gram of dried cannabis was $4.29 (2018 – Nil). It is expected that the Company’s biological assets will yield approximately 294,646 grams (2018 – Nil) of medical cannabis when harvested. The estimated growing period is 16 weeks.

During the year ended December 31, 2019, the Company’s biological assets produced 66,280 grams (2018 – Nil) of dried cannabis. Included in the December 31, 2019, consolidated statements of loss and comprehensive loss is a gain on biological assets of $60,863 (2018 – Nil).

The Company’s estimates are, by their nature, subject to change, and differences from the anticipated yield will be reflected in the gain or loss on biological assets in future periods.

102

Wolverine Partners Corp.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2019 and 2018

(In United States Dollars, unless stated otherwise)

10.       Inventory

Inventory consists of domestically grown medicinal cannabis, vaporizers, and merchandise for distribution. As of December 31, 2019, the Company has inventory of $1,932,211 (2018 – Nil) comprised of the following:

	December 31, 2019	December 31, 2018
Supplies and consumable goods	$33,778	$-
Finished goods	1,874,171	-
Total inventory	1,907,949	-

11.       Property, Plant and Equipment

Cost	Land	Building	Leasehold improvements	Machinery and equipment	Office furniture and equipment	Computer and software	Construction in progress	Vehicles	Total
December 31, 2017 and 2018	$-	$-	$-	$-	$-	$-	$-	$-	$-
Additions	2,329,732	4,751,412	1,536,936	1,186,287	703,230	530,435	16,454,596	43,832	27,536,460
December 31, 2019	2,329,732	4,751,412	1,536,936	1,186,287	703,230	530,435	16,454,596	43,832	27,536,460

Accumulated Depreciation	Land	Building	Leasehold improvements	Machinery and equipment	Office furniture and equipment	Computer and software	Construction in progress	Vehicles	Total
December 31, 2017 and 2018	$-	$-	$-	$-	$-	$-	$-	$-	$-
Depreciation	-	38,396	11,958	40,229	35,282	61,992	-	2,299	190,156
December 31, 2019	-	38,396	11,958	40,229	35,282	61,992	-	2,299	190,156

Net Book Value	Land	Building	Leasehold improvements	Machinery and equipment	Office furniture and equipment	Computer and software	Construction in progress	Vehicles	Total
Balance December 31, 2018	$-	$-	$-	$-	$-	$-	$-	$-	$-
Balance December 31, 2019	2,329,732	4,713,016	1,524,978	1,146,058	667,948	468,443	16,454,596	41,533	27,346,304

103

Wolverine Partners Corp.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2019 and 2018

(In United States Dollars, unless stated otherwise)

12.       RIGHT-OF-USE LEASE ASSET AND LIABILITY

The Company’s leased assets only include buildings. The Company did not have any leases on the January 1, 2019 date of adoption of IFRS 16 and all leases were entered into subsequent to the adoption date. On January 31, 2019, a subsidiary of the Company entered into Membership Interest Transfer Restriction and Succession Agreements with five affiliated licensed entities, which were executed in connection with the subsidiary’s extension of credit to the licensed entities along with, among other things, the assumption of certain lease agreements.

When measuring lease liabilities for leases that were classified as operating leases, the Company discounted lease payments using an incremental borrowing rate of 15%.

Right-of-use-asset	Amount
$
January 1, 2019	-
Building lease additions	4,304,092
Depreciation recognized to date	(677,825)
December 31, 2019	3,626,267

Lease liability	Amount
$
Balance, January 1, 2019	-
Building lease additions	4,304,092
Lease Interest	439,351
Lease Payments	(1,731,717)
Balance, December 31, 2019	3,011,726
Less: Current portion	(178,135)
Less: Lease assignment payable	(1,450,000)
Non-current portion	1,383,591

The Company has one short-term lease which is included in the statements of loss and comprehensive loss.

Lease assignment payable pertains to an amount due to a related party (see note 22) relating to initial lease assignment fee for two properties. The total payable balance was $2,800,000. At year end, $1,450,000 is outstanding which is expected be paid in 2020.

13.         DEPOSITS

During the year ended December 31, 2019, the subsidiaries of the Company have deposits of $615,131 (2018: $1,550,000) to purchase a property (2018 - three properties) in Michigan, United States. The deposits are non-refundable unless in the events of a material default by the seller.

104

Wolverine Partners Corp.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2019 and 2018

(In United States Dollars, unless stated otherwise)

14.       INTANGIBLE ASSETS

Cost	Brand	Total
	$	$
January 1, 2019	-	-
Additions	192,485	192,485
Disposals	-	-
December 31, 2019	192,485	192,485

Accumulated Amortization	Brand	Total
January 1, 2019	-	-
Amortization	38,497	38,497
Disposals	-	-
December 31, 2019	38,497	38,497
Net book value, December 31, 2019	153,988	153,988

105

Wolverine Partners Corp.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2019 and 2018

(In United States Dollars, unless stated otherwise)

15.       INVESTMENTS

(a)	Mass2Media, LLC

On October 8, 2019, pursuant to the acquisition of Rivers Innovations Inc. (Note 5), the Company acquired a 12.5% ownership (on a fully diluted basis) in a private company Mass2Media, LLC, doing business as PX2 Holdings, LLC. The fair value at the date of acquisition was $11,900,000. The fair value measurements for this investment has been categorized as Level 3 fair value based on the inputs to the valuation technique used.

Below is the movement of this investment:

	December 31, 2019	December 31, 2018
	$	$
Balance, beginning of year	-	-
Acquired during the year	11,900,000	-
Changes in fair value	(1,100,000)	-
Balance, end of year	10,800,000	-

(b)	Cookies Creative Consulting & Promotions, LLC

On February 20, 2019, the Company, through one of its wholly-owned Michigan subsidiaries, entered into a convertible promissory note purchase agreement with a California Limited Liability Company (CLLC) - Cookies Creative Consulting & Promotions, LLC. The Company, through a purchase of convertible debt, invested $1 Million in exchange for a convertible promissory note with the principal amount of same bearing interest at 2.55% per annum with a two-year maturity date. The Company at its sole discretion, may convert the note, together with all unpaid accrued interest thereon, into Membership Units, on such terms as the Company and the Holder reasonably agree, at a conversion price equal to the Qualified Financing Cap divided by the aggregate number of outstanding shares of Common Stock as of immediately prior to such Maturity Date, on a Fully Diluted Basis. The fair value measurements for this investment has been categorized as Level 3 fair value based on the inputs to the valuation technique used.

Below is the movement in this convertible promissory note:

	December 31, 2019	December 31, 2018
	$	$
Balance, beginning of year	-	-
Invested during the year	1,000,000	-
Changes in fair value	(86,000)	-
Balance, end of year	914,000	-

106

Wolverine Partners Corp.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2019 and 2018

(In United States Dollars, unless stated otherwise)

15.        INVESTMENTS (CONTINUED)

(c)	Mesh Ventures, LLC

On February 20, 2019, the Company, through one of its wholly-owned Michigan subsidiaries entered into a subscription agreement to purchase Class A Common Units and /or Class B Common Units of a Delaware limited liability company – Mesh Ventures LLC, by making a capital investment of $1.5 Million. The fair value measurements for this investment has been categorized as Level 3 fair value based on the inputs to the valuation technique used.

Below is the movement in this investment:

	December 31, 2019	December 31, 2018
	$	$
Balance, beginning of year	-	-
Invested during the year	1,500,000	-
Changes in fair value	(884,670)	-
Balance, end of year	615,330	-

16.       GENERAL AND ADMINISTRATIVE EXPENSES

General and administration expenses by nature consist of the following:

	December 31, 2019	December 31, 2018
	$	$
Salaries and benefits	2,771,483	-
Consulting fees	2,066,012	130,817
Professional fees	1,107,612	78,019
Office and general	962,752	839
License related tax expense	350,000	-
Repair and maintenance	188,633	-
Licenses	482,326	-
Insurance	92,016	-
Write off non-refundable deposits	129,375	-
Property taxes	77,780	-
Bad debt expense	72,000	-
Travel and entertainment	124,947	-
Dues and subscriptions	8,298	-
Total general and administration expenses	8,433,234	209,675

17.       SALES AND MARKETING EXPENSES

Selling and marketing expenses consist by nature of the following:

	December 31, 2019	December 31, 2018
	$	$
Marketing service	1,159,686	-
Advertising and promotion	337,307	-
Public relations	52,789	-
Packaging	43,505	-
Royalty and commission	22,978	-
Sponsorship	20,705	-
	1,636,970	-

107

Wolverine Partners Corp.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2019 and 2018

(In United States Dollars, unless stated otherwise)

18.       ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities comprises of:

	December 31, 2019	December 31, 2018
	$	$
Trade payables	2,495,289	44,465
Accrued liabilities	1,464,173	-
Accrued payroll	162,625	-
Sales tax payable	30,078	-
	4,152,165	44,465

19.       PROPERTY PURCHASE PAYABLE

	December 31, 2019	December 31, 2018
Opening balance	$	$
Additions	2,593,528	-
Interest	49,276	-
Payments	(45,000)	-
Ending balance	2,597,804	-
Less: current portion	(192,070)	-
Non-current balance	2,405,734	-

Property purchase payable amounts represent the balance due on purchase of Land and Building in accordance with agreements entered into on September 6, 2019. The total sale price of the property (land and building) was $3,593,528 of which $1,000,000 was paid at closing and remaining $2,593,528 debt carries an interest rate of 11% per annum. The debt is secured by the property. The balance owed to the seller must be satisfied on or before July 30, 2022. Current minimum monthly payments total $15,000. The Company has the option to prepay all or any portion of the principal balance after 24 months of payments have been made. If the Company prepays all or any portion of the principal balance prior to 24 months, any principle and interest payments that were due, must be paid.

108

Wolverine Partners Corp.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2019 and 2018

(In United States Dollars, unless stated otherwise)

20.       WARRANTS

During the year ended December 31, 2019, the Company issued certain warrants in US dollars. The fair value of these warrants are amortized and expensed over the vesting period and recorded as reserve for warrants on the consolidated statements of financial position.

The following are warrants issued during the year which are exercisable in US dollars:

	December 31, 2019		December 31, 2018
	Number of warrants	Weighted-average exercise price	Number of warrants	Weighted-average exercise price
	#	USD	#	USD
		$		$
Balance, beginning of year	-	-	-	-
Issued	4,422,000	0.91	-	-
Balance, end of year	4,422,000	0.91	-	-

On November 7, 2019, pursuant to the acquisition of Rivers Innovations Inc., the Company issued 4,422,000 warrants expiring on March 10, 2022 of which 2,211,000 warrants are exercisable at $0.12 each for one Subordinate Voting Shares and 2,211,000 warrants are exercisable each at $1.70 for one Subordinate Voting Shares. These warrants are vested 50% on September 10, 2020, and 50% on September 10, 2021.

At acquisition, the Company recorded $368,816 (2018 - $Nil) as part of the consideration paid for the acquisition of River Innovation Inc. The Company recorded $460,266 as post acquisition expense on the consolidated statement of loss and comprehensive loss for the year ended December 31, 2019.

The fair value of the warrants was estimated at issuance date, using the Black-Scholes option-pricing model with the following assumptions:

November 7, 2019
Expected dividend yield	0%
Expected volatility	72.7%
Risk-free rate	1.59%
Expected life	2.34 years

109

Wolverine Partners Corp.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2019 and 2018

(In United States Dollars, unless stated otherwise)

The following is a summary of warrants outstanding as of December 31, 2019:

No of Warrants	Warrants Exercisable	Exercise Price	Expiry Dates
#	#	USD
2,211,000	-	0.12	March 10, 2022
2,211,000	-	1.70	March 10, 2022
4,422,000	-	0.91

21.       SHARE CAPITAL

On incorporation, the Company’s authorized share capital consisted of an unlimited number of voting Common Shares without par value.

On March 3, 2019, the Company amended its Articles of Incorporation to include three new unlimited classes of shares (Note 1):

ii.	Re-designate the existing common shares as Subordinate Voting Shares without par value. Each Subordinate Voting share is entitled to one vote, entitled to receive dividends as declared by the board of directors and upon dissolution of the Company, shall be subject to the prior rights of other classes of shares;

iii.	The Company is authorized to issue an unlimited number of Super Voting Shares without par value which are redeemable by the Company. Each Super-Voting Share is entitled to 50 votes at any meeting of shareholders, is not entitled to receive dividends and is subject to transfer restrictions, but have first priority for the return of the issue price over the distribution of assets upon the dissolution of the Company; and

iv.	The Company is authorized to issue an unlimited number of Proportionate Voting Shares of which one vote will ultimately be converted to 50 votes in aggregate, shall have the right to receive dividends pari passu to the Subordinate Voting Shares, the right to convert at the option of the holder subject to certain restrictions and limitations. The Company also has the right to mandatory conversion of all Proportionate Voting Shares under certain conditions upon the listing of the Subordinate Voting Shares.

On March 11, 2019, pursuant to the Amended and Restated Operating Agreement of Spartan Partners Holdings, LLC, a 51.2% owned subsidiary of the Company, Spartan Partners Holdings, LLC issued 1,500,000 Exchangeable Units. Each unit is exchangeable into either 50 Subordinate Voting Shares or one Proportionate Voting Share at the option of the holder at any time. The Company has the right to effect the exchange upon the occurrence of certain specified events or on March 11, 2021.

As of December 31, 2019, the Company’s share capital consisted of:

a.	105,622,799 subordinate voting shares;

b.	1,500,000 super-voting shares; and

c.	1,500,000 Exchangeable Units issued by Spartan Partners Holding, LLC, which are exchangeable for either 75,000,000 Subordinate Voting Shares or 1,500,000 Proportionate Voting Shares of the Company.

110

Wolverine Partners Corp.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2019 and 2018

(In United States Dollars, unless stated otherwise)

Subordinate voting shares

The following were activities of subordinate voting shares during the twelve months period ending December 31, 2019:

	Number of Subordinate Voting Shares	Amount
	#	$
Balance, December 31, 2017	25,000,000	98,201
Common shares issued pursuant to private placements (a)(b)(c)	27,131,198	9,705,187
Balance, December 31, 2018	52,131,198	9,803,388
Private place of subordinate voting shares (d)	19,000,000	21,322,759
Acquisition of Rivers Innovations Inc. (e)	34,491,601	35,971,763
Balance, December 31, 2019	105,622,799	67,097,910

111

Wolverine Partners Corp.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2019 and 2018

(In United States Dollars, unless stated otherwise)

21.       SHARE CAPITAL (CONTINUED)

(a)	On January 30, 2018, the Company completed a non-brokered private placement of 6,000,000 common shares at CAD$0.10 per common shares for gross proceeds of $486,697 (CAD$600,000).

(b)	On July 18, 2018, the Company completed a non-brokered private placement of 9,150,000 common shares at CAD$0.35 per common shares for gross proceeds of $2,425,401 (CAD$3,202,500).

(c)	On November 23, 2018, the Company completed a non-brokered private placement of 11,981,198 common shares at CAD$0.75 per common shares for gross proceeds of $6,793,089 (CAD$8,985,884).

(d)	On March 19, 2019, the Company completed a non-brokered private placement of 19,000,000 subordinate voting shares at a price of CAD$1.50 per subordinate voting share for gross proceeds of $21,322,759 (CAD$28,500,000).

(e)	On November 7, 2019, the Company issued 34,491,601 shares for the acquisition of Rivers Innovations Inc. (Note 5). The acquisition was fair valued at $35,971,763 (CAD$47,925,179).

Super-Voting Shares

	Number of Super-Voting Shares	Amount
	#	$
Balance, December 31, 2018	-	-
Super-voting shares issued for Terra Capital Holdings, LLC	900,000	90
Super-voting shares issued for merger with Mayde Inc.	600,000	60
Balance, December 31, 2019	1,500,000	115

112

Wolverine Partners Corp.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2019 and 2018

(In United States Dollars, unless stated otherwise)

Exchangeable Units

	Number of Exchangeable Units	Amount
	#	$
Balance, December 31, 2018	-	-
Exchangeable Units issued for Terra Capital Holdings, LLC (a)	900,000	25,160,280
Exchangeable Units issued for merger with Mayde Inc. (b)	600,000	33,809,166
Balance, December 31, 2019	1,500,000	58,969,446

(a)	On March 11, 2019, pursuant to certain agreements in connection with the acquisition of equity interests in Terra Capital Holdings, LLC, Spartan Partners Holdings, LLC issued 900,000 Exchangeable Units at a fair value of $25,160,280 and 900,000 Super-Voting Shares at $0.0001 per share to a director in the Company in exchange for a call option to purchase membership interests in AEY Capital LLC and 3 State Park, LLC. The call option was considered to have nominal value as the Company already controlled these entities through other agreements. The Exchangeable Units are exchangeable for 45,000,000 Subordinate Voting Shares or 900,000 Proportionate Voting Shares of the Company.

(b)	On August 23, 2019, pursuant to certain agreements in connection with the merger with Mayde US LLC, Spartan Partners Holdings, LLC issued 600,000 Exchangeable Units at a fair value of $33,809,166 to Mayde, Inc. and 600,000 Super-Voting Shares at $0.0001 per share to a director of the Company in exchange for options to acquire two properties. The options had exercise prices equivalent to the properties fair values, therefore, the option had nominal value. The Exchangeable Units are exchangeable for 30,000,000 Subordinate Voting Shares or 600,000 Proportionate Voting Shares of the Company.

21.       SHARE CAPITAL (CONTINUED)

Stock option plan

The Company has adopted an incentive stock option plan, which provides that the Board of Directors of the Company may from time to time, in its discretion, grant to directors, officers, employees, and consultants of the Company non-transferable options to purchase common shares, provided that the number of common shares reserved for issuance under the Stock Option Plan shall not exceed fifteen percent (15%) of the issued and outstanding common shares. The options are exercisable for the period of up to ten (10) years.

The Board of Directors determines the price per common share and the number of common shares that may be allocated to each director, officer, employee, and consultant and all other terms and conditions of the option. The following is option activity for the years ended December 31, 2019 and 2018:

	December 31, 2019		December 31, 2018
	Number of options	Weighted-average exercise price	Number of options	Weighted-average exercise price
	#	CAD$	#	CAD$
Balance, beginning of year	3,650,000	0.10	-	-
Granted	9,588,440	1.19	3,650,000	0.10
Balance, end of year	13,238,440	0.89	3,650,000	0.10

113

Wolverine Partners Corp.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2019 and 2018

(In United States Dollars, unless stated otherwise)

a)	On April 10, 2018, the Company granted 3,650,000 options to officers, directors, and advisors and contractors of the Company. The stock options have an exercise price of CAD$0.10 and an expiry date of five years from the date of grant. The stock options vest 1/3 twelve months from grant date, 1/3 twenty-four months from grant date and, 1/3 thirty-six months following the grant date.

b)	On February 1, 2019, the Company amended the 3,650,000 options granted on April 10, 2018, to be vested on the same vesting schedule as the options granted on February 1, 2019. All other terms remain the same.

c)	On February 1, 2019, the Company granted 4,000,000 options to directors and consultants of the Company. The stock options have an exercise price of CAD$0.75 and an expiry date of five years from the date of grant. 1/3 of the stock options shall vest on the earlier of twelve months following the grant date or occurrence of a Liquidity Date (as defined in the Stock Option Agreement), 1/3 shall vest on the earlier of twenty-four months from grant date or the occurrence of a Liquidity Date and 1/3 thirty-six months following the grant date or the occurrence of a Liquidity Date.

d)	On June 3, 2019, the Company granted 500,000 options to an officer. The stock options have an exercise price of CAD$1.50 and an expiry date of five years from the date of grant. 1/3 of the stock options shall vest on the earlier of twelve months following the grant date, 1/3 shall vest on the earlier of twenty-four months from grant date and, 1/3 shall vest thirty-six months following the grant date.

e)	On October 2, 2019, the Company granted 5,000,000 stock options to directors and employees. The stock options have an exercise price of CAD$1.50 and an expiry date of five years from the date of grant. 1/3 of the stock options shall vest on the earlier of twelve months following the grant date, 1/3 shall vest on the earlier of twenty-four months from grant date and, 1/3 shall vest thirty-six months following the grant date.

f)	On November 7, 2019, pursuant to the acquisition of Rivers Innovations Inc., the Company granted stock options to an officer and employee of the Company. The options are exercisable at $1.14 (CAD $1.48) until August 28, 2024. 1/3 of the stock options shall vest on August 28, 2020, 1/3 shall vest on August 28, 2021, and 1/3 shall vest on August 28, 2022. Estimated stock price at grant date was $1.14 (CAD $1.48).

21.       SHARE CAPITAL (CONTINUED)

Stock option plan (continued)

The fair value of the stock options was estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions:

	December 31, 2019	December 31, 2018
Expected dividend yield	0%	0%
Expected volatility	72% - 87%	30%
Risk-free interest rate	1.17% - 1.86%	1.80%
Expected life	5	3 - 4 years

The fair value of stock options granted is amortized over the vesting period of which $1,514,936 (2018 - $30,688) was exercisable in Canadian dollars has been expensed and recorded as reserved for share-base payments during the twelve months period ended December 31, 2019.

114

Wolverine Partners Corp.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2019 and 2018

(In United States Dollars, unless stated otherwise)

The following summarizes the stock options outstanding at December 31, 2019:

Options Granted		Options Exercisable	Exercise Price	Weighted-Average Remaining Contractual Life of Outstanding Options
#		#	$	Years

3,650,000		1,216,666	0.08 (C$0.10)	3.28
4,000,000		-	0.58 (C$0.75)	4.09
500,000		-	1.15 (C$1.50)	4.43
5,000,000		-	1.15 (C$1.50)	4.76
88,440	*	-	1.14 (C$1.48)	4.76
13,238,440		1,216,666	0.89	4.14

22.       RELATED PARTY TRANSACTIONS

The Company's key management personnel have authority and responsibility for overseeing, planning, directing and controlling the activities of the Company. Key management personnel include members of the Board of Directors, Chief Executive Officer/President and Chief Financial Officer. Compensation of key management personnel may include short-term and long-term benefits. Short-term benefits include salaries and bonuses. Share-based compensation include warrants and stock options vested during the year.

Compensation provided to key management is as follows:

	December 31, 2019	December 31, 2018
	$	$
Salaries and benefits	92,493	-
Share-based payments	1,975,202	30,688
	2,067,695	30,688

22.       RELATED PARTY TRANSACTIONS (CONTINUED)

A summary of other related party transaction during the year is as follows:

1. The Company has transacted with an entity that is wholly-owned by a Director of the Company. The entity was in the business of acquiring real estate and later relinquished claim of the real estate to the Company. Transactions with the entity in 2019 totaled $1,350,000 (2018- nil).

c)	On June 12, 2019, the Entity acquired a Hanna Avenue property for $500,000 by exercising the option and later on November 16, 2019, granted warranty deed to the Company for same $500,000.

d)	On June 19, 2019, the Entity acquired Sherwood locations for $850,000 by exercising the option and later in November 2019, granted warranty deed to the Company for same $850,000.

2. The Company, through one of its wholly-owned Michigan subsidiaries, acquired various real estate and leases from a company, which is wholly-owned by a Director of the Company. Transactions with the related party in 2019 totaled $10,150,000 (2018- nil).

a)	On July 26, 2019, the Company acquired a package of 7 real estate sites from the related company with a total price of $7,350,000. The price included all land, building, and all leasehold improvements. Initially, the Company loaned the related company $6,100,000 through a promissory note dated May 21, 2019 to acquire these properties on the Company’s behalf. This note has been cancelled as the property acquisition has been completed. The Company paid the remaining balance of $1,250,000 to the related company.

b)	On March 1, 2019, the Company, through one of its wholly-owned Michigan subsidiaries, entered into an assignment and assumption of various lease agreements for two of the cultivation and processing centers in Warren, MI. The total lease assignment and assumption payment transacted between the Company and the related party was for $2,800,000. As of December 31, 2019, $1,450,000 was outstanding.

3. 1,500,000 Exchangeable Units valued at $58,969,446 were issued by Spartan Partners Holding, LLC to two directors of the company, refer note 21.

4. Purchase of the Brand name (note 14) and convertible debentures issued to a company whose shareholder is a director of the Company.

5. Acquisition of Rivers Innovation (note 5) whose key management personnel is a director of the Company.

23.       NON-CONTROLLING INTEREST

Non-controlling interest (“NCI”) represents equity interests owned by parties that are not shareholders of the ultimate parent. Non-controlling interest is to be initially measured either at fair value or at the noncontrolling interest’s proportionate share of the recognized amounts of the acquiree’s identifiable net assets. The choice of measurement is made on a transaction-by-transaction basis. The share of net assets attributable to non-controlling interests is presented as a component of equity. Their share of net income or loss is recognized directly in equity. Changes in the parent company’s ownership interest that do not result in a loss of control are accounted for as equity transactions.

115

Wolverine Partners Corp.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2019 and 2018

(In United States Dollars, unless stated otherwise)

23.       NON-CONTROLLING INTEREST (CONTINUED)

As of and for the year ended December 31, 2019, non-controlling interest included the following amounts before intercompany eliminations:

	Spartan Services LLC	Spartan Licensing LLC	Spartan Properties LLC	Spartan Holdings LLC	AEY Capital LLC	Thrive Enterprises	3 State Park LLC	Buena Vista Real Estate	Total
Total Assets	14,192,882	1,553,532	26,291,803		2,244,924	1,288,427	-	-	45,571,568
Total Liabilities	(16,068,392)	(2,548,405)	(26,437,629)		(7,732,989)	(3,296,697)	(32,902)	(261,973)	(56,378,987)
Net Assets	(1,875,510)	(994,873)	(145,826)	-	(5,488,065)	(2,008,270)	(32,902)	(261,973)	(10,807,419)
Net Assets attributable to NCI	(915,249)	(485,498)	(71,163)	-	(5,488,065)	(2,008,270)	(32,902)	(261,973)	(9,263,120)

Revenue	742,497	15,000	280,122		822,436	1,452,060	(1,483)	(11,807)	3,298,825
Net loss	(1,875,510)	(994,873)	(145,826)	(58,969,446)	(5,488,065)	(2,008,270)	(32,902)	(261,973)	(69,776,865)
Net loss attributable to NCI	(915,249)	(485,498)	(71,163)	(12,290,255)	(5,488,065)	(2,008,270)	(32,902)	(261,973)	(21,553,375)

NCI percentage at December 31, 2019	48.8%	48.8%	48.8%	48.8%	100%	100%	100%	100%

24.       INCOME TAXES

A reconciliation of combined Canadian federal and provincial statutory rates of 26.5% (2018 – 26.5%) to the effective tax rate is as follows:

	December 31, 2019	December 31, 2018
	$	$
Net loss before tax for the year	(75,177,993)	(232,303)
Expected income tax (recovery) expense	(19,922,168)	(61,560)
Expenses not deductible under IRC 280E	2,491,350	8,132
Share exchange	15,626,900	-
Stock Based Compensation and other	489,270	-
Change in tax benefits not recognized	1,168,898	53,428
Recovery	(145,750)	-

The Company’s income tax (recovery) is allocated as follows:

	December 31, 2019	December 31, 2018
	$	$
Current tax (recovery) expense	-	-
Deferred tax (recovery) expense	(145,750)	-
Total Income tax (recovery)	(145,750)	-

24.       INCOME TAXES (CONTINUED)

As the Company operates in the legal cannabis industry, the Company is subject to the limits of IRC Section 280E for under which the Company is only allowed to deduct expenses directly related to the cost of producing the products or cost of production. This results in permanent differences between ordinary and necessary business expenses deemed unallowable under IRC Section 280E.

The following table summarize the components of deferred tax:

	December 31, 2019	December 31, 2018
	$	$
Deferred Tax Asset
Capital lease obligation	954,660	-
Operating tax losses carried forward	250,260	-
Total Deferred tax asset	1,204,920	-
Deferred Tax Liability
Biological assets	(16,430)	-
Investments	(768,500)	-
Right of use asset	(1,188,490)	-
Total Deferred tax liability	(1,973,420)
Net Deferred tax liability	(768,500)	-

Deferred tax assets and liabilities have been offset where they relate to income taxes levied by the same taxation authority and the Company has the legal right and intent to offset.

Movement in net deferred tax liabilities:

	December 31, 2019	December 31, 2018
	$	$
Opening Balance	-	-
Recognized in net loss	145,750	-
Additions to Deferred tax liability	(914,250)	-
Net Deferred tax liability	(768,500)	-

As a result of the acquisition of the shares of Innovations on November 7, 2019 the Company now accounts for income taxes in accordance with IAS 12 - Income Taxes, under which deferred tax assets and liabilities are recognized based upon anticipated future tax consequences attributable to differences between financial statement carrying values of assets and liabilities and the respective tax bases. As a result of the transaction, the Company recorded a deferred tax liability of $914,250 and is included in net assets acquired from acquisition of Rivers Innovations (note 5).

Unrecognized deferred tax assets

Deferred taxes are provided as a result of temporary differences that arise due to the differences between the income tax values and the carrying amount of assets and liabilities. Deferred tax assets have not been recognized in respect of the following deductible temporary differences:

	December 31, 2019	December 31, 2018
	$	$
Intangible assets	38,500	-
Marketable securities	61,020	-
Operating tax losses carried forward – Canada	2,145,210	201,615
Operating tax losses carried forward – US	2,353,900	-
Total	4,598,630	201,615

116

Wolverine Partners Corp.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2019 and 2018

(In United States Dollars, unless stated otherwise)

24.       INCOME TAXES (CONTINUED)

The Canadian operating tax losses carry forwards expire as noted in the table below. The U.S. operating tax losses may be carried forward indefinitely. The remaining deductible temporary differences may be carried forward indefinitely. Deferred tax assets have not been recognized in respect of these items because it is not probable that future taxable profit will be available against which the group can utilize the benefits therefrom.

The Company's Canadian operating tax losses expire as follows:

$
2038	201,620
2039	1,943,590
Total	2,145,210

25.       COMMITMENTS AND CONTINGENCIES

Legal proceedings

In the normal course of business, the Company may become involved in legal disputes regarding various litigation matters. In the opinion of management, any potential liabilities resulting from such claims would not have a material effect on the financial statements.

Contractual Construction Agreements

The Company has entered into construction contracts with two contractors for three locations under construction as of December 31, 2019. The original sum of all contracts was $5,911,418 and as of December 31, 2019, the sum owing totaled $5,737,571.

Government regulations

Cannabis is categorized as a Schedule-1 controlled substance by the Drug Enforcement Agency. A Schedule-1 controlled substance is defined as a substance that has no currently accepted medical use in the United States, a lack of safety for use under medical supervision, and a high potential for abuse. Although Federal law still categorizes cannabis as a Schedule-1 controlled substance and it is illegal to grow, possess and consume under Federal law and the United States Department of Justice, over thirty-three states and the District of Columbia have passed state laws that permit doctors to recommend prescribing cannabis for medical use, and over ten states and the District of Columbia have enacted laws that legalize the adult-use and recreational use of cannabis. Since federal law criminalizing the use of cannabis preempts state laws that legalize its use, strict enforcement of federal law regarding cannabis would likely result in the Company’s inability to proceed with our business plans. In addition, the Company’s assets, including real property, cash, equipment and other goods, could be subject to asset forfeiture because cannabis is still federally illegal.

26.       SEGMENT INFORMATION

For the year ended December 31, 2019, the Company operates in one segment, which is the production and sale of medical cannabis in Michigan, United States. All property, plant, and equipment are located in Michigan, United States. All revenue was generated in Michigan, United States.

27.       FINANCIAL INSTRUMENTS AND RISK MANAGEMENT

The Company, as part of its operations, carries financial instruments consisting of cash, accounts receivable, term deposits, interest receivable, loans receivable, promissory note, marketable securities, investments, accounts payable and accrued liabilities, and property purchase payable It is management's opinion that the Company is not exposed to significant credit, interest, or currency risks arising from these financial instruments except as otherwise disclosed.

117

Wolverine Partners Corp.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2019 and 2018

(In United States Dollars, unless stated otherwise)

Fair value

Fair value represents the price at which a financial instrument could be exchanged in an orderly market, in an arm's length transaction between knowledgeable and willing parties who are under no compulsion to act.

The Company classifies the fair value of the financial instruments according to the following hierarchy based on the number of observable inputs used to value the instrument as follows:

Level 1: Fair value measurements are those derived from quoted prices (unadjusted) in the active market for identical assets or liabilities.

Level 2: Fair value measurements are those derived from inputs other than quoted prices that are observable for the asset or liability, either directly (i.e., as prices) or indirectly (derived from prices).

Level 3: Fair value measurements are those derived from valuation techniques that include inputs for the asset or liability that are not based on observable market data.

The fair value of cash is determined on level 1 inputs. The fair value of marketable securities is determined on level 1 and the fair value of investments in private companies is determined on level 3. The carrying amount of accounts receivable, promissory note, prepaids, loans receivable, interest receivable, convertible debentures, accounts payable and accrued, lease assignment payable and property purchase payable approximates its fair value due to the short-term maturities of these items.

Financial instruments risk

The Company is exposed to varying degrees of financial instrument related risks. The Company mitigates these risks by assessing, monitoring, and approving the Company’s risk management processes. A summary of the Company’s risk exposures as it relates to financial instruments are as follows:

Interest rate risk

Interest rate risk relates to changes in interest rates which will affect the Company’s income, or the value of the financial instruments held.  As at December 31, 2019 the Company had financial instruments totaling $19,671,870 consisting of which $9,705,991 (2018 - $5,841,354) was in cash and cash equivalents, term deposits $6,500,000 (2018 - $Nil), convertible debentures of $363,962 (2018 - $Nil), promissory note of $504,113 (2018 - $Nil) and property purchase payable $2,597,804 (2018 - $Nil) with fixed interest rates and as such the Company is not exposed to significant interest rate risk.

Liquidity risk

Liquidity risk is the risk that the Company will encounter difficulty in meeting obligations associated with financial liabilities as they come due. The Company manages its liquidity risk by continuously monitoring forecasted and actual cash flows, as well as anticipated investing and financing activities. The Company typically settles its financial obligations in cash. The ability to settle obligations in cash dependent on the Company raising financing in a timely manner and by maintaining sufficient cash in excess of anticipated needs.

118

Wolverine Partners Corp.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2019 and 2018

(In United States Dollars, unless stated otherwise)

27.       FINANCIAL INSTRUMENTS AND RISK MANAGEMENT (CONTINUED)

Maturity analysis of liabilities all of which are due in next twelve months can be summarized as follows:

	December 31, 2019	December 31, 2018
Accounts payable and accrued liabilities payables	$4,152,165	$44,465
Lease assignment payable	1,450,000	-
Lease liability	178,135	-
Property purchase payable	192,070	-
	5,972,370	44,465

Credit risk

Credit risk is the risk of a potential loss to the Company if a customer or a counterparty to a financial instrument fails to meet its contractual obligations.  Credit risk from customers is minimal as most sales are cash sales from the retail stores. The Company is exposed to credit risk from cash and cash equivalent, of $9,705,991 (2018 - $5,841,354), term deposits of $6,500,000 (2018 - $Nil), accounts receivable of $35,177 (2018 - $Nil), accounts receivable of $Nil (2018 - $1,971,177), investments of $12,329,330 (2018 - $Nil), convertible debentures of $363,962 (2018 - $Nil) and promissory note of $504,113 (2018 - $Nil). The risk exposure is limited to their carrying amounts at the consolidated statement of financial position date.  The risk for cash is mitigated by holding these instruments with highly rated financial institutions.

28.       Capital Management

The Company’s objective is to maintain sufficient capital base to maintain investor, creditor and customer confidence, to sustain future development of the business and to provide the ability to continue as a going concern. Management defines capital as the Company’s shareholders’ equity. The Board of Directors does not establish quantitative return on capital criteria for management; but rather promotes year over year sustainable growth. The Company currently has not paid any dividends to its shareholders.

As at December 31, 2019 total managed capital was comprised of shareholders’ equity of $54,042,893 (2018 - $9,325,722). There were no changes in the Company’s approach to capital management during the period December 31,2019 and 2018.

As of December 31, 2019, the Company is not subject to externally imposed capital requirements.

29.       Subsequent Events

During Q1 of 2020, the Company updated its construction plans which lowered its contractual construction commitments from $5,737,571 to $4,037,571.

Subsequent to year-end, the outbreak of the novel strain of the coronavirus, specifically identified as ‘COVID-19’, has resulted in governments worldwide enacting emergency measures to combat the spread of the virus. These measures, which include the implementation of travel bans, self-imposed quarantine period and social distancing, have caused material disruption to businesses globally resulting in an economic slowdown. As of the date of issuance of the financial statements, it is not possible to reliably estimate the length and severity of these developments and its impact on the financial results and financial condition of the Company.

Subsequent to year end, the Company granted 1,000,000 subordinate voting shares to an employee of the Company.

119

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Toronto, Ontario, Canada, on July 2, 2020.

Gage Growth Corp.

July 2, 2020	By:	/s/ Fabian Monaco
Fabian Monaco, President and Director

Pursuant to the requirements of the Securities Act of 1933, this Offering Circular has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Fabian Monaco	President and Director	August 11, 2020
Fabian Monaco

/s/ Bruce Linton	Executive Chairman and Director	August 11, 2020
Bruce Linton

/s/ David Watza	Chief Financial Officer	August 11, 2020
David Watza

/s/ Michael Hermiz	Director	August 11, 2020
Michael Hermiz

/s/ Rami Reda	Director	August 11, 2020

Rami Reda

120

ACKNOWLEDGEMENT ADOPTING TYPED SIGNATURES

The undersigned hereby authenticate, acknowledge and otherwise adopt the typed signatures above and as otherwise appear in this filing and Offering.

Signature	Title	Date

/s/ Fabian Monaco	President and Director	August 11, 2020
Fabian Monaco

/s/ Bruce Linton	Executive Chairman and Director	August 11, 2020
Bruce Linton

/s/ David Watza	Chief Financial Officer	August 11, 2020
David Watza

/s/ Michael Hermiz	Director	August 11, 2020
Michael Hermiz

/s/ Rami Reda	Director	August 11, 2020
Rami Reda

121

PART III: EXHIBITS

Index to Exhibits

Description	Item	Exhibit
Organizational Chart	n/a	A
Broker Dealer Services Agreement *	Item 17.1	1A-1
Articles of Incorporation (including amendments)	Item 17.2	1A-2A
Bylaws	Item 17.2	1A-2B
Instruments Defining the Rights of Shareholders*	Item 17.3	1A-3
Subscription Agreement	Item 17.4	1A-4
Material Contracts	Item 17.6	1A-6 through 1A-6HH
Radicle Asset Purchase Agreement	Item 17.6	1A – 6A
Wolverine Rivers Purchase Agreement	Item 17.6	1A – 6B
Cookies Licensing and Packaging Agreement	Item 17.6	1A – 6C
Lemmonade Agreement	Item 17.6	1A – 6D
Cookies Retail License Agreement	Item 17.6	1A – 6E
Cookies Support Services Agreement	Item 17.6	1A – 6F
AEY Holdings Services Agreement	Item 17.6	1A – 6G
AEY Holdings Equipment Agreement	Item 17.6	1A – 6H
AEY Holdings License Agreement	Item 17.6	1A – 6I
AEY Holdings Membership Interest Transfer Restriction Agreement	Item 17.6	1A – 6J
AEY Thrive Services Agreement	Item 17.6	1A – 6K
AEY Thrive Equipment Agreement	Item 17.6	1A – 6L
AEY Thrive License Agreement	Item 17.6	1A – 6M
AEY Thrive Membership Interest Transfer Restriction Agreement	Item 17.6	1A – 6N
AEY Thrive Credit & Security Agreement	Item 17.6	1A – 6O
AEY Thrive Convertible Promissory Note	Item 17.6	1A – 6P
AEY Capital Services Agreement	Item 17.6	1A – 6Q
AEY Capital Equipment Agreement	Item 17.6	1A – 6R
AEY Capital License Agreement	Item 17.6	1A – 6S
AEY Thrive Membership Interest Transfer Restriction Agreement	Item 17.6	1A – 6T
AEY Capital Credit & Services Agreement	Item 17.6	1A – 6U

122

AEY Capital Convertible Promissory Note	Item 17.6	1A – 6V
3 State Park Services Agreement	Item 17.6	1A – 6W
3 State Park Equipment Agreement	Item 17.6	1A – 6X
3 State Park License Agreement	Item 17.6	1A – 6Y
3 State Park Membership Interest Transfer Restriction Agreement	Item 17.6	1A – 6Z
Buena Vista Services Agreement	Item 17.6	1A – 6AA
Buena Vista Equipment Agreement	Item 17.6	1A – 6BB
Buena Vista License Agreement	Item 17.6	1A – 6CC
Buena Vista Membership Interest Transfer Restriction Agreement	Item 17.6	1A – 6DD
Cookies Retail License Agreement	Item 17.6	1A – 6EE
Mayde Spartan Merger Agreement	Item 17.6	1A – 6FF
SLANG Consulting Agreement	Item 17.6	1A – 6GG
National Consulting Group Distribution Agreement	Item 17.6	1A – 6HH
Consent of Independent Auditor *	Item 17.11	1A-11
Legal Opinion	Item 17.12	1A-12A
Officer’s Certificate	Item 17.12	1A-12B
Appointment of Agent for Service of Process	Item 17.14	1A-14

123